SITE OCCUPANT LEASE AGREEMENT NO.:  C20756

between

SPACE FLORIDA AND STARFIGHTERS AEROSPACE, INC.

for

AREA BESIDE THE AIRCRAFT GROUND EQUIPMENT SHED (J6-2362)

and a portion of the

RLV HANGAR-FLIGHT VEHICLE FACILITY (J6-2466)

at the

SHUTTLE LANDING FACILITY

THIS SITE OCCUPANT LEASE AGREEMENT (this "Lease"), is entered into as of June 1, 2022 (the "Effective Date"), between SPACE FLORIDA, an independent special district, a body politic and corporate, and a subdivision of the State of Florida ("Landlord"), whose address is 505 Odyssey Way, Suite 300, Exploration Park, FL 32953, and STARFIGHTERS AEROSPACE, INC. a Florida corporation ("Tenant"), with the principal address at 1608 N. Jasmine Avenue, Tarpon Springs, FL 34689.

Whereas, Landlord has entered into Property Agreement KCA-4412 (the "Property Agreement") with the National Aeronautics and Space Administration John F. Kennedy Space Center ("NASA") for the transfer of the management, development, and operations of the Shuttle Landing Facility (the "SLF") from NASA to Landlord.

Whereas, the Property Agreement provides that Landlord shall have the right to possess, occupy, develop, re-develop, or otherwise improve, for its own use, or to permit others to use, both the land and existing improvements at the SLF, and that Landlord has the right to construct, or allow others to construct, such structures and facilities as may be required to support the activities authorized by Property Agreement, including but not limited to those commercial space activities identified in the Property Agreement.

Whereas, the purpose of the Property Agreement, is in part, to encourage private sector and state and local government investment and participation in the development and improvement of space transportation infrastructure.

Whereas, Tenant is an "SLF Site Occupant" as defined in the Property Agreement.

Whereas, NASA is required to grant to Landlord's "Related Entities" and "SLF Site Occupants" access to the SLF for the intended purpose of the Property Agreement.

Whereas, after Landlord entered into the Property Agreement, Tenant began using and occupying certain areas of the SLF, including 5,000 sq. ft. of the Convoy Vehicle Enclosure (K6-0015) and 2,500 sq. of area beside the Aircraft Ground Equipment Shed (J6-2362).

Whereas, Landlord has also entered into a Real Property Use Permit Agreement Number KCA-1487 (the "Use Permit") with NASA for the design, construction, and activation of a flight vehicle facility, (which is now the RLV Hangar -- Flight Vehicle Facility (J6-2466)).

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Whereas, Landlord and Tenant previously entered into Lease Agreement 09-061 under which Tenant leased a portion of the RLV Hangar -- Flight Vehicle Facility (J6-2466) from Landlord.

Whereas, Lease Agreement 09-061 expired on March 31, 2014, and Tenant wants to continue leasing a portion of the RLV Hangar and a portion of area beside the Aircraft Ground Equipment Shed.

Whereas, Tenant desires to perform Licensed Commercial Space Flight Activities at the SLF, such activities will be subject to and covered under a separate Agreement to be executed between the parties.

Whereas, Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, the identified portions of the premises under the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1. Site Occupant Lease Agreement. During the Term of this Agreement, Landlord hereby grants Tenant use of the following: 2,500 sq. ft. of area beside the Aircraft Ground Equipment Shed (J6-2362); and 10,000 sq. ft. of the RLV Hangar Flight Vehicle Facility (J6-2466), hereinafter referred to as ("the Tenant Premises"), as depicted in Attachment A.

2. Governing Agreements. Unless otherwise agreed to in this Agreement, all terms and conditions of Tenants use and occupancy of the Tenant Premises shall conform to the terms outlined in the Property Agreement INCA-4412 between Landlord and NASA, as may be amended from time-to time, for the portions of the area beside the Aircraft Ground Equipment Shed (16-2362), a copy of which is attached hereto as Attachment B and the Real Property Use Permit Agreement KCA-1487 between Landlord and NASA, for the portion of the RLV Hangar (J6-2466), a copy of which is attached hereto as Attachment C, (hereinafter referred to as "Governing Agreements").

3. Conditions Precedent. This Agreement is conditioned upon Landlord obtaining written consent to this Agreement by NASA as specified in the Governing Agreements.

4. Lease, Permitted Use, Priority Use.

(a) Subject to and upon the terms herein set forth, Landlord leases to Tenant, and Tenant leases from Landlord, the Real Property, including the buildings and improvements identified as the Tenant Premises in Paragraph 1 of this Agreement.

(b) The Tenant is authorized to use the Tenant Premises for the purposes of Federal Aviation Administration (FAA) authorized activities pertaining to Research & Development activities, authorized Department of Defense Operations, F-104 pilot training, aircraft storage, related aircraft maintenance, and non-commercial self-fueling activities (hereinafter referred to as the "Permitted Use"). Tenant agrees that all activity beyond the Permitted Use and terms and conditions herein set forth will be requested in writing with a sixty (60) day advanced notice.

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Such activity shall be reviewed and approved or denied by NASA and Landlord on a case-by-case basis.

(c) Tenant acknowledges that this Lease is subject and subordinate to the terms and conditions of the Governing Agreements.

(d) Notwithstanding anything to the contrary herein, this Lease shall not be effective and binding upon Landlord until Landlord has completed the due diligence required by the Property Agreement and has advised NASA of the summary results of such due diligence. Tenant agrees to provide such information as NASA and/or Landlord may reasonably request and deem necessary to complete such due diligence.

(e) Tenant shall comply with all requirements and restrictions of the Governing Agreements applicable to the Tenant Premises at no cost to the Landlord. In the event of conflict between the provisions of the Governing Agreements and this Lease Agreement, the following priority is established: (1) the Use Permit KCA-1487 (with respect to the RLV Hangar only), (2) the Property Agreement KCA-4412, (3) this Lease, and (4) specific written direction from the Landlord.

(f) The NASA KSC Center Director, in his sole discretion, has the authority to direct Landlord to cease all activities at the Tenant Premises and SLF that are reasonably believed to be incompatible with safety, security, environmental protection, resource protection, or other Government interests. Tenant shall have no claim against Landlord, the Government, or any officer, agent employee or related entity of the Government on account of such actions.

(g) Tenant accepts the Tenant Premises "as is". Tenant has inspected the Tenant Premises and has found them suitable for Tenant's Permitted Use. Tenant acknowledges that no express or implied warranty has been made by NASA or Landlord as to the condition of the Tenant Premises or the suitability for the Permitted Use.

(h) The Tenant Premises shall be used in a manner consistent with the Permitted Use and for no other use or purpose whatsoever. Any use of the Tenant Premises other than for the Permitted Use will be a Tenant event of default that entitles Landlord to all remedies available under this Lease, including, without limitation, terminating this Lease following providing Tenant with written notice of such default and a reasonable opportunity to cure, which (except with respect to an emergency potential of injury or death) shall be thirty (30) days. No changes to the Permitted Use are valid unless and until prior written approval is received from NASA and Landlord. Tenant shall not use or permit any use of the Tenant Premises for any purpose that is illegal, inconsistent with the Permitted Use, or prohibited by the Governing Agreements.

(i) Landlord is required to provide priority use and scheduling for major NASA and U.S. Department of Defense operations that require access to and use of the SLF. Tenant acknowledges that NASA may invoke its right to priority use at any time during the Term of this Lease. In the event a scheduling conflict arise between two commercial users, Landlord, in its sole discretion, shall determine the priority as between the two users. This Lease does not obligate Landlord to seek alternative property or services under the jurisdiction of Landlord at other locations.

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(j) Tenant may request the use of other Landlord facilities, upon agreement between the Parties, this Agreement may be amended to incorporate those facilities.

(k) Landlord shall have the right at any time under any circumstance to limit or deny access to leased facilities in the interest of national security or safety for an unspecified period of time. Landlord will make every effort to reduce the impact to commercial and tenant operations.

(l) Landlord shall have the right at any time under any circumstance to limit or deny photography and videography within the property boundary of the Cape Canaveral Spaceport Launch and Landing Facility, which approval shall not be unreasonably withheld. Tenant may photograph and video its own property within its own facilities as long as such activity does not include other tenants leased areas and property.

(m) Landlord reserves the right to approve or deny all special events involving the public or coordinated by Tenant, which approval shall not be unreasonably withheld. Tenant shall provide no less than thirty (30) days' notice and event plan to Landlord prior to event coordination.

5. Term. The Term of this Lease (the "Term") shall be for one year commencing on the Effective Date. This Lease shall terminate on (i) midnight of the day before the 1st anniversary of the Effective Date, or (ii) the termination or expiration of the Property Agreement (the "Termination Date"). With at least ninety (90) calendar days' notice to Landlord prior to the then current Termination Date, Tenant may request that this Lease be renewed for up to four (4) one-year periods, each period a "Renewal Term". Each Renewal Term is subject to the negotiation of new lease rates, terms and conditions. The use of the word "Term" throughout this Lease includes, if extended, each "Renewal Term".

6. Rent, Security Deposit, Fees and Costs.

(a) Continuing Use Fee.

i. The Tenant previously entered into Lease Agreement #09-061 with Landlord, which expired on March 31, 2014 and has continued to occupy the RLV Hangar as a holdover tenant. Tenant began occupancy of the RLV Hangar Flight Vehicle Facility (J6-2466) on June 3, 2008 (hereinafter referred to as the "Occupancy Date"), under which the Tenant occupied up to 16,300 sq. ft. of J6-2466. After Landlord entered into the Property Agreement, Tenant began using and occupying certain areas of the SLF, including 5,000 sq. ft. of the Convoy Vehicle Enclosure (K6-0015) and 2,500 sq. of area beside the Aircraft Ground Equipment Shed (J6-2362). The Tenant paid a total of $0.00 in conjunction with Lease Agreement #09-061, all previous related fees and charges have been waived by Landlord.

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ii. Landlord and Tenant have agreed that no rent shall be due from the Occupancy Date through August 31, 2022. Tenant and Landlord agree to pro-rate annual Rent for the first-year term from September 1, 2022 through May 31, 2023.

(b) Rent. Tenant shall pay the following:

1. RLV Hangar Flight Vehicle Facility (J6-2466):  the RLV Hangar consists of 50,000 square feet. Tenant shall have access to 10,000 sq. ft. of the RLV Hangar in conjunction with the Tenants Permitted Use. Tenant shall pay Ten Dollars ($10.00) per sq. ft. for 10,000 sq. of the RLV Hangar per year for a total annual rate of One Hundred Thousand Dollars ($100,000.00), which shall be paid monthly in the amount of Eight Thousand Three Hundred Thirty-Three Dollars and Thirty-Three Cents ($8,333.33), plus applicable sales tax or other taxes.

i. RLV Hangar Common Area Maintenance (CAM) Fee. Tenant shall pay Five Dollars ($5.00) per sq. ft. per year for 10,000 sq. ft. of the RLV Hangar for a total annual rate of Fifty Thousand Dollars ($50,000.00), which shall be paid monthly in the amount of Four Thousand One Hundred Sixty-Six Dollars and Sixty-Seven Cents ($4,166.67).

ii. Tenant understands and agrees that the Tenant Premises portion of the RLV Hangar is only a portion of the RLV Hangar and that multiple users may occupy other areas of the RLV Hangar. Access doors and restrooms shall be considered common space areas and shall be available for use by all tenants of the RLV Hangar.

2. Convoy Vehicle Enclosure (K6-0015) consists of 20,000 square feet. Tenant shall have access to 2,000 sq. ft., of the Convoy Vehicle
Enclosure in conjunction with the Tenants Permitted Use. Tenant shall pay Six Dollars ($6.00) per sq. ft., for 2,000 sq. ft. of the Convoy Vehicle Enclosure per year for a total annual rate of Twelve Thousand Dollars ($12,000.00), which shall be paid monthly in the amount of One Thousand Dollars ($1,000.00), plus applicable sales tax or other taxes.

i. Convoy Vehicle Enclosure Common Area Maintenance (CAM) Fee. Tenant shall pay One Dollar and Fifty Cents ($1.50) per sq. ft. per year for 2,000 sq. ft. of the Convoy Vehicle Enclosure for a total annual rate of Three Thousand Dollars ($3,000.00), which shall he paid monthly in the amount of Two Hundred Fifty Dollars ($250.00).

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3. Aircraft Ground Equipment Shed (16-2362) Area consists of 25,000 square feet. Tenant shall have access to 2,500 sq. ft. of area beside the Aircraft Ground Equipment Shed in conjunction with the Tenants Permitted Use associated with non-commercial self-fueling activities. The Tenant has located an above ground Jet A fuel storage tank on the Tenant Premises. Tenant shall pay One Dollars ($1.00) per sq. ft., for 2,500 sq. ft., for the area beside the Aircraft Ground Equipment Shed per year for a total annual rate of Two Thousand Five Hundred Dollars ($2,500.00), which shall be paid monthly in the amount of Two Hundred Eight Dollars and Thirty-Three Cents ($208.33), plus applicable sales tax or other taxes.

i. There shall be no Common Area Maintenance (CAM) Fee for the area beside the Aircraft Ground Equipment Shed.

ii. Tenant understands and agrees that the Tenant Premises portion of the Aircraft Ground Equipment Shed is only a portion of the area beside the Aircraft Ground Equipment Shed and that multiple users may occupy other areas of the Aircraft Ground Equipment Shed.

4. The total annual fee for the above-described Tenant Premises is One Hundred Sixty-Seven Thousand Five Hundred Dollars ($167,500.00) for a total monthly billing rate of Thirteen Thousand Nine Hundred Fifty-Eight Dollars and Thirty-Three Cents ($13,958.33). If Tenant elects to renew this Lease in accordance with Section 5, the Rent for the Renewal Term shall be adjusted 3% upward beginning on the one-year anniversary of the Effective Date of this Lease, and on the same date on an annual basis thereafter.

(c) Security Deposit. On or before September 1, 2022, Tenant shall deposit with Landlord and will keep on deposit at all times during the Term a Security Deposit as security for the payment and performance of Tenant's obligations under this Lease. The Security Deposit will always equal at least one month's Rent. The Security Deposit shall not bear interest. If; at any time, Tenant fails to perform any of its obligations under this Lease, then Landlord may, at its option, apply the Security Deposit, or any portion thereof required in payment of Rent, fees and costs, or Taxes, reimbursement of any expense incurred by Landlord, and in payment of any damages incurred by Landlord by reason of such failure; provided, however, if prior to the expiration or termination of this Lease, Landlord depletes the Security Deposit, in whole or in part, then immediately following such depletion, Tenant shall restore the amount so used by Landlord. Unless Landlord uses the Security Deposit to cure a default of Tenant, pay damages for Tenant's breach of this Lease, or to clean-up or restore the Tenant Premises to the condition to which Tenant is required to leave the Tenant Premises upon the expiration or termination of this Lease, then Landlord shall, within thirty (30) calendar days after the expiration or termination of this Lease, refund to Tenant any funds remaining in the Security Deposit, without interest. Tenant may not credit against or deduct the Security Deposit from any month's Rent. If claims of Landlord exceed the Security Deposit, Tenant shall remain liable for the balance.

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(d) Fees and Costs.

1. Common Area Maintenance (CAM) Fee. Tenant shall pay the CAM Fee referenced in Section 6.b., for support services that are provided to the Tenant Premises on a single or recurring basis, and may include, but are not limited to utilities (except for heating and air conditioning), fire, building operations and maintenance, and life safety operations and maintenance requirements. The CAM fee excludes waste removal. In the event Tenant's use of any utility services or other CAM service outlined above is disproportionate to other premises users and occupants, Landlord shall have the right to increase Tenant's Common Area Maintenance and utilities costs in such amount, in Landlord's reasonable judgment that approximates the excess costs of Tenant's utility usage. It is the Landlord's intent not to lease to tenants whose work engages in production scale manufacturing or other operations entailing excessive utilities use.

2. Waste Removal and Other Fees and Costs. At its sole cost, unless otherwise approved in writing, Tenant shall make arrangements with a commercial waste hauler to remove from the Tenant Premises all garbage, debris, and other waste materials (whether solid or liquid) arising from Tenant's use or occupancy of the Tenant Premises. All waste generated by Tenant shall be properly containerized, stored, labeled, manifested, shipped, and disposed of by Tenant in full regulatory compliance at Tenant's expense. Tenant shall pay all other fees or costs incurred directly by Landlord or billed to Landlord which arc applicable to Tenant's use or occupancy of the Tenant Premises including but not limited to any other support services and Badging/Security or other fees related to KSC security protocols for access to the Tenant Premises. Landlord shall invoice Tenant for such other fees or costs.

3. License Fees. Tenant covenants and agrees to promptly pay when due any and all license and permit fees levied or charged against or to Tenant or the business conducted in or around the Tenant Premises by any authority of Federal, State, county or local governmental bodies or agencies. All required licenses shall be procured and renewed by Tenant, and Landlord shall have no obligation or responsibility in this regard.

(e) Rent, fees and costs for the Term of this Lease shall be payable in advance on the first day of each calendar month during said Term at the office of Landlord as set forth herein, or at other such place as Landlord may designate in writing. In the event that the Effective Date shall commence on any day other than the first day of a calendar month, the Rent, fees and costs for the partial month shall be prorated to reflect the actual number of days the Tenant Premises were subject to this Lease. All Rent, fees and costs shall be paid in lawful money of the United States of America without deduction, offset, prior notice or demand.

(f) In the event fees and costs are unexpected or not paid in advance, Tenant shall be billed for such fees and costs. The fees and costs shall he paid by Tenant to Landlord within fifteen (15) calendar days after Tenant received the invoice.

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(g) Landlord shall be entitled to exercise all such rights and remedies as are herein provided or as are available at law or in equity for the nonpayment of Rent, fees and costs.

(h) Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent, fees and costs or other sums hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. Such costs include, but are not limited to, additional processing and accounting expenses. Accordingly, if any installment of Rent or fees and costs shall not be paid by Tenant within five (5) business days after written notice of non-payment is received, then Landlord may charge Tenant a late charge equal to one and a half percent (1.5%) per month of such past due amount, but in no event less than One Hundred Dollars ($100.00) per occurrence during the Lease Term, The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. In the event any check, bank draft or negotiable instrument given for any payment under this Lease shall be dishonored at any time for any reason whatsoever not attributable to Landlord, Landlord shall be entitled, in addition to any other remedy that may be available to an administrative charge of Two Hundred Fifty Dollars ($250.00) per occurrence.

7. Taxes.

(a) Real Property Taxes. Landlord and Tenant acknowledge and agree that currently no real estate taxes are due in connection with the Tenant Premises because the premises under the Governing Agreements are federally owned. In the event real estate taxes become due during the Term of this Agreement, Tenant shall be billed based on the amount of the tax and Tenant's proportionate use of the Tenant Premises.

(b) Personal Property Taxes. Tenant shall pay, or cause to be paid, when due any and all taxes levied or assessed and which become payable during the Term hereof upon Tenant's equipment, furniture, fixtures, and other personal property located on the real property. In the event any or all of Tenant's equipment, furniture, fixtures, and other personal property shall be assessed and taxed with the real property, Tenant shall pay to Landlord its share of such taxes within thirty (30) calendar days after delivery to Tenant by Landlord of a statement in writing setting forth the amount and detailed breakdown of such taxes applicable to Tenant's personal property.

8. Liability and Risk of Loss.

(a) Tenant shall indemnify and hold harmless Landlord, its Officers, Directors, and employees to the fullest extent permitted by law from and against all claims, damages, losses, liens, and expenses, (including but not limited to fees and charges of attorneys or other professionals and court and arbitration or other dispute resolution costs) (i) which may arise or be claimed against Landlord for any injuries, death, or damages to the persons or property of any person, firm, company, corporation or entity, consequent upon or arising from Tenant's activities, use or occupancy of the Tenant Premises (or persons acting by through or under Tenant); (ii) arising from any acts, omissions, neglect or fault of Tenant, Tenant's agents, employees, invitees or guests; (iii) arising out of or resulting from a breach of the terms of this Lease by Tenant (or persons acting by, through or under Tenant); and (iv) arising out of or resulting from violations of applicable laws by Tenant (or persons acting by, through or under Tenant).

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(b) At Landlord's election and upon notification to Tenant, Tenant shall assume the defense or settlement of any third-party claim arising under this Lease with counsel satisfactory to Landlord; provided, however that Tenant shall not settle any such claim in an amount over $10,000.00 without Landlord's prior written consent. Notwithstanding the foregoing, (a) Landlord shall have the right at Landlord's option and expense, to participate fully in the defense or settlement of any third-party claim; and (b) if Tenant does not continuously defend or settle any third-party claim within thirty (30) days after it is notified of the assertion or commencement thereof, then (i) Landlord shall have the right, but not the obligation, to undertake the defense or settlement of such claim for the account and at the risk of the Tenant, and (ii) Tenant shall be bound by any defense or settlement that Landlord may make as to such claim, Landlord shall also be entitled to join Tenant in any third-party claim for the purpose of enforcing any right of indemnity hereunder.

(c) Tenant waives all claims against Landlord, NASA, Landlord's and NASA's related entities, and employees of Landlord and NASA and employees of Landlord's and NASA's related entities for injury, death, damage, or loss arising from or related to Tenant's activities under this Lease.

(d) Landlord's limits of liability are set forth in Section 768.28 of the Florida Statutes, and nothing herein shall be construed to extend the liabilities of Landlord beyond that provided in Section 768.28 of the Florida Statutes. Nothing herein is intended as a waiver of Landlord's sovereign immunity under Section 768.28 of the Florida Statutes. Nothing hereby shall inure to the benefit of any third party for any purpose, including but not limited to anything which might allow claims otherwise barred by sovereign immunity or operation of law. Furthermore, all of Landlord's obligations under this Lease are limited to the payment of no more than the per person amount limitation and the aggregate contained in Section 768.28 of the Florida Statutes, even if the sovereign immunity limitations of that statute are not otherwise applicable to the matters as set forth herein.

(e) In no event shall Landlord be liable to Tenant for indirect, special, or consequential damages, including, but not limited to, loss of revenue, loss of profit, cost of capital, or loss of opportunity regardless of whether such liability arises out of contract, tort (including negligence), strict liability, or otherwise.

(f) Landlord shall not assume any liability for the acts, omissions, or negligence of Tenant or persons acting by, through or under Tenant. In all instances, Tenant shall be solely responsible for any injury or property damage and associated costs and expenses (including a deposit to repair damages when required by NASA) resulting from any activities conducted by Tenant or persons acting by, through or under Tenant.

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9. Insurance. Tenant shall obtain and maintain during the entire Term of this Lease the following minimum amounts and types of insurance:

(a) Worker's Compensation and Employer's Liability insurance in compliance with applicable Worker's Compensation and Occupational Disease Statutes with a minimum limit of $100,000.00 per incident.

(b) General Comprehensive Liability insurance with minimum limits of $1,000,000.00 for injury to one person arising out of a single incident and $3,000,000.00 for injuries to more than one person arising out of a single incident, and $3,000,000.00 for property damage.

(c) Comprehensive Automobile insurance which shall include bodily injury and property damage covering owned, non-owned, hired and government-furnished vehicles with minimum limits of $1,000,000.00 for bodily injury and property damage per occurrence. This requirement is not applicable to privately owned vehicles. For vehicles that transport, handle, dispense, or store fuel, minimum liability limits shall be $2,000,000.00 per occurrence.

(d) A policy of fire, extended coverage endorsement, burglary, vandalism and malicious mischief insurance for the actual cash value of Tenant's property. Tenant's obligation to obtain insurance on Tenant's property is a material condition of this Lease and is for the benefit of both parties hereto. Failure to carry the required insurance is a breach of this Lease and Tenant assumes all risk or loss to stored property that would be covered by such insurance. Tenant expressly agrees that the insurance company providing such insurance shall not be subrogated to any claim of Tenant against Landlord, Landlord's agents or employees for loss or damage to Tenant's property.

(e) Insurance to cover the loss of or damage to the Tenant Premises as a result of any activities conducted under this Lease. The policy must cover the cost of replacing or repairing any U.S. Government and/or Landlord property (real or personal) damaged as a result of any activities under this Lease.

(f) Aviation liability insurance in the amount of $2,000,000.

(g) Pollution and Environmental Liability in the amount of $2,000,000.

(h) On or before the Effective Date, Tenant shall furnish Landlord a Certificate of Insurance indicating that the insurance policies are in full force and effect. Each insurance policy maintained by Tenant shall name Landlord and NASA as additional insureds, and as appropriate, joint loss payees. All policies shall contain an endorsement stating that any cancellation or material change shall not be effective unless and at least thirty (30) calendar days prior written notice is provided to Landlord and NASA.

10. Intellectual Property Rights - Data Rights. The Governing Agreements require Tenant to be bound by the following intellectual property and data obligations.

(a) "Data," means recorded information arising out of or obtained from the Property Agreement or this Lease, regardless of form, the media on which it is recorded, or the method of recording.

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(b) "Proprietary Data," means Data embodying trade secrets developed at private expense or commercial or financial information that is privileged or confidential, and that includes a restrictive notice, unless the Data is:  (a) Known or available from other sources without restriction; (b) Known, possessed, or developed independently, and without reference to the Proprietary Data; (c) Made available by the owners to others without restriction; or (d) Required by law or court order to be disclosed.

(c) Data originally exchanged under the Property Agreement or this Lease is exchanged without restriction except as otherwise provided herein.

(d) Notwithstanding any restrictions provided in this Section 10, the parties are not restricted in the use, disclosure, or reproduction of Data provided under this Lease that meets one of the exceptions in Subsection 10(b) above. If a party believes that any exceptions apply, it shall notify the other party before any unrestricted use, disclosure, or reproduction of the Data.

(e) The parties will not exchange preexisting Proprietary Data under this Lease unless authorized herein or in writing by the owner.

(f) If the parties exchange Data having a notice that the receiving party deems is ambiguous or unauthorized, the receiving party shall tell the providing party. If the notice indicates a restriction, the receiving party shall protect the Data under this Section unless otherwise directed in writing by the providing party. At this time, it is not anticipated for the Tenant to exchange Data with the Landlord under this Agreement.

11. Use of NASA Name and Emblems. Unless otherwise agreed to by NASA, Tenant shall not use "National Aeronautics and Space Administration" or "NASA" in a way that creates the impression that a product or service has the authorization, support, sponsorship, or endorsement of NASA, which does not, in fact, exist.

12. Compliance with Laws and Regulations. Tenant shall comply with all applicable federal, state, and local laws and regulations including, but not limited to, occupational health; safety; security; export control; environmental; and suspension and debarment laws and regulations. Access by Tenant to NASA facilities or property, or to a NASA Information Technology (IT) system or application, is contingent upon compliance with NASA security and safety policies and guidelines including, but not limited to, standards on badging, credentials, and facility and IT system/application access. In addition, Tenant shall comply with the Space Florida Shuttle Landing Facility Tenant Environmental, Safety and HAZMAT Requirements attached hereto as Attachment D.

13. Damage by Tenant and Compliance Inspections.

(a) Tenant shall be liable for all damage to the Tenant Premises caused by Tenant's acts or omissions or that of Tenant's agents, contractors, employees, licensees, invitees, or guests in conjunction with this Lease as of the Occupancy Date. Any such damage incident to Tenant's use and occupation of the Tenant Premises shall be promptly repaired or replaced by Tenant to the condition it was prior to said loss, damage, unauthorized modification, or destruction, as reasonably determined by Landlord. If Tenant fails or refuses to repair or replace property that is lost, damaged, modified without authorization, or destroyed by Tenant incident to Tenant's use and occupation of the Tenant Premises, Tenant shall, if required by Landlord, reimburse to Landlord money in an amount sufficient to compensate for the loss, damage, unauthorized modification, or destruction of any portion of the Tenant Premises.

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(b) Compliance Inspections. As deemed necessary by Landlord, Landlord shall enter and inspect the Tenant Premises for purposes of determining whether Tenant is in compliance with the requirements of this Lease. In the event Landlord determines that Tenant is not in compliance, Landlord shall provide Tenant with a written notice specifying such noncompliance, required remediation actions, and a deadline by which such actions must be completed. If corrective action is not completed as required by the Landlord, the Landlord may take such action on behalf of the Tenant. For purposes of this subsection, Tenant shall reimburse Landlord all costs incurred by Landlord, plus a twenty-five percent (25%) administrative overhead fee. Failure of Tenant to keep the Tenant Premises in good repair and clean and sanitary condition during the Term of this Lease shall constitute a default under this Lease.

14. Safety.

(a) Tenant shall comply with Kennedy NASA Procedural Requirements (KNPR) 8715.3-3, Kennedy Space Center ("KSC") Safety Procedural Requirements for Space Florida's Organization's Operating in Exclusive-Use Facilities, with the tailored version of KNPR 8715.3-3 Chapter 7 replacing Chapter 7 of the KNPR.

(b) Tenant shall comply with the tailored version of KNPR 8715.3 - 3, Chapter 7 Mishaps and Close Calls as follows:

1. KSC-Reportable Mishaps are unplanned events arising from the acts or omissions of Tenant that result in at least one of the following:

• The death of an individual.

• Injury or illness to any individual that is not employed by Landlord or Tenant, its agents or invited guests.

• Damage to property outside the SLF defined area.

• High visibility or high public interest event, including events that could bring OSHA or media attention to NASA.

(a) Tenant shall report all KSC-Reportable Mishaps to Landlord, within a reasonable time upon the event being known (after appropriate emergency/medical response is notified and prior to the notification of OSHA), by notifying the SLF Airfield Manager identified in Section
24 below.

(b) Tenant will support the safety culture at KSC, and report any unsafe activity, condition, event, or source of danger that they observe at KSC to Landlord.

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2. For KSC-Reportable Mishaps that involve at least one of the following:

• Death, injury or illness of a NASA employee/NASA related entity employee.

• Damage to NASA real or personal property at the SLF but which has not been "loaned/permitted" to Tenant.

(a) NASA KSC S&MA reserves the right to investigate (which may include an interim investigation response, data and artifact impoundment, and control of the scene) in accordance with Center policies and procedures. Tenant shall cooperate in any such investigation.

(b) Tenant shall report any close call ("near miss") to the SLF Airfield Manager identified in Section 24, below.

15. Improvements. The design and construction of Improvements is governed by the Governing Agreements. Tenant shall not design or construct Improvements at the Tenant Premises without first obtaining Landlord's written consent.

16. Vacation of Tenant Premises.

(a) On or before the expiration or termination of this Lease, Tenant shall:

i. Remove from the Tenant Premises all of Tenant's personal property.

ii. The parties acknowledge that the Environmental Baseline survey ("EBS") dated February 28, 2014 has been provided to Tenant. The EBS sets forth those environmental conditions and matters affecting the Tenant Premises known as of February 28, 2014. Tenant shall not be responsible to remedy any environmental conditions and matters affecting the Tenant Premises that are documented in the EBS. Tenant shall prepare, at its own expense, and provide to Landlord an EBS update to be acknowledged and signed by representatives of the Tenant and Landlord. The EBS update shall set forth those environmental conditions and matters affecting the Tenant Premises known at the time Tenant vacates the Tenant Premises and be based upon all known activities that have occurred at the Tenant Premises as well as information contained in records relating to the Tenant Premises and the analysis reflected therein. Landlord may require sampling of soil and/or surface and ground water to verify environmental conditions. Tenant shall not be obligated to remedy any environmental conditions and matters affecting the Tenant Premises that arc not a result of the Tenant's activities at the Tenant Premises including activities of Tenant's Site Occupants, clients, assignees, invitees and guests ("Related Entities"). Tenant shall be liable for and required to remedy any environmental conditions and matters affecting the Tenant Premises that are found by Landlord to be a result of Tenant's and its Related Entities' activities at the Tenant Premises.

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iii. Surrender to Landlord the Tenant Premises as existing on the Occupancy Date, free and clear of all liens, encumbrances or exceptions to title; and

iv. Vacate the Tenant Premises and all personal property.

(b) All alterations, additions, fixtures and Improvements, whether temporary or permanent in character, made in, on, or to the Tenant Premises, including the Tenants Fuel Tank, shall be properly removed by Tenant within ninety (90) calendar days, or such longer time as NASA KSC may approve, of the expiration or earlier termination of this Lease, and Tenant shall return the Tenant Premises to its condition existing as of the Occupancy Date of this Lease, less normal wear and tear. Tenant shall, at Tenant's expense, remove all real and personal property from the Tenant Premises and repair all damage caused by any such removal, reasonable wear and tear excepted. Notwithstanding the foregoing, Landlord, in its sole discretion, may provide written notice to Tenant instructing Tenant to leave some or all alterations, additions, fixtures and Improvements made in, on, or to the Tenant Premises.

(c) If Tenant abandons the Tenant Premises and any real or personal property, or such property is dispossessed by process of law or otherwise, all Improvements made by Tenant, if any, and left in the Tenant Premises, shall be deemed to be abandoned. Landlord, in its sole discretion, will determine the subsequent disposition of such Improvements and personal property.

17. Protective Services. Tenant shall comply with NASA regulations, and all other laws, policies and guidelines that pertain to security, fire, and emergency management.

18. Environmental Condition, Management and Compliance. Tenant shall strictly comply with the Property Agreement and all applicable laws with respect to the Tenant Premises. Prior to the Effective Date, Tenant shall complete an initial NASA KSC Environmental Checklist (KSC Form 21-608) and submit it to Landlord for evaluation. To the extent applicable, information provided by Tenant shall include Tenant's use of the Tenant Premises beginning on the Occupancy Date.

(a) Tenant shall be liable for and required to remedy any environmental condition and matters affecting the Tenant Premises that are found by Tenant, Landlord or NASA KSC to be a result of Tenant's activities.

(b) General Compliance. Tenant shall ensure that all operations, activities, equipment, and facilities are in compliance with all Federal, State of Florida, and local environmental laws, statutes, regulations, and ordinances. If formal enforcement actions are taken against NASA or Landlord for environmental violations due to Tenant's actions or inactions, Tenant shall reimburse NASA or Landlord for any fines or penalties assessed.

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(c) Existing Environmental Hazards. Tenant accepts the Tenant Premises associated with this Lease in an "as is" environmental condition. Tenant is responsible for mitigating/protecting workers from any environmental hazards and disposing of any disturbed hazardous materials according to environmental laws and regulations. Examples:  lead-based paint, asbestos, polychlorinated biphenyl (PCB)-containing paint, PCB-containing electrical equipment, etc.

(d) Historical and Cultural Resources. Tenant shall not remove or disturb, or cause or permit to he removed or disturbed, any historical, archaeological, architectural, or other cultural artifacts, relics, vestiges, remains, or objects of antiquity. In the event such items are discovered at the Tenant Premises, Tenant shall cease its activities and immediately notify Landlord.

(e) Hazardous Waste. Hazardous wastes generated by Tenant shall be manifested, shipped, and disposed of under Tenant's Environmental Protection Agency hazardous waste generator identification number.

(f) Spill Reporting and Cleanup. Tenant shall take measures to prevent the release of hazardous materials at, about, or beneath the Tenant Premises and SLR Tenant shall contain, control, and cleanup all spills. Tenant must have a contract with a certified emergency response contractor for spills and spill cleanup, and a copy of such contract must be provided to Landlord. The liability of Tenant tinder this Section of this Lease shall survive the termination of this Lease with respect to acts or omissions that occur before such termination.

1. Spill Reporting and Notifications. Tenant shall immediately report spills, releases or emissions of hazardous materials that exceed a Reportable Quantity to:

a. The SLF Airfield Manager, James Moffitt, by calling (321) 261-3850 or (386) 566-8023;

b. The SF EHS Program Manager by calling (321) 730-2301 x123;

c. NASA KSC emergency responders by calling (321) 867-7911;

d. Off-site agencies or authorities (such as the National Response Center, Florida State Watch Office, and Florida Department of Environmental Protection) as required by Federal and State of Florida regulations; and

e. NASA KSC EAB by calling (321) 867-9005.

Reportable Quantities for hazardous materials are defined by various federal and State of Florida regulations such as, but not limited to, 40 CFR Part 302, 40 CFR Part 355, 49 CFR Parts 171-180, Florida Administrative Code (FAC) Chapter 62-150, and FAC Chapter 62-770.

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Tenant shall also immediately report any spills or release of hazardous materials (regardless of quantity) to pervious surfaces or environmental media (such as grass, soil, groundwater, surface water, sediment, and gravel) to (i) the SLF Airfield Manager, James Moffitt, by calling (321) 261-3850 or (386) 566-8023, and (ii) NASA KSC EAB by calling (321) 867-9005. All spills must be cleaned up to State of Florida residential standards.

Pavement with unsealed cracks or expansion joints can be considered pervious surfaces if hazardous materials can migrate to environmental media below. A spill to impervious surface that is not adequately cleaned up within a reasonable timeframe (not to exceed six (6) hours) or prior to a storm event is considered a spill to pervious surface for purposes of this Section.

Whenever Tenant is required to report a spill or release, Tenant shall also complete a written NASA KSC Pollution Incident Report (KSC Form 21-555) and submit it to the SLF Airfield Manager and to NASA KSC FAB within three calendar days after the incident or discovery.

Tenant must complete the Space Florida Pollution Incident Reporting and Notification Report, a copy of which is attached hereto as
Attachment E, for all spills to pervious surfaces or spills greater than 1 gallon to impervious surfaces. All applicable spills must be reported to Landlord within 4 hours of discovery and the Space Florida Pollution Incident Reporting and Notification Report must be submitted to Landlord within 72 hours of spill cleanup.

2. Spill Cleanup. Tenant shall clean up all spills regardless of media impacted and quantity spilled. Whenever the any spill team responds to a spill, Tenant shall either reimburse NASA for those costs or establish a support agreement directly with the NASA KSC spill team company. Tenant shall be responsible for shipment and disposal of all cleanup waste and contaminated environmental media as described in the Waste Management and Disposal paragraph above.

All spills and releases to pervious surfaces or environmental media (such as grass, soil, groundwater, surface water, sediment, and gravel) shall be cleaned up to State of Florida residential standards unless approved in writing by the NASA KSC EAR. After the cleanup action has been completed, Tenant shall prepare a written cleanup report (which includes a description the corrective actions taken, a map showing the spill location, general dimensions of the affected area using Global Positioning System coordinates, photos of the spill before and after cleanup, and confirmatory sampling results providing evidence of adequate cleanup). For cleanup actions completed during a calendar quarter, Tenant shall deliver cleanup reports to the SLF Airfield Manager and NASA KSC CAB no later than the end of the following calendar quarter.

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Pavement with unsealed cracks or expansion joints can be considered pervious surfaces if hazardous materials can migrate to environmental media below. A spill to impervious surface that is not adequately cleaned up within a reasonable timeframe (not to exceed six (6) hours) or prior to a storm event is considered a spill to pervious surface for purposes of this Section.

(g) Spill Prevention, Control and Countermeasures (SPCC). Tenant shall comply with applicable oil pollution prevention regulations under Title 40 Part 112 of the Code of Federal Regulations.

(h) Registered Petroleum Storage Tank Systems. Tenant shall comply with applicable petroleum storage tank system regulations (Florida Administrative Code Chapters 62- 76 I and 62-762) and FAA Advisory circular 150/5230-4C - Aircraft Fuel Storage, Handling and Dispensing on Airports.

(i) NASA Compliance Oversight. As the landowner, NASA has a responsibility to ensure that Tenant is complying with environmental laws and regulations. Tenant acknowledges that under the Property Agreement, Landlord is required to participate in periodic environmental audits of the Tenant Premises to exchange information; review current and future Tenant Premise related activities; confirm compliance with environmental regulations and permits; review environmental spills and remediation progress; discuss regulatory agency inspections and findings; coordinate on air permitting; etc. In addition, Landlord must allow NASA KSC personnel access to conduct spot inspections of the Tenant Premises and SLF facilities, systems, compliance records, or wastes if NASA KSC personnel have reason to believe that a potential environmental non-compliance situation exists or that an unpermitted spill or release to the environment has occurred. For the spot inspections, NASA KSC will normally enter the Tenant Premises and SLF during regular business hours and will give Landlord at least forty-eight (48) hours prior notice of its intention to do so unless the issue involves a potential threat to human health or the environment. Landlord is required to attend all spot inspections and provide corrective action responses for all identified violations, findings, and deficiencies by the due date in the inspection letter. Tenant shall be responsible for immediately correcting all violations, findings, and deficiencies identified in the inspection letter at Tenant's expense.

(j) Requirements Communication. By entering into this Lease, Tenant acknowledges and is aware of all environmental compliance requirements in Article XXX of the Property Agreement. Tenant shall be liable for any environmental contamination, and any noncompliance with environmental requirements including all associated penalties and/or fines resulting from such activities, regardless of NASA KSC's or Landlord's consent to such activities.

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(k) Continuing Liability. This Section 18 shall survive the termination or expiration of this Lease with respect to any damage, bodily or personal injury, illness, or death occurring prior to such termination. This Section shall survive the termination of this Lease with respect to any environmental non-compliance condition identified by NASA or Landlord, and shall continue until such non-compliance condition is fully mitigated, remediated, abated, or otherwise remedied to the satisfaction of NASA, Landlord, and any federal, state, or local regulators with an interest in the non-compliance condition.

(l) The Tenant has located an above ground Jet A fuel storage tank on the Tenant Premises - beside the Aircraft Ground Equipment Shed (J6-2362). Tenant is responsible for all related fueling activities which shall comply with applicable petroleum storage tank system regulations (Florida Administrative Code Chapters 62-761 and 62-762) and those identified in Attachment F.

19. Assignment and Subleases. Tenant may not assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interests therein, and shall not sublease the Tenant Premises or any part thereof, or any right or privilege appurtenant thereof, or allow any person (the employees, agents, servants, customers, and invitees of Tenant excepted) to occupy or use the Tenant Premises without the prior written consent of Landlord and NASA, which consent may be withheld in Landlord's and NASA's sole discretion.

20. Replacement of Tenant Premises.

(a) Generally. In the event the Tenant Premises or a portion thereof shall become untenantable (as mutually determined by Landlord and Tenant) on account of damage by fire, act of God, or other casualty, Landlord shall be given the option to correct the deficiency or condition which shall render the Tenant Premises tenantable or to terminate this Lease.

(b) Termination. Within twenty (20) calendar days after the date of any casualty to any or all of the Tenant Premises, Landlord shall notify Tenant in writing as to whether or not it elects to repair same. If, in the reasonable opinion of Landlord, it is not feasible to repair or rebuild the same, then Landlord shall have the option to terminate this Lease. In the event Landlord elects to repair said Tenant Premises, it shall have one hundred eighty (180) calendar days from the date of its notice to Tenant to effect such repairs. Tenant shall have the right to elect to terminate if, in its reasonable opinion, the Tenant Premises (or any part thereof, excluding common areas) remains untenantable after sixty (60) calendar days.

(c) Abatement of Rent and Termination by Tenant. During the period from Landlord's notice to Tenant of damage to the Tenant Premises preventing reasonable access to the Tenant Premises until the Tenant Premises are restored to the prior condition and possession thereof given to Tenant, the Rent, fees and costs and other lease specific expenses due hereunder shall be abated in an amount proportionate to the percentage of the Tenant Premises rendered untenantable. In the event said repairs have not been completed within the period specified, then Tenant, at its option, which must be exercised in writing within twenty (20) calendar days from the expiration of the time period specified and prior to completion of reconstruction, may terminate this Lease. If either Landlord or Tenant terminates this Lease as above provided in this Section, any moneys due and owing to Landlord shall be paid by Tenant up to the date of termination specified in the applicable notice, whereupon all future obligations on the part of both parties hereto shall cease and neither Landlord nor Tenant shall incur any further obligations whatsoever from and after such termination of this Lease.

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21. Condemnation.

(a) If the entire premises under the Governing Agreements or any portion thereof leaves the Tenant Premises reasonably unfit for the normal conduct of the business of Tenant, at any time during the Term of this Lease or Renewal Term, shall be taken by the exercise of a power of eminent domain, this Lease shall then terminate as of the date of title vesting in such proceeding, all Rent, Fees, Costs and Taxes shall be paid up to that date, and Tenant shall have no claim against Landlord or the condemning authority for the value of the unexpired Term of this Lease, nor shall Landlord have any claim against Tenant for obligations relating to the unexpired portion of the Term.

(b) In the event of any condemnation or taking as aforesaid, whether whole or partial, Tenant shall not be entitled to any part of the award paid for such condemnation; Tenant hereby expressly waiving any right or claim to any part thereof. Although all such damages awarded in the event of any condemnation are to belong to Landlord, whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the leased Tenant Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be subject in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment.

22. Events of Default, Remedies.

(a) Default of Tenant and Remedies of Landlord:

1. Tenant shall be in default of this Lease if any of the following events occur:

i. The failure of Tenant to make payment of any Rent or other sums required to be paid by Tenant under this Lease when and as the same shall become due and payable where such failure shall continue for a period of ten (10) business days after receipt of written notice thereof from Landlord to Tenant; or

ii. The failure of Tenant to comply with any material covenants, agreements, terms or conditions contained in this Lease other than those referred to in the foregoing Subsection, provided such default continues for a period of thirty (30) calendar days after written notice thereof from Landlord is received by Tenant; provided further that Tenant' s time to cure such default shall be extended for such additional time as shall be reasonably required for the purpose if Tenant shall proceed

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(b) with due diligence during such thirty (30) day period to cure such default and is unable by reason of the nature of the work or other conditions outside Tenant's or Tenant's subcontractors (i.e. weather, repairmen etc.) involved to cure the same within the said thirty (30) calendar days; or

i. If a petition is filed by or against Tenant seeking a bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future Federal, State or other statute, law or regulation, and remains undismissed for an aggregate of sixty (60) calendar days, or if any trustee, receiver, or liquidator of Tenant of all or any substantial part of the Tenant Premises shall be appointed with or without the consent or acquiescence of Tenant and such appointment remains unvacated for an aggregate of sixty (60) calendar days; or if Tenant shall be adjudicated bankrupt or adjudged to be insolvent, or Tenant shall make an assignment or other conveyance in trust for the benefit of creditors; or

ii. If Tenant vacates and abandons the Tenant Premises during the Term hereof, without payment of Rent, fees and costs, except in accordance with the terms hereof.

2. If Tenant is in default as provided in any of the subsections of Subsection 1 above, Landlord shall have the option, without further notice to Tenant or further demand for performance:

i. To institute suit against Tenant to collect each installment of Rent or other sums as it becomes due or to enforce any other obligation under this Lease; or

ii. As a matter of right, to procure the appointment of a receiver by any Court of competent jurisdiction. All rents, issues, and profits, income and revenue from the Tenant Premises shall be applied by such receiver to the payment of the Rent, together with any other obligations of Tenant under this Lease; or

iii. Upon receipt of proper authorization from a court of competent jurisdiction to re-enter and take possession of the Tenant Premises and to remove Tenant and Tenant's agents and employees therefrom after Tenant has had adequate time (a maximum of thirty (30) calendar days) to remove its personal property from the Tenant Premises, and either:

(c) a. Terminate this Lease and sue Tenant for damages for breach of the obligations of Tenant under this Lease; or

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b. Without terminating this Lease, to relet, assign or sublet the Tenant Premises as the agent and for the account of Tenant in the name of Landlord or otherwise, upon the best terms and conditions Landlord may make with the new tenant for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease) and on such conditions as Landlord, in its reasonable discretion, may determine and may collect and receive the Rent therefore, provided Landlord shall in no way be responsible or liable for any failure to relet the Tenant Premises or any part thereof, or for any failure to collect any Rent, Fees or Costs due upon any such reletting. In this event, the rents received on any such reletting shall be applied first to the reasonable expenses of retelling and collecting, including, without limitation, all repossession costs, and any real estate commission paid, reasonable alteration costs and reasonable expenses of preparing said Tenant Premises for reletting, and thereafter toward payment of the rental and of any other amounts payable by Tenant under this Lease. If the sum realized shall not be sufficient to pay such Rent, fees and costs and other charges, within five (5) business days after demand, Tenant will pay to Landlord any such deficiency as it accrues. Landlord may sue Tenant therefore as each deficiency shall arise, if Tenant shall fail to pay such deficiency within said time allowed.

1. In the event that Tenant is in default under any of the subsections of Section 1 by virtue of its failure to make payment of any Rent under this Lease and the failure to cure within the prescribed time, in addition to any remedies available under Section 2 above, Landlord may, at its option, accelerate all rent due under this Lease for the remainder of the Term or any Renewal Term for which Tenant has exercised its option to renew.

2. In the event Landlord elects to re-enter or take possession of the Tenant Premises, Tenant shall quit and peaceably surrender the Tenant Premises to Landlord after Tenant has had adequate time [a maximum of thirty (30) calendar days] to remove its personal property, and Landlord may enter upon and re-enter the Tenant Premises and possess and repossess itself thereof, and may dispossess Tenant and remove Tenant and may have, hold and enjoy the Tenant Premises and the right to receive all rental income of and from the same. Landlord shall exercise due care for property so removed.

3. No such re-entry or taking of possession by Landlord shall be construed as an election on Landlord's part to terminate or surrender this Lease unless a written notice of such intention is served on Tenant.

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(d) Default of Landlord and Remedies of Tenant:

1. Landlord shall be in default of this Lease if any of the following events occur:

i. The failure of Landlord to make payment of any sums required to be paid by Landlord under this Lease when and as the same shall become due and payable, or as to payments to be made to Tenant, failure of Landlord to make payment within ten (10) calendar days after receipt of written notice from Tenant,

ii. The failure of Landlord to comply with any of the covenants, agreements, terms or conditions contained in this Lease other than those referred to in the foregoing Section provided such default continues for a period of thirty (30) calendar days after written notice thereof from Tenant is received by Landlord; provided further that Landlord's time to cure such default shall be extended for such additional time as shall be reasonably required for the purpose if Landlord shall proceed with due diligence during such thirty (30) calendar day period to cure such default and is unable by reason of the nature of the work involved to cure the same within the said thirty (30) calendar days.

2. If Landlord is in default as provided above, Tenant shall continue this Lease without termination and nonetheless recover from Landlord all such damages, costs and expenses incurred as a result of such default. Rent shall not be subject to abatement, reduction, or offset for recovery of Tenant's damages, costs and expenses resulting from Landlord's breach or for any other reason.

(e) General Provisions Upon Default:

1. The enumeration of the foregoing remedies does not exclude any other remedy, but all remedies are cumulative and shall be in addition to every other remedy now or hereafter existing at law or in equity subject to the terms and conditions of this Lease.

2. No failure by either party to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by either party, and no breach thereof, shall be waived, altered, modified or terminated except by written instrument executed by the party entitled to enforcement. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

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23. Termination of this Lease.

1. By Landlord. Landlord shall have the right to terminate this Lease at any time during the Term or any Renewal Term; provided, however that such right may be exercised only upon the following conditions:

(a) Landlord must give written notice to Tenant at least ninety (90) calendar days prior to termination; and

(b) In the event of such termination, Landlord shall waive any claim whatsoever for Rent or other sums which would otherwise accrue or come due after the date of such termination, and except for sums due under the Lease as of the date of termination, Tenant shall have no further liability under the Lease whatsoever; and

(c) Further provided that one of the following events occurs:

(1) Tenant has failed to cure any defaults under this Lease Agreement beyond any applicable notice and cure periods; or

(2) NASA terminates the Property Agreement; or

(3) In the event legislative decisions warrant termination beyond Landlord's control.

2. By Tenant:  Notwithstanding anything to the contrary contained in this Lease, and provided Tenant is not then in default under this Lease beyond any applicable notice and cure period, this Lease may be terminated by Tenant upon at least ninety (90) days written notice to Landlord.

24. Notices. All notices, demands, requests or other instruments required in this Lease to be given by Tenant to Landlord or Landlord to Tenant shall he in writing, hand delivered or sent by prepaid certified or registered mail of the United States or by overnight courier such as Federal Express at the address listed below or such other place as the parties may designate from time to time by written notice. Notwithstanding, requests for repairs and maintenance by the Tenant to the Landlord may be requested via e-mail.

Landlord Notices: Space Florida
 505 Odyssey Way, Suite 300
 Exploration Park, FL 32953
 Attn:  Desiree Mayfield
 contracts@spaceflorida.gov |
 Phone:  (321) 730-5301 ext. 237
 Facsimile:  (321) 730-5307

For Tenant Premises and  James Moffitt

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Reporting Matters: SLF Airfield Manager
 jmoffitt@spaceflorida.gov
 Phone: (321) 261-3850
 Cell: (386) 566-8023

For Billing Related Matters: accounting@spaceflorida.gov
 Phone: (321) 730-5301

Legal Notices with copy to:  GrayRobinson, P.A.
 301 East Pine Street, Suite 1400
 Post Office Box 3068
 Orlando, Florida 32802
 Attn:  Heather Ramos
 Heather.Ramos@gray-robinson.com
 Phone: (407) 843-8880
 Facsimile: (407) 244-5690

Tenant:
Tenant premises contact: Rick Svetkoff
 1608 N. Jasmine Ave
 Tarpon Springs, FL 34689
 Phone: (727) 452-8817
 Email:  Rick@starfighters.net

A valid notice or other communication under this Lease is effective when received by the receiving party. A notice or other communication is deemed to have been received as follows: (1) if it is delivered in person, or sent by registered or certified mail or by nationally recognized overnight courier, upon receipt as indicated by the date on the signed receipt; and (2) if the receiving party rejects or otherwise refuses to accept it, or if it cannot be delivered because of a change in address for which no notice was given, then upon that rejection, refusal, or inability to deliver,

25. Holding Over. If Tenant remains in possession of the Tenant Premises, or a portion thereof, after the expiration of the Term or any Renewal Term hereof without Landlord's written consent, Tenant shall be a tenant-at-will and such tenancy shall be subject to all of the provisions hereof except that the monthly installment of Rent shall be increased to one hundred fifty percent (150%) of the amount of the then current monthly installment of Rent due hereunder for the entire hold-over period. Nothing in this section shall be construed as a consent by Landlord to possession of the Tenant Premises by Tenant after the expiration of the Term or Renewal Term hereof.

26. Quiet Enjoyment. Landlord covenants that if, and so long as, Tenant pays the Rent as herein provided and performs the covenants hereof, Landlord shall do nothing to affect Tenant's right to peacefully and quietly have, hold and enjoy the Tenant Premises for the Term herein mentioned, subject to the provisions of this Lease. Landlord will use best efforts to maintain a quiet and professional environment.

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27. No Implied Waiver. The failure of Landlord or Tenant to insist at any time upon the strict performance of any covenant or agreement contained herein or to exercise any option, right, power, or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be other than on account of the earliest rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

28. Anti-Terrorism Representation

(a) Tenant is not, and shall not during the Term of this Lease, become a person or entity with whom Landlord is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the "USA Patriot Act") and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, "Anti-Terrorism Laws"), including, without limitation, persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List (collectively, "Prohibited Persons").

(b) To the best of its knowledge, Tenant is not currently engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Tenant Premises. Tenant will not during the Term of this Lease knowingly engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Tenant Premises.

(c) Tenant's knowing breach of any representation or covenant set forth in this Paragraph 28 shall constitute an event of default under this Lease by Tenant, entitling Landlord to any and all remedies hereunder, or at law or in equity.

29. Severability. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, such invalid or unenforceable term or provision shall be given its nearest legal meaning, and the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be otherwise valid and enforced to the fullest extent permitted by law.

30. Governing Law; Venue. This Lease shall be construed and enforced in accordance with the laws of the State of Florida. Any dispute arising out of or relating to this Lease shall be subject to the exclusive venue of the United States District Court for the Middle District of Florida or the Eighteenth Judicial Circuit, in Brevard County, Florida.

31. Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of such party, provided, however, that the provisions of this Section 31 are inapplicable to any provision of the Lease requiring the payment of money, including without limitation, Rent, fees and costs.

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32. Leasing Commissions or Brokerage Fees. Tenant and Landlord warrant and represent that neither has engaged in any real estate broker or agent in connection with this Lease or its negotiation. Landlord and Tenant agree to indemnify and hold the other harmless from and against any and all claims for any such compensation, commissions or fees arising from or out of any breach of the foregoing representation or warranty.

33. Attachments. All of the Attachments are incorporated herein and made a part of this Lease for all purposes. Any term that is not defined in any Attachments shall have the meaning ascribed to it in this Lease.

34. Captions. The Section captions used herein are for convenience and reference only and in no way add to or detract from the interpretation of the provisions of this Lease.

35. Prior Agreements and Amendments. This Lease contains the sole and entire agreement between the parties hereto and supersedes all previous written and oral negotiations and agreements between the parties with respect to the subject matter of this Lease. All prior agreements, understandings, representations and/or promises made or entered into by the parties hereto are superseded by and replaced with this Lease, so that this Lease is the sole agreement between the parties. The provisions of this Lease may not be modified or amended, except by an instrument in writing and signed by both patties hereto.

36. Binding Effect. The terms, conditions and covenants of this Lease shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns. This provision shall not constitute a waiver of any conditions prohibiting assignment or subleasing.

37. Statutory Notice Requirement. Tenant hereby acknowledges receipt of the following notice as required by Chapter 88-285, Laws of Florida:

RADON GAS:  Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

38. Waiver of Trial by Jury. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they do hereby waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant's use or occupancy of the Tenant Premises, whether such claim is in contract or tort.

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 39. Representations; Authority.

(a) Tenant represents and warrants that:  (i) there are no proceedings pending or, to the knowledge of Tenant, threatened before any court or administrative agency that would materially adversely affect the ability of Tenant to enter into this Lease or the validity or enforceability of this Lease; (ii) there is no provision of any existing mortgage, indenture, contract or agreement binding on Tenant which would conflict with or in any way prevent the execution, delivery or performance of the terms of this Lease; (iii) if Tenant is a corporation, then the officers of Tenant executing this Lease on behalf of Tenant represent and warrant that this Lease has been authorized and approved in accordance with the governing organizational documents of Tenant; (iv) Tenant is in good standing, qualified to do business in the State of Florida; and (v) Tenant has full right, power and lawful authority to execute, deliver and perform its obligations under this Lease, in the manner and upon the terms contained herein, and to grant the estate herein demised, with no other person needing to join in the execution hereof in order for this Lease to be binding on Tenant.

(b) Landlord, as a subdivision of government of the State of Florida, warrants and represents that it has the power and authority to carry out the responsibilities of this Lease.

(c) The representations and warranties under this Section 39 shall survive termination or expiration of this Lease.

40. No Partnership. Nothing contained herein shall be deemed or construed to create the relationship of principal and agent, partnership, joint venture, or any relationship between the parties hereto other than that of landlord and tenant, it being understood and agreed that notwithstanding any corporate affiliation between the parties and their parents, subsidiaries, members, partners, stockholders, etc., nor any other provision contained herein nor any acts of the parties hereto shall be deemed to create any relationship between the parties other than that of landlord and tenant nor cause either party to be responsible in any way for the acts, debts or obligations of the other.

41. Third Party Rights. Except as otherwise specifically provided herein, the parties hereto do not intend to grant directly, indirectly or by implication or by any other means any third-party beneficiary rights to any persons or entities.

42. Media Events and Press Releases. The parties agree to work together to coordinate media events and press releases related to Tenant events occurring on the premises under the Governing Agreements. Each of the parties hereto agrees that they shall not participate in media events or issue any press releases with respect to this Agreement without the prior written consent of the other party, which such consent shall not be unreasonably withheld.

43. Photography and Videography. Space Florida shall have the right at any time under any circumstance to limit or deny photography and videography with facilities within the property boundary of the LLF.

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44. Days. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

45. Survival of Obligations. Notwithstanding any term or provision in this Lease to the contrary, any liability or obligation of Landlord or Tenant arising during or accruing with respect to the Term shall survive the expiration or earlier termination of this Lease, including, without limitation, obligations and liabilities relating to (i) Rent, fees and costs and all other payments to be made to Landlord, (ii) the condition of the Tenants Premises and the removal of Tenant's property, (iii) indemnity and hold harmless provisions in this Lease, and (iv) expenses incurred after entry and repossession of the Tenant Premises by the Landlord to the extent contemplated in this Lease Agreement.

46. Counterparts. This Lease may be executed in multiple counterparts, all of which together shall constitute one and the same original instrument. Receipt of the facsimile, or electronic, transmission shall for the purposes of this Lease be deemed to be an original, including signatures.

47. Electronic Signatures. The parties agree that this Agreement may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. For purposes of this Agreement "electronic signature" includes faxed versions of an original signature, electronically scanned and transmitted versions (via pdf) of an original signature, and portable document formats which include, but are not limited to, Adobe or DocuSign.

48. OSHA Compliance. Tenant shall ensure a safe working environment in the Tenant Premises, and shall permit Landlord or their designees to enter into the Tenant Premises to inspect for compliance with all standards and requirements of the Occupational Safety and Health Administration ("OSHA"); provided that (i) except in the case of an emergency to human health, Landlord shall provide Tenant with reasonable (and in no case less than five (5) days) prior written notice of such entrance, and (ii) such inspection shall be conducted in a manner that does not interfere with Tenant's operations.

49. NASA's Right for Access and Inspection. NASA may enter the Tenant Premises for the purposes of inspections and planned demolition. Tenant shall have no claim on account of such entries against NASA, the Government, or any officer, agent, employee, or related entity thereof.

50. Anti-Deficiency Act. Tenant acknowledges that NASA's ability to perform its obligations under the Governing Agreements is subject to the availability of appropriated funds, and that nothing in the Governing Agreements commits or obligates the United States Congress to appropriate funds for the purposes set forth in the Lease (pursuant to the Anti-Deficiency Act, 31 U.S.C. §1341). Tenant waives any claim against Landlord arising from or related to a lack of funding for NASA.

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IN WITNESS WHEREOF, authorized representatives of Landlord and Tenant are executing this Lease on the Execution Dates set forth, below.

LANDLORD: Space Florida		TENANT: Starfighters Aerospace, Inc.

By:	/s/ Howard J. Haug	By:	/s/ Rick Svetkoff

Print Name:	Howard J. Haug	Print Name:	Rick Svetkoff

Title:	EVP, Treasurer	Title:	President

Execution Date:	June 1, 2022	Execution Date:	June 1, 2022

29

ATTACHMENT A
Tenant Premises Depiction

10,000 sq. ft. of the RLV Hangar Flight Vehicle Facility

2,000 sq. ft. Convoy Vehicle Enclosure

2,500 sq. ft. of area beside the Aircraft Ground Equipment Shed

30

10,000 Sq. Ft.

SPACE FLORIDA

Shuttle Landing Facility

J6-2466

SLF RLV Hangar

EXHIBIT A

Sheet 1 of 2

2,000 Square Ft
25 ft x 80ft

SPACE FLORIDA

Shuttle Landing Facility

K6-0015

SLF CVE Shelter

EXHIBIT A

Sheet
2 of 3

2,500 Square Ft.
25 ft x 100 ft

SPACE FLORIDA

Shuttle Landing Facility

J6-2362

SLF - AGE Shelter

EXHIBIT A

Sheet 3 of 3

KCA-4412 Rev. Basic

ATTACHMENT B
Property Agreement KCA-4412

31

KCA-4412 Rev. Basic

PROPERTY AGREEMENT

BETWEEN

THE NATIONAL AERONAUTICS AND SPACE ADMINISTRATION

JOHN F. KENNEDY SPACE CENTER

AND

SPACE FLORIDA

FOR

THE TRANSFER OF OPERATIONS AND MANAGEMENT

OF THE

SHUTTLE LANDING FACILITY

KCA-4412 Rev. Basic

This page intentionally left blank

KCA-4412 Rev. Basic

KCA-4412 Rev. Basic

EXHIBIT I: SLF AGREEMENT POINTS OF CONTACT	88

EXHIBIT J SPFL PLANNED OPERATIONS AND ASSOCIATED INSURANCE REQUIREMENTS	89

I. AUTHORITY AND PARTIES

In accordance with the National Aeronautics and Space Administration Act, 51 U.S.C. § 20113(e) and Chapter 331, Part II, Florida Statutes, this Federal-State Partnership Agreement (hereinafter referred to as "Agreement") is entered into on behalf of the National Aeronautics and Space Administration (hereinafter referred to as "NASA") by the John F. Kennedy Space Center (hereinafter referred to as "NASA KSC") located at Kennedy Space Center, Florida 32899 (hereinafter referred to as "KSC" or the "Center"), and Space Florida, an independent special district and subdivision of the State of Florida, located at Exploration Park, Florida 32953 (hereinafter referred to as "SPFL") for the transfer of the management, development, and operation of property and infrastructure comprising the Shuttle Landing Facility (hereinafter referred to as the "SLF"), further described in Exhibit A and formerly used in support of the Space Shuttle Program. This partnership is consistent with direction in the National Space Transportation Policy of the United States of America, of November 21, 2013, which directs NASA to "encourage private sector and state and local government investment and participation in the development, improvement, and sustainment of space infrastructure, including both federal launch and re-entry sites as well as those operated and maintained by private, state, and local entities," NASA KSC and SPFL may be individually referred to as a "Party" and collectively referred to as the "Parties."

II. SCOPE, PURPOSE, AND PERMITTED USES

A. The purposes of this agreement are to:

1. Facilitate SPFL's management, development, improvement, operation, and sustainment of the SLF in support of both Government and commercial users engaged in horizontal space launch and recovery, aerospace vehicle flight testing and operations, and mission-related or otherwise compatible aviation. With respect to the SLF, SPFL shall have the right to possess, occupy, develop, re-develop, or otherwise improve, for its own use, or for permit to others, both the land and existing improvements thereon; and shall have the right to construct, or allow others to construct, such structures and facilities as may be required to support the activities authorized by this Agreement, including but not limited to those Commercial Space Activities identified in this Agreement;

2. Encourage private sector and state and local government investment and participation in the development and improvement of space transportation infrastructure;

3. Transfer to SPFL the operational management and maintenance responsibility for the SLF, including existing NASA facilities and related equipment located at the SLF, together with surrounding unimproved land within the SLF required and suitable for future development associated with the purposes and activities authorized pursuant to this Agreement, and provide SPFL with twenty-four (24) hours per day, seven (7) days per week access consistent with the terms of this Agreement.

B. The U.S. Fish and Wildlife Service (USFWS) and NASA KSC have defined an area (Developable Area) to accommodate fringe expansion of SLF operations and capabilities that is intended to minimize development impacts to wildlife habitat (See Exhibit A).

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Development at the SLF shall be in accordance with the 2007 and 2012 Environmental Assessments (EA) that have been conducted at the SLF. Currently development at the SLF is limited to the south field site and the mid field site, in conformance with areas and impacts defined in the prior mentioned EA's. Development at the north field, and any other areas of the Developable area that is outside the boundaries covered by the current NASA KSC Record of Environmental Consideration (REC) (Exhibit D), is contingent upon the completion of the 2015 Center-wide Environmental Impact Statement (EIS), or pursuant to other National Environmental Policy Act (NEPA) analysis and documentation if required. Once completed, the NASA KSC Business Point of Contact (POC) (Exhibit I) shall notify SPFL and make available the EIS and updated NASA KSC REC.

C. Permitted uses of the SLF under this Agreement include the following "Commercial Space Activities" that are consistent with the then current Applicable Laws:

1. Processing, flight, and refurbishment of commercial and Government suborbital and orbital launch systems requiring horizontal takeoff and/or recovery;

2. Processing and integration, and/or recovery and storage, of space mission payloads requiring use of permitted flight systems;

3. Advanced aerospace vehicle flight testing and operations, including Unmanned Aerial Systems (UAS) and spaceflight training or development-related experimental aircraft;

4. Commercial and Government spaceflight or aerospace research mission support aviation operations;

5. Commercial and Government mission management and program support aircraft operations;

6. Chartered air service, including passenger aircraft associated directly with Commercial Space Activities;

7. Spaceflight vehicle or payload hardware delivery cargo aircraft operations;

8. Other cargo operations supporting the Commercial Space Activities or other activities at KSC or Cape Canaveral Air Force Station (CCAFS);

9. Aviation flight test and development;

10. Advance air traffic or space traffic management systems development and testing, including but not limited to development of systems and technologies to integrate UAS and commercial space transportation into the National Air Space (NAS) system;

11. Straight line aerodynamic and engine technology vehicle testing;

12. Related manufacturing, assembly, and storage of materials, components, and flight or ground support equipment;

13. Related warehousing and logistics;

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14. Related development, construction, and operation of common area improvements (e. g., aprons, taxiways, fuel and commodity storage areas, and space launch vehicle preparation areas);

15. Related development, construction, and operation of user parking areas, offices and support facilities, visitor facilities including but not limited to those designed for tourism (e.g., flight viewing and educational exhibits);

16. Related administrative, operations, and support facilities; and

17. High energy systems research, development, and testing.

The enumerated Commercial Space Activities are intended to operate as specific guidelines on the types of activities that NASA considers desirable, and are not intended to operate as a limitation on NASA's right to approve or disapprove other uses, occupancies, or activities at the SLF.

The enumerated Commercial Space Activities are not intended to grant any rights or benefits to, or be enforceable by, any users, Site Occupants or any third party, and NASA may in its sole discretion, and with SPFL's consent, grant approval for any use, occupancy, or activities that it deems in the public interest or beneficial to public or private domestic space activity.

No other uses are allowed without a modification to this Agreement (per Article XIX, "Modifications") formally negotiated and executed by SPFL and NASA KSC.

D. Prohibited Uses include:

1. General Aviation;

2. Scheduled passenger air service (except for chartered passenger air service as described above); and

3. Industrial manufacturing unrelated to space transportation, aerospace flight systems, or space mission payloads.

E. The NASA KSC Center Director shall, in his sole discretion, have the authority to direct SPFL to cease all activities under this Agreement that are reasonably believed to be incompatible with safety, security, environmental protection, resource protection, or other Government interests. Related Entities, Site Occupants, licensees, assignees, or invitees shall have no claim under this Agreement on account of such actions against the Government or any officer, agent, employee, or Related Entity thereof

III. RESPONSIBILITIES

A. SPFL Responsibilities. At its own expense, SPFL will:

1. Manage, develop, maintain, and operate the SLF as described and defined in this Agreement for both Government and commercial users in accordance with the following priorities:

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a. Horizontal landing of a vehicle from orbit or suborbital profile;

b. Horizontal launch of spacecraft or mother vehicle carrying a launch vehicle;

c. Aircraft Operations;

d. Plight Vehicle testing;

e. UAS Operations; and

f. Miscellaneous - Non-Interference Operations.

2. Provide priority use and scheduling for major NASA and U.S. Department of Defense (DOD) operations that require access to and use of the SLR

3. Manage scheduling, integration, and prioritization of shared assets among all SLF Site Occupants and users, Government and commercial, in order to track resources, hazards, outages, and other relevant information throughout the SLF.

4. Assume responsibility for utility systems' operations and maintenance beginning at the designated utility distribution demarcation point (Exhibit C).

5. Reimburse NASA provided support services, if any, in advance of their provision by NASA KSC to SPFL consistent with Article V, "Financial Obligations" and Exhibit E.

6. Negotiate and execute formal written agreements with the Federal Aviation Administration (FAA), Florida Department of Transportation (FDOT), and U.S. Air Force Eastern Range, together with implementation plans and procedures, to facilitate availability and use of designated special use airspace and offshore warning areas in support of planned flight operations. Provide copies to NASA of all executed agreements with the U.S. Air Force Eastern Range.

7. Obtain from the FAA or FDOT all licenses and certifications as may be required to enable the planned Commercial Space Activities permitted in accordance with this Agreement.

8. Obtain all other necessary licenses, environmental permits, clearances, and other authorizations, required to support SPFL's Commercial Space Activities, and comply with all Applicable Laws. Provide copies of these documents to NASA KSC.

9. NASA KSC will manage a daily LC-39 integrated schedule to track resources, major hazards, outages, and other relevant information throughout LC-39. SPFL shall participate in the overall integrated scheduling process to coordinate all operations that extend outside the SLF.

B. NASA KSC Responsibilities. NASA KSC

1. Provide support services, if requested by SPFL and available, on a reimbursable, as available, non-interference basis, as specified in this Agreement. This includes access to and service fi-om existing NASA-owned utility distribution systems, including, but not limited to, electrical power, potable water, and wastewater treatment, and consistent with Article V, "Financial Obligations" and Exhibit E. Additional services not identified as Support Services in Exhibit E are outside the scope of this Agreement. NASA, at its own discretion, may provide any such "Demand Services" on a reimbursable basis through a separate agreement to the extent that the provision of such services does not result in NASA competing with the private sector.

KCA-4412 Rev. Basic

2. Transfer the operations and maintenance of the SLF as defined and legally described in Exhibit A to SPFL's control and accountability for the duration of this Agreement, in accordance with the terms specified in this Agreement.

3. Maintain all necessary support interfaces with SPFL. If available, drawings, specifications, maintenance, or operating information relating to the SLF will be provided to SPFL by NASA KSC at SPFL's request.

4. Grant SPFL, its Related Entities, and SLF Site Occupants access to the SLF for the intended scope and purposes of this Agreement.

5. Manage a recurring LC-39 integrated schedule to coordinate maintenance tasks, track resources, major hazards, outages, and other relevant information throughout LC-39. NASA KSC will provide advance notice of actions that may impact SPFL's operations and coordinate such actions so that any disruption is minimized, NASA KSC will manage the prioritization of shared assets and resolution of real-time resource conflicts.

6. Provide operation, maintenance, and configuration management requirements to SPFL for those SPFL-operated systems, or the portions thereof, that NASA KSC will continue to maintain due to interdependencies beyond the SLF demarcation points or as are otherwise required for use by NASA Programs.

7. Provide a safety review or analysis, where required, by Exhibit H.

8. Provide documentation or other information to SPFL related to any agreements NASA KSC has with NASA's Related Entities and third parties existing at the effective date of this agreement that may require access, or other coordination related to the SLF, Third parties may include, but are not limited to, federal agencies, other NASA centers, and commercial companies.

IV. TERM OF AGREEMENT, SCHEDULE, AND MILESTONES

A. The term of this Agreement ("Term") shall commence on the date of the last signature of the parties to this Agreement and, unless sooner terminated as specifically provided in this Agreement, shall continue for a period of thirty (30) years.

B. The Term may be extended or otherwise modified in the manner required in Article XIX for modifications.

C. In addition to Paragraph B, if and when SPFL obtains approval from NASA KSC under Article XXVI for construction or installation of an Improvement, NASA KSC and SPFL expect to discuss and expressly agree under Article XIX at that time to a modification of the Tenn and the Term shall be extended to a date as follows:

KCA-4412 Rev. Basic

1. After substantial completion of a real-property Improvement, the date when the useful life of the Improvement expires; or

2. After installation of a tangible-personal-property Improvement at the SLF, or otherwise after placement of the improvement in service at the SLF, the date when the useful life of the Improvement ends, so long as such date does not exceed the period of sixty (60) years from the original signature date. In the event such date would exceed the period of sixty (60) years from the original signature date, the Term shall be deemed extended to the date sixty (60) years from the original signature date.

D. The Parties will participate in an Annual Strategic Review to assess the planning and development strategy for the SLF.

The planned major milestones for the activities associated with this Agreement are as follows:

SPFL provides Certificate of Insurance and a list of Policy exclusions or limitations	Prior to signature
SPFL provides SLF Design Standards	Within two (2) months of signature Date
SPFL provides Concept of Operations Plan	Within two (2) months of signature Date
SPFL application submission to FAA-AST for Launch and Reentry Site Operator license	Within one year of Signature Date
SPFL obtains status as Florida Registered private airport under FDOT Administrative Code, Chapter 14-60	Within one year of signature date
SPFL execution of transition contracting actions to ensure continuity of operations	NLT September 30, 2015
SPFL obtains FCC license	Within one year of signature date

V.  FINANCIAL OBLIGATIONS

A. The National Aeronautics and Space Act, 51 U.S.C. § 20113(f), provides authority to NASA to cooperate with public and private agencies and instrumentalities, with or without reimbursement, in the use of services, equipment and facilities. Given the mutual benefit to NASA and SPFL within the scope and purpose of this Agreement is to promote and facilitate commercial space activities utilizing the SLF, use of this authority is appropriate to execute this Agreement.

KCA-4412 Rev. Basic

B. The benefit to NASA from this Agreement includes priority use for mission requirements and long term preservation of this unique high value asset for commercial and DOD space flight activities. In addition, NASA will achieve cost savings through continued access and use of the SLF. In consideration of the NASA benefit derived as a result of the activities, investments, and obligations assumed by the SPFT, pursuant to this Agreement, NASA will not require SPFL to provide cash payments for use of the SLF. In the event that the SPFL's personal property is not removed and the SI,F is not restored in accordance with this Agreement, SPFL shall pay to NASA a reasonable sum which may be expended after the expiration, revocation, or termination of this Agreement to restore the SLF to the condition required by this Agreement.

C. SPFL is required to make payments to NASA for provision to SPFL of "Support Services," which will be reimbursed fully by SPFL in advance of any such commitments by NASA. See Exhibit E.

1. SPFL agrees to reimburse NASA to carry out its responsibilities under this Agreement for the first year of recurring services, Included in the estimate are costs for those services anticipated to be provided by NASA KSC during the first and subsequent years of the agreement (e.g., utilities, fire, and badging), including a reserve fund ($25,000) to enable expedited processing of requests for other services within the scope of this agreement.

a. Normally included in recurring services are indirect costs associated with common area grounds and road maintenance which is charged as a Facility Service Charge established annually by NASA KSC based on the Center's square footage and charged to SPFL based on square footage of real property in this Agreement, excluding square footage of the runway. This fee will not be included during the period that NASA KSC is providing transition services, but will be implemented once those services are no longer being provided by NASA KSC. As the Center and SLF expand or reduce in square footage of real property, the square footage algorithms for estimated cost will be updated.

b. Included in the recurring services estimate is the full cost of NASA KSC provided services includes an applicable Center Management and Operations (CM&O) charge (percentage rate) established annually by the Agency. The CM&O charge covers NASA KSC's costs of maintaining and operating the municipal services at the Center.

c. Included in the recurring services estimate is a direct cost allocation of NASA KSC's protective services contract value specific to fire emergency response. The allocation is based on the Center's total square footage, and charged to SPFL based on square footage of real property in this Agreement. In-district support services to the SLF will be provided at no additional costs, As the Center and SLF expand or reduce in square footage of real property, the square footage algorithms for estimated cost will be updated.

KCA-4412 Rev. Basic

2. SPFL agrees to reimburse NASA for NASA KSC to carry out its responsibilities for five (5) months of transition services, to be provided by NASA KSC for a period not to extend beyond September 30, 2015. Included in the estimate are costs for services required to operate and maintain the airfield (e.g., airfield operations, facility maintenance, and information technology). These services will be contracted directly by SPFL to outside providers after the transition period is complete and throughout subsequent years of the agreement.

D. SPFL agrees to provide to NASA, at no cost, flight operation services associated with landings and take-offs of NASA aircraft in accordance with Article XXXII. The non-reimbursed services are valued at $45,045 of support labor for the first year of operation and the value to be escalated by three percent (3%) annually thereafter. NASA KSC's Technical Point of Contact will concur in advance on which NASA flight operations are to be charged against this account. SPFL shall provide a quarterly report of NASA's flight operations costs incurred. A separate contract will need to be established between the Parties for costs in excess of the non-reimbursed services amount.

E. Payment shall be due in advance of initiation of NASA KSC's efforts on behalf of the SPFL. An initial deposit of 70%, which includes 100% of the Transition Services estimate, 100% of the Badging estimate, 100% of the Reserve Account for Miscellaneous Services estimate, and 25% of the Recurring Services estimate shall be due on the signature date of the Agreement. Subsequent quarterly payments shall be received by NASA fifteen (15) days in advance of each quarter and subject to adjustment based on an assessment of actual support services costs.

1. Subsequent years of Support Services will be estimated by NASA KSC and communicated to SPFL in advance of the Agreement signature date anniversary.

2. Payment shall be payable to NASA through the NASA Shared Services Center (NSSC) (choose one form of payment):  (1) U.S. Treasury FEDWIRE Deposit System, Federal Reserve Wire Network Deposit System; (2) pay.gov at www.nssc.nasa.gov/customerservice (select "Pay NASA" from the Quick Links to the left of the page); or (3) check. A check should be payable to NASA and sent to:  NASA Shared Services Center; FMD - Accounts Receivable; For the Accounts of John F. Kennedy Space Center; Bldg. 1111, C Road; Stennis Space Center, MS 39529. Payment by electronic transfer (#1 or 42, above) is strongly encouraged, and payment by check is to be used only if circumstances preclude the use of electronic transfer. All payments and other communications regarding this Agreement shall reference the Center name, title, date, and number of this Agreement.

F. NASA KSC will not provide services or incur costs beyond the existing payment.  Although NASA KSC has made a good faith effort to accurately estimate its costs, it is understood that NASA provides no assurance that the proposed effort under this Agreement will be accomplished for the above estimated amount.  In no event will NASA transfer any U.S, Government funds to SPFL under this Agreement.  Should the effort cost more than the estimate, NASA KSC will advise SPFL as soon as possible.  SPFL shall pay all costs incurred and has the option of canceling the remaining effort, or providing additional funding in order to continue the proposed effort under the revised estimate. Should this Agreement be terminated, or the effort completed at a cost less than the agreed-to estimated cost, NASA shall account for any unspent funds within 90 days after completion of all effort under this Agreement, and promptly thereafter return any unspent funds to SPFL.

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G. Notwithstanding any other provision of this Agreement, all activities under or pursuant to this Agreement are subject to the availability of funds, and no provision of this Agreement shall be interpreted to require obligation or payment of funds in violation of the Anti-Deficiency Act, 31 U.S.C. § 1341.

VI. PRIORITY OF USE

A. Operations

1. SPFL will provide priority use and scheduling for major NASA and DOD operations that require access to and use of the SLF. NASA KSC and SPFL agree to consult on scheduled use of the SLF to insure minimum interference between Government priority and non-government uses of the SLF.

2. SPFL understands that the SLF is part of a buffer zone to insulate operations at KSC and the Cape Canaveral Air Force Station (CCAFS) from adversely affecting the public. The Parties agree to consult in advance on planned operations at the SLF to minimize interference between activities at the SLF and activities conducted at I(SC or CCAFS. NASA KSC will take reasonable steps to accommodate operations at the SLF to minimize. interference between operations at the SLF and KSC and CCAFS operations.

3. In the event that NASA exercises its right of scheduling priority, NASA KSC will make reasonable efforts to keep SPFL as close as possible to its original schedule. Should Government operations affect the schedule of SPFL's launch and re-entry efforts, such action will be read against this Priority of Use Article, and such exercise does not qualify as a "preemption" under 51 U.S.C. § 50910.  In the event that NASA exercises its right of scheduling priority, it will be at no cost to NASA.

B. Support Services

Provision of Support Services to SPFL by NASA KSC is based upon NASA's current understanding of the projected availability of NASA goods, services, facilities, and/or equipment. In the event that NASA's projected availability changes, SPFL shall be given reasonable notice of that change, so that its schedule may be adjusted accordingly. The Parties agree that NASA's use of the goods, services, facilities, or equipment used to provide Support Services to SPFL shall have priority over the use planned in this Agreement. Should a conflict arise, NASA I(SC in its sole discretion shall determine whether to exercise that priority. Likewise, should a conflict arise as between two or more non-NASA Partners, NASA KSC, in its sole discretion, shall determine the priority as between those Partners. This Agreement does not obligate NASA KSC to seek alternative Government property or services under the jurisdiction of NASA at other locations.

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VII. LIABILITY AND RISK OF LOSS

A. Unilateral Waiver with Flow Down

1. SPFL hereby waives any claims against NASA, its employees, NASA's Related Entities, and employees of NASA's Related Entities for any injury to, or death of, SPFL employees or the employees of SPFL's Related Entities, or for damage to, or loss of SPFL's property or the property of its Related Entities arising from or related to activities conducted under this Agreement, whether such injury, death, damage, or loss arises through negligence or otherwise, except in the case of willful misconduct.

2. SPFL further agrees to extend this unilateral waiver to SPFL's Related Entities and Site Occupants by requiring them, by contract or otherwise, to waive all claims against NASA, its related entities, and employees of NA SA and employees of NASA's related entities for injury, death, damage, or loss arising from or related to activities conducted under this Agreement.

B. Indemnity

1. To the extent permitted by law, SPFL agrees to indemnify and defend NASA against, and hold NASA harmless from, all claims, demands, liabilities, damages, losses, costs, and expenses, including reasonable attorneys' fees and disbursements, caused by activities under this Agreement, except to the extent the same is caused solely by the willful misconduct of NASA. To the extent SPFL, as an instrumentality of the State of Florida, is precluded from providing the foregoing indemnification obligation, SPFL agrees to fulfill its obligation to indemnify the U.S. Government by directing, and permitting NASA to direct, any third-party claimants to file any applicable claims directly with the State of Florida in accordance with Section 768.28 of Florida Statutes and other Applicable Laws of the State of Florida.

2. The unilateral waiver, above in Section A, and indemnity requirements, in Section B, do not apply to personal injury, death, and property damage arising from NASA's flight operations of NASA-owned aircraft at the SLY.

C. Insurance for Damage to U.S. Government Property

1. SPFL shall, at no cost to NASA, maintain, or cause to be maintained, throughout the Term, insurance to cover the loss of or damage to U.S. Government property as a result of any activities conducted under this Agreement. The policy must cover the cost of replacing or repairing any U.S, Government property (real or personal) damaged as a result of any performance of this Agreement, including performance by the U.S. Government or its contractors, subcontractors, at any tier,

2. The insurance required under this subparagraph shall provide coverage in an amount acceptable to NASA. All terms and conditions in the policy shall be acceptable to NASA, and shall require thirty (30) days' notice to NASA of any cancellation or change affecting coverage. The policy shall cover all risks of loss except that it may exclude damage caused by the U.S. Government's willful misconduct. The insurance policy shall provide that the insurer waives its right as a subrogate against U.S. Government contractors, subcontractors at any tier for damage.

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3. An insurance policy or policies, the terms and conditions of which are reviewed and approved by NASA, at least annually, based on planned operations of SPFL, or an agreement on an alternative method of protection, is a condition precedent to SPFL's access to or use of U.S. Government property or U.S. Government services under this Agreement. This annual review will result in the agreed upon insurance requirements to be memorialized and signed by the Parties and attached as Exhibit J to this Agreement.

4. In the event SPFL is unable to obtain insurance coverage required above, the Parties agree to consider, subject to review, approval and agreement by NASA, alternative methods of protecting U.S. Government property (e.g., by acceptable self-insurance or purchase of an appropriate bond).

5. In the event U.S. Government property is damaged as a result of activities conducted under this Agreement, SPFL (whether as an insured loss payee or under an alternate protection method) shall be solely responsible for the repair and restoration of such property subject to NASA direction. SPFL's liability for such repair and restoration shall not exceed the agreed insurance amounts or other protection method limits.

D. Insurance Protecting Third Parties

1. SPFL shall, at no cost to NASA, maintain throughout the Term, insurance protecting the U.S. Government and U.S. Government contractors and subcontractors, at any tier, from any liability as a result of any activities conducted under this Agreement, resulting in damage to:

a. SPFL's employees or agents; and

b. Third parties, including U.S. Government employees, and U.S. Government contractor and subcontractor employees.

2. The insurance required under this subparagraph shall provide coverage in an amount acceptable to NASA. All terms and conditions in the policy shall be acceptable to NASA, and shall require thirty (30) days' notice to NASA of any cancellation or change affecting coverage. The policy shall cover all risks of loss except that it may exclude damage caused by the U.S. Government's willful misconduct. The insurance policy shall provide that the insurer waives its right as a subrogate against U.S. Government contractors, subcontractors, or related entities for damage.

3. An insurance policy or polices, the terms and conditions of which are reviewed and approved by NASA, at least annually, based on planned operations of SPFL, or an agreement on an alternative method of protection, is a condition precedent to SPFL's access to or use of U.S. Government property or U.S. Government services under this Agreement. This annual review will result in the agreed upon insurance requirements to be memorialized and signed by the Parties and attached as Exhibit J to this Agreement.

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4. SPFL's insurance obtained pursuant to this section shall not be the exclusive recourse of the U.S. Government in the event liability exceeds the amount of coverage. The U.S. Government reserves the right to bring an action against any responsible party for liability incurred by the U.S, Government under domestic or international law.

5. Each Party agrees to cooperate with the other in obtaining any information, data, reports, contracts, and similar materials in connection with the presentation or defense of any claim by either Party under any policy of insurance purchased to meet the requirements of this Article. If the U.S. Government takes control of the defense of its interests, which would otherwise have been within SPFL's responsibility as established in this Article without the concurrence of SPFL, SPFL shall be released from any liability to the U.S. Government on account of the claim.

E. Insurance for Damage to SPFL Improvements

SPFL shall, at no cost to NASA, maintain throughout the Term, insurance to protecting against loss or damage to Improvements of SPFL or SPFL's Related Entities as a result of any activities conducted under this Agreement to the extent such improvements are reasonably required by NASA to conduct U.S, Government activities in the future.

F. Amount of Insurance

1. Prior to access to the SLF and at all times during the Term, SPFL shall maintain adequate insurance for damage to U.S. Government property, Third Parties, and SPFL Improvements, Exhibit J, which will be updated at least annually through good-faith negotiations between the Parties, will identify SPFL's planned activities and insurance requirements determined necessary or appropriate by the Parties based on the risks to U.S. Government Property, Third Parties, and SPFL Improvements reasonably required by NASA to conduct U.S. Government activities. It is anticipated that as SPFL's management and operation of the SLF includes a greater number of activities, adequate levels of insurance for SPFL will increase. It is SPFL's responsibility to demonstrate through its existing policies that it has met or exceeded its insurance requirements as updated annually. SPFL shall provide to NASA certificates of insurance, and associated policies, evidencing the insurance required thereunder within a reasonable time before SPFL begins to use U.S, Government property or Government services. SPFL shall personally deliver, or send by registered or certified mail, postage prepaid, two copies of such insurance policy(ies), or any modifications or amendments, to NASA at the following address:

National Aeronautics and Space Administration

Kennedy Space Center

Attn:  Chief Counsel

Mail Code CC

Kennedy Space Center, FL 32899

2. If SPFL fails to obtain or maintain the insurance coverage agreed to by the Parties (see Exhibit J), NASA will issue a Cease and Desist Commercial Space Activities Notice to SPFL requiting SPFL to cease all operations at the SLF. SPFL shall comply with the notice until proof of insurance coverage is provided to NASA, Non-compliance with the Notice may be grounds for termination (see Article XIV, paragraph B.10).

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G. Multiple Policies

Insurance protecting damage to U.S. Government Property, Third Parties, and SPFL Improvements reasonably required by NASA to conduct U, S. Government activities may include coverage under several different policies, as long as SPFL can demonstrate it has met NASA's requirement for each type of coverage.

H. Additional Insurance Requirements

1. All insurance and all renewals shall be issued by companies with a rating of at least "A-" "VIII" (or its equivalent successor) or better in the current edition of Best's Insurance Reports (or its equivalent successor, or, if there is no equivalent successor rating, otherwise acceptable to NASA) and be licensed to do and doing business in Florida,

2. No approval by NASA of any insurer, or the terms or conditions of any policy, or any coverage or amount of insurance, or any deductible amount shall be construed as a representation by NASA of the solvency of the insurer or the sufficiency of any policy or any coverage or amount of insurance or deductible.

3. Failure of NASA to demand such certificate or other evidence of full compliance with these insurance requirements or failure of NASA to identify a deficiency from evidence that is provided shall not be construed as a waiver of SPFL's obligation to maintain such insurance.

4. To the extent SPFL decides to pursue an operator's license with the Federal Aviation Administration (FAA), the granting of such license does not relieve SPFL of any obligations under this Article or this Agreement,

5. SPFL agrees that all proceeds of insurance required for NASA protection and obtained by or under the control of SPFL shall first be applied to satisfy SPFL's obligations to the Government under this Agreement.

VIII. INTELLECTUAL PROPERTY RIGHTS - DATA RIGHTS

A. General

1. "Related Entity" as used in this Data Rights Article means a contractor, subcontractor, grantee, or other entity having a legal relationship with NASA or SPFL that is assigned, tasked, or contracted to perform activities under this Agreement.

2. "Data," means recorded information, regardless of form, the media on which it is recorded, or the method of recording.

3. "Proprietary Data," means Data embodying trade secrets developed at private expense or commercial or financial information that is privileged or confidential, and that includes a restrictive notice, unless the Data is:

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a. Known or available from other sources without restriction;

b. Known, possessed, or developed independently, and without reference to the Proprietary Data;

c. Made available by the owners to others without restriction; or

d. Required by law or court order to be disclosed.

4. Data exchanged under this Agreement is exchanged without restriction except as otherwise provided herein.

5. Notwithstanding any restrictions provided in this Article, the Parties are not restricted in the use, disclosure, or reproduction of Data provided under this Agreement that meets one of the exceptions in C. above. If a Party believes that any exceptions apply, it shall notify the other Party before any unrestricted use, disclosure, or reproduction of the Data.

6. The Parties will not exchange preexisting Proprietary Data under this Agreement unless authorized herein or in writing by the owner.

7. If the Parties exchange Data having a notice that the Receiving Party deems is ambiguous or unauthorized, the Receiving Party shall tell the Providing Party, If the notice indicates a restriction, the Receiving Party shall protect the Data under this Article unless otherwise directed in writing by the Providing Party.

8. The Data rights herein apply to the employees and Related Entities of SPFL. SPFL shall ensure that its employees and Related Entity employees know about and are bound by the obligations under this Article.

9. Disclaimer of Liability:  NASA is not restricted in, or liable for, the use, disclosure, or reproduction of Data without a restrictive notice under paragraphs 1C. or 2. of this Article or for Data SPFL gives, or is required to give, the Government without restriction.

B. Data First Produced by SPFL Under this Agreement

If Data first produced by SPFL or its Related Entities under this Agreement is given to NASA, and the Data is Proprietary Data, and it includes a restrictive notice, NASA will use reasonable efforts to protect it. The Data will be disclosed and used (under suitable protective conditions) only for Government purposes.

C. Data First Produced by NASA Under this Agreement

If SPFL requests that Data first produced by NASA under this Agreement be protected, and NASA determines it would be Proprietary Data if obtained from SPFL, NASA will use reasonable efforts to mark it with a restrictive notice and protect it for two (2) years after its development. During this restricted period the Data may be disclosed and used (under suitable protective conditions) for Government purposes only, and thereafter for any purpose. SPFL must not disclose the Data without NASA's written approval during the restricted period. The restrictions placed on NASA do not apply to Data disclosing a NASA-owned invention for which patent protection is being considered.

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D. Publication of Results

The National Aeronautics and Space Act, 51 U.S.C. § 20112, requires NASA to provide for the widest practicable and appropriate dissemination of information concerning its activities and the results thereof. As such, NASA may publish unclassified and non-Proprietary Data resulting from work performed under this Agreement. The Parties will coordinate publication of results allowing a reasonable time to review and comment.

E. Data Disclosing an Invention

If the Parties exchange Data disclosing an invention fin• which patent protection is being considered, and the furnishing Party identifies the Data as such when providing it to the Receiving Party, the Receiving Party shall withhold it from public disclosure for a reasonable time (one (1) year unless otherwise agreed or the Data is restricted for a longer period herein).

F. Copyright

Data exchanged with a copyright notice and no indication of restriction under paragraphs 1.C., 2, or 3 of this Article (i.e. , Data has no restrictive notice) is presumed to be published. The following royalty-free licenses apply:

1. If indicated on the Data that it was produced outside of this Agreement, it may be reproduced, distributed, and used to prepare derivative works only for carrying out the Receiving Party's responsibilities under this Agreement.

2. Data without the indication of 6.A. is presumed to be first produced under this Agreement. Except as otherwise provided in paragraph 5. of this Article, and in the Inventions and Patent Rights Article of this Agreement for protection of reported inventions, the Data may be reproduced, distributed, and used to prepare derivative works for any purpose.

G. Data Subject to Export Control

Whether or not marked, technical data subject to the export laws and regulations of the United States provided to SPFL under this Agreement must not be given to foreign persons or transmitted outside the United States without proper Government authorization.

IX. USE OF NASA NAME AND EMBLEMS

A. NASA Name and Initials

SPFL shall not use "National Aeronautics and Space Administration" or "NASA" in a way that creates the impression that a product or service has the authorization, support, sponsorship, or endorsement of NASA, which does not, in fact, exist. Except for releases under Article X, "Release of General Information to the Public and Media," SPFL must submit any proposed public use of the NASA name or initials, (including press releases and all promotional and advertising use) to the NASA Assistant Administrator for the Office of Communications for review and approval. NASA approval shall be based on Applicable Laws and policy governing the use of the NASA name and initials,

B. NASA Emblems

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Use of NASA emblems (i.e., NASA Seal, NASA Insignia, NASA logotype, NASA Program Identifiers, and the NASA Flag) is governed by 51 U.S.0 § 20141 and 14 C,F,R, Part 1221. SPFL must submit any proposed use of the emblems to the NASA Assistant Administrator for the Office of Communications for review and approval. NASA approval shall be based on Applicable Law and policy governing the use of the NASA emblems.

X. RELEASE OF GENERAL INFORMATION TO THE PUBLIC AND MEDIA

A. NASA or SPFL may, consistent with Federal law and this Agreement, release general information regarding its own participation in this Agreement as desired.

B. When SPFL invites specific media to the SLF, SPFL's Public Affairs POC will advise NASA KSC Public Affairs POC of the visit at least two (2) business days prior to the visit for US citizens and at least ten (10) business days prior to the visit for foreign nationals in order to coordinate the visit details which involve badging of the media crew by SPFL and for the Public Affairs POC to obtain a Media Escort placard to escort the media to the SLF. This placard will only allow access to the SLF and does not allow access to any other NASA operational facilities. All NASA related news media interviews, news conferences, media scouts, photo opportunities, film crews, etc., must be coordinated in advance with NASA KSC Public Affairs POC. SPFL shall make NASA Public Affairs POC aware of any stories to appear in the media, web or social media in advance of publication or broadcast. SPFL may provide for internal communications to their employees, and is encouraged to distribute to their employees all NASA communications to the workforce, SPFL shall follow all NASA policies and procedures (e.g,., KNPR1600.1, KDP-KSC-P3722, and KDP-KSC-P-3717) for badging Foreign National Media.

C. Neither NASA nor SPFL is permitted to release information about ongoing operations for any proprietary or classified government programs without the written consent of those program officials,

XI. DISCLAIMER OF WARRANTY

Goods, services, facilities, or equipment provided by NASA under this Agreement are provided "as is." NASA makes no express or implied warranty as to the condition of any such goods, services, facilities, or equipment, or as to the condition of any research or information generated under this Agreement, or as to any products made or developed under or as a result of this Agreement including as a result of the use of information generated hereunder, or as to the merchantability or fitness for a particular purpose of such research, information, or resulting product, or that the goods, services, facilities or equipment provided will accomplish the intended results or are safe for any purpose including the intended purpose, or that any of the above will not interfere with privately-owned rights of others. Neither the government nor• its Related Entities shall be liable for special, consequential or incidental damages attributed to such equipment, facilities, technical information, or services provided under this Agreement or such research, information, or resulting products made or developed under or as a result of this Agreement.

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 XII. DISCLAIMER OF ENDORSEMENT

NASA does not endorse or sponsor any commercial product, service, or activity. NASA's participation in this Agreement or provision of services or facilities under this Agreement does not constitute endorsement by NASA. SPFL agrees that nothing in this Agreement will be construed to imply that NASA authorizes, supports, endorses, or sponsors any product or service of SPFL resulting from activities conducted under this Agreement, regardless of the fact that such product or service may employ NASA-developed technology.

XIII. COMPLIANCE WITH LAWS AND REGULATIONS

A. The Parties shall comply with all Applicable Laws and regulations including; but not limited to, occupational health; safety; security; export control; environmental; and suspension and debarment laws and regulations. Access by SPFL to NASA KSC facilities or property, or to a NASA Information Technology (IT) system or application, is contingent upon compliance with NASA security and safety policies and guidelines including, but not limited to, standards an badging, credentials, and facility and IT system/application access.

B. With respect to any export control requirements:

1. The Parties will comply with all U.S, export control laws and regulations, including the International Traffic in Arms Regulations (ITAR), 22 C.F.R. Parts 120 through 130, and the Export Administration Regulations (EAR), 15 C.F.R. Parts 730 through 799, in performing work under this Agreement. In the absence of available license exemptions or exceptions, the SPFL shall be responsible for obtaining the appropriate licenses or• other approvals, if required, for exports of hardware, technical data and software, or for the provision of technical assistance.

2. SPFL shall be responsible for obtaining export licenses, if required, before utilizing foreign persons in the performance of work under this Agreement, including instances where the work is to be performed on-site at KSC and where the foreign person will have access to export-controlled technical data or software.

3. SPFL will be responsible for all regulatory record-keeping requirements associated with the use of licenses and license exemptions or exceptions.

4. SPFL will be responsible for ensuring that the provisions of this Article XIII, "Compliance with Laws and Regulations" apply to its Related Entities,

C. With respect to suspension and debarment requirements:

1. SPFL hereby certifies, to the best of its knowledge and belief, that it has complied, and shall comply, with 2 C.F.R. Part 180, Subpart C, as supplemented by 2 C.F.R. Part 1880, Subpart C.

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2. SPFL shall include language and requirements equivalent to those set forth in subparagraph (C)(1), above, in any lower-tier covered transaction entered into under this Agreement.

D. If the scope of work to be performed by SPFL at the SLF to accommodate their use is determined to be subject to the requirements of the Davis-Bacon Act, SPFL and its Related Entities shall comply with all wage determinations and other applicable provisions.

XIV. RIGHT TO TERMINATE, EVENTS OF DEFAULT, REMEDIES

A. Termination by Mutual Consent. This Agreement may be terminated at any time upon mutual written consent of both Parties.

B. Default by SPFL. The occurrence of one (1) or more of the following Events of Default shall constitute a breath of this Agreement by SPFL:

1. SPFL fails to pay any money or charge payable by SPFL under any provision of this Agreement and such failure continues for more than thirty (30) days after NASA KSC gives written notice to SPFL that such amount is due and unpaid;

2. SPFL fails to perform or breaches any other agreement or covenant of this Agreement to be performed or observed by SPFL as and when performance or observance is due and such failure or breach continues for more than ninety (90) days after NASA KSC gives written notice thereof to SPFL; provided, however, that if, by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period of ninety (90) days, an Event of Default shall not exist as long as SPFL commences with due diligence and dispatch the curing of such failure or breach within such period of ninety (90) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach; or

3. SPFL (i) files, or consents by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, (ii) makes an assignment for the benefit of its creditors, or (iii) consents to the appointment of a custodian, receiver, trustee in bankruptcy or other officer with similar powers with respect to the financial affairs of SPFL or of any substantial part of SPFL's property; or

4. Without consent by SPFL, a court or government authority enters an order, and such order is not vacated within ninety (90) days, (i) appointing a custodian, receiver, trustee or other officer with similar powers with respect to SPFL or with respect to any substantial part of SPFL's property, or (ii) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, or (iii) ordering the dissolution, winding- up or liquidation of SPFL; or

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5. This Agreement or any estate of SPFL hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within ninety (90) days; or

6. SPFL (i) fails to obtain or comply with the terms of any DOT/FAA. licenses required or (ii) violates any term or condition of any environmental or other• Government permit or license and such failure or violation continues for more than ninety (90) days after NASA KSC gives written notice thereof to SPFL. For purposes of this Event of Default, SPFL shall promptly notify NASA KSC if and when SPFL receives notice, whether from DOT/FAA or any other governmental agency with regulatory jurisdiction over the SLF, alleging that SPFL is in violation of a term of a required DOT/FAA license or term or condition of an environmental permit or license pertinent to the operation and management of the SLF; or

7. SPFL voluntarily abandons or discontinues Commercial Space Activities at the SLF, and shows no evidence that it will resume its activities within a reasonable period of time, provided, however, that suspension of operations by SPFL during a strike or work stoppage by its employees shall not be considered voluntary abandonment or discontinuance of operations; or

8. SPFL abandons the SLF, and shows no evidence that it will reoccupy the SLF and resume its activities with a reasonable period of time; or

9. SPFL has failed to conduct its activities in a safe manner, and such failure continues for more than seventy-two (72) hours after NASA KSC gives written notice thereof to SPFL.

10. SPFL violates a Cease and Desist Commercial Space Activities Notice (see Article VII, paragraph F.2) from NASA. NASA will provide written notice to SPFL, and SPFL shall have five (5) days in which to return to compliance with the Notice, or provide proof that sufficient insurance has been obtained.

C. Termination due to an Event Default. If an Event of Default occurs, NASA shall have the right at any time to give a written termination notice to SPFL and, on the date specified in such notice, SPFL's right to possession shall terminate and this Agreement shall terminate. Upon such termination, NASA shall have the full and immediate right to possession of the SLR In addition, NASA shall have the right to recover from SPFL all unpaid costs, which had accrued at the time of termination pursuant to Article V, "Financial Obligations."

D. Continuation. If an Event of Default occurs, this Agreement shall continue in effect for so long as NASA does not terminate SPFL's right to possession, and NASA shall have the right to enforce all its rights and remedies under this Agreement, including the right to recover all payments that become due under this Agreement. Acts of maintenance or preservation, or efforts to re-let the SLF or the appointment of a receiver upon initiative of NASA KSC to protect NASA's interest under this Agreement shall not constitute a termination of SPFL's right to possession unless written notice of termination is given by NASA KSC to SPFL.

E. Remedies Cumulative. Upon the occurrence of an Event of Default, NASA KSC shall have the right to exercise and enforce all rights and remedies granted or permitted by law. The remedies provided for in this Agreement are cumulative and in addition to all other remedies available to NASA at law or in equity by statute or otherwise. Exercise by NASA of any remedy shall not be deemed to be an acceptance of surrender of the SLF by SPFL, either by agreement or by operation of law.

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F. SPFL's Primary Duty. All agreements and covenants to be performed or observed by SPFL under this Agreement shall be at SPFL's sole cost and expense and without any offset to amounts which may be payable to NASA.

G. NASA Default. If NASA defaults on its responsibilities as stated in Article III of this Agreement, or fails to perform or breaches any other agreement or covenant of this agreement for reasons other than Force Majeure as defined in paragraph H.1 , below, SPFL shall give written notice to NASA KSC specifying such default with particularity, and NASA shall have thirty (90) days after receipt of such notice within which to cure such default. In the event of any default by NASA, SPFL's exclusive remedy shall be an action for damages or for specific performance, mandamus, injunction, or other equitable remedy, or for both. In addition to seeking such a judicial remedy or remedies, SPFL may terminate this agreement.

H. Unilateral Termination by NASA; Force Majeure.

1. NASA may unilaterally terminate this Agreement upon written notice in the following circumstances: (i) upon a declaration of war by the Congress of the United States; or (ii) upon a declaration of a national emergency by the President of the United States; or (iii) upon a NASA determination, in writing, that NASA is required to terminate for reasons beyond its control. For purposes of this Article, reasons beyond NASA's control include, but are not limited to, acts of God or of the public enemy, acts of the Government other than NASA, in either its sovereign or contractual capacity (to include failure of Congress to appropriate sufficient funding to enable NASA's obligations under this Agreement), fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, or unusually severe weather.

2. In the event of termination for reasons given above, NASA KSC will seek to provide reasonable advance notice and will seek to mitigate the effect of such termination, if possible, and will enter into discussions with SPFL for that purpose. This Article is not intended to limit or govern the right of NASA or SPFL, in accordance with law, to terminate its performance under this Agreement, in whole or in part, for SPFL's or NASA's breach of a provision in this Agreement.

3. Despite the occurrence of any of the conditions delineated above, the Government may elect not to terminate this Agreement immediately. Any such election shall not constitute a waiver of any right of the Government hereunder nor shall it preclude the Government from later terminating the Agreement without further notice if the condition creating a right to terminate continues. NASA shall not be liable for any costs, loss of profits, revenue, or other direct, indirect, or consequential damages incurred by SPFL, its Related Entities, or Site Occupants as a result of the termination by NASA,

I. Unilateral Termination by SPFL. SPFL may terminate this agreement as follows:

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1. Without cause, but only after written notice of its intent to terminate is delivered to NASA KSC at the earliest possible date, and in any event not later than ninety (90) days prior to the dale of termination; or

2. Upon failure of appropriation of funding sufficient, in SPFL's reasonable discretion, to continue operation and maintenance of the SLF, but only after written notice of its intent to terminate is delivered to NASA KSC at the earliest possible date, and in any event not later than sixty (60) days prior to the date of termination; or

3. Upon acts of God or public enemy, but only after written notice of its intent to terminate is delivered to NASA KSC at the earliest possible date, and in any event not later• than sixty (60) days prior to the date of termination.

XV. CONTINUING OBLIGATIONS

The rights and obligations of the Parties that, by their nature, would continue beyond the expiration or termination of this Agreement, e.g., "Financial Obligations", "Liability and Risk of Loss", and "Environmental Condition, Management, and Compliance" shall survive such expiration or termination of this Agreement.

XVI. POINTS OF CONTACT

The Agreement POCs are designated by the Parties in Exhibit 1, The Parties shall submit all communication and correspondence such as written requests, approvals, concurrences, and notices under this Agreement to the designated POCs (e.g., Business, Technical, Public Affairs) identified in Exhibit 1. The primary objective of these POCs is to ensure efficient and effective coordination of the actions required per this Agreement with specific NASA KSC implementing organizations. All written requests, approvals, consents, and notices under this Agreement shall be addressed properly, either deposited in the United States mail, postage prepaid, or delivered by hand, or sent via facsimile or electronic mail, to the applicable party. Such requests, approvals, consents, notices, and other communications shall be effective on the date of receipt (evidenced by the certified mail receipt) if delivered by United States mail. If any such request, approval, consent, notice, or other communication is not received or cannot be delivered due to a change in the address of the receiving party, of which notice was not previously given to the sending party or due to a refusal to accept by the receiving party, such request, approval, consent, notice, or other communication shall be effective on the date delivery is attempted. Each Party shall recognize successor POCs and shall provide appropriate and timely written notification when such changes occur.

XVII. DISPUTE RESOLUTION

Except as otherwise provided in Article VI, "Priority of Use," Article VIII, "Intellectual Property Rights" (for those activities governed by 37 C.F.R. Part 404), and those situations where a pre-existing statutory or regulatory system exists (e.g., under the Freedom of Information Act, 5 U.S.C. § 552), all disputes concerning questions of fact or law arising under this Agreement shall be referred by the claimant in writing to the appropriate Business POC. The persons identified as the Business POC for NASA KSC and SPFL will consult and attempt to resolve all issues arising from the implementation of this Agreement. If they are unable to come to agreement on any issue, the dispute will be referred to the signatories to this Agreement, or their designees, for joint resolution. If the Parties remain unable to resolve the dispute, then the NASA signatory or that person's designee, as applicable, will issue a written decision that will be the final agency decision for the purpose of judicial review. Nothing in this Article XVIII, "Dispute Resolution" limits or prevents either Party from pursuing any other right or remedy available by law upon the issuance of the final agency decision.

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XVIII. SAFETY

A. SPFL shall comply with Kennedy NASA Procedural Requirements (KNPR) 8715.3-3, KSC Safety Procedural Requirements for SPFL Organization's Operating in Exclusive-Use Facilities, with the tailored version of KNPR 8715.3-3 Chapter 7 replacing Chapter 7 of the KNPR. It is SPFL's responsibility to assess all its Related Entities and Site Occupants for compliance to KNPR 8715.3-3.

B. SPFL shall comply with the tailored version of KNPR 8715.3 - 3, Chapter 7 Mishaps and Close Calls as follows:

1. KSC-Reportable Mishaps are unplanned events arising from the acts or omissions of a SPFL or its employees, agents, Related Entities, SLF Site Occupants, or invited guests that result in at least one of the following:

◾ The death of an individual.

◾ Injury or illness to any individual that is not employed by the SPFL or its agents, Related Entities, SLF Site Occupants, or invited guests.

◾ Damage to property outside the SPFL's defined area.

◾ High visibility or high public interest event, including events that could bring OSHA or media attention to NASA.

a. SPFL shall report all KSC-Reportable Mishaps to NASA KSC, within a reasonable time upon the event being known (after appropriate emergency/medical response is notified and prior to the notification of OSHA) by telephoning the NASA KSC Center Safety Office at 321-867-7233 (321-867-SAFE) and by notifying the appropriate NASA POC(s) as identified in the Agreement.

b. SPFL will support the safety culture at KSC, and report any unsafe activity, condition, event, or source of danger that they observe at KSC to the NASA KSC Center Safety Office

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c. If SPFL conducts an independent mishap investigation, the SPFL shall provide a copy of the final mishap report to the appropriate NASA KSC POC(s) as identified in the Agreement.

2. For KSC-Reportable Mishaps that involve at least one of the following:

◾ Death, injury or illness of a NASA employee/NASA Related Entity employee.

◾ Damage to NASA real or personal property inside the SPFL's defined area that has not been "loaned/permitted" to the SPFL,

◾ Damage to property outside the SPFL's defined area and within KSC property.

a. NASA KSC S&MA reserves the right to investigate (which may include an interim investigation response, data and artifact impoundment, and control of the scene) in accordance with Center policies and procedures. SPFL shall cooperate in any such investigation.

b. SPFL shall report any close call ("near miss") to the appropriate NASA KSC POC(s) as identified in the Agreement and the NASA KSC Center Safety Office.

C. SPFL will follow a tailored version of NPR 8715.5, Range Flight Safety Program Requirements. The tailoring process will be where SPFL and NASA KSC S&MA review and jointly document applicable requirements and responsibilities for SLF operations based on the terms below:

1. All FAA Licensed Commercial Launch Operations will be conducted in accordance with KCA-4394 MOU between 45th Space Wing and NASA KSC on Enabling Range Flight Safety Services for FAA Licensed Launch Operations from KSC.

2. SPFL will be responsible for ensuring risk analysis is performed for all flight activities occurring at the SLF (excluding conventional piloted aircraft). SPFL shall provide the risk analysis and NASA facility impact probabilities to NASA I(SC for Class C and D activities as defined in Exhibit H.

3. NASA KSC will be responsible for reviewing and verifying all provided data, and verifying all risk to NASA personnel and property is acceptable, NASA KSC will provide the results of their analysis to SPFL. Flight activities will not occur for Class C and D activity, as defined in Exhibit H), until NASA KSC has deemed the risk to NASA personnel and property is acceptable.

XIX. MODIFICATIONS

Any modification to this Agreement shall be executed, writing, and signed by an. Authorized representative of NASA and SPFL. The exhibits to this Agreement may be added to, updated or removed after written approval by both NASA KSC and SPFL's respective Business POCs identified in this Agreement.

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XX. ASSIGNMENT

Neither this Agreement nor any interest arising under it will be assigned by SPFL or NASA without the express written consent of the official executing, or successors, or higher-level official possessing original or delegated authority to execute this Agreement.

XXI. PARTNER OCCUPANTS

A. SPFL agrees that NASA has a Government mission safety, security, and property ownership interest in the SLF Site Occupants that SPFL allows, pursuant to its rights under this Agreement, to develop, construct, and occupy sites at the SLF and engage in any of the permitted activities identified above. To address this interest and provide a mechanism for NASA to have prior knowledge and participation in the due diligence and selection of prospective SLF Site Occupants, SPFL will use the following process to engage NASA KSC Center Management (and prior to submitting, if applicable, the associated Commercial Aerospace 1509 Template (hereinafter "1509 Template")) for anticipated capital improvements:

1. SPFL shall follow its internal due diligence process, as required in Florida Statutes 331,310, for evaluating and reviewing any prospective SLF Site Occupants for financial responsibility and business case viability; technical and management capabilities to execute program or project; background investigation of past experience and performance; and other relevant factors to support a SPFL decision on entering into a contractual relationship with the prospect.

2. As an element of its due diligence process with respect to prospective SLF Site Occupants, SPFL will seek and incorporate NASA's knowledge, experience, and any reservations or concerns regarding an SLF Site Occupant prospect and/or the specific activities proposed to be carried out by that prospect. NASA's reservations or concerns will be based on the following considerations:

a. Whether the prospective SLF Site Occupant's business or other activities is consistent with NASA's mission;

b. Whether the prospective SLF Site Occupant have the relevant experience to use the SLF for any such Commercial Space Activities in a safe manner;

c. Whether the prospective SLF Site Occupant comprises a security risk to the United States;

d. Whether the prospective SLF Site Occupant listed on the General Service Administration's List of Parties Excluded from Federal Procurement and Non-procurement Programs; and

e. Whether the prospective SLF Site Occupant poses an undue risk to NASA personnel or property.

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SPFL will respond to any such input, and if none, will still advise NASA of the summary results of its due diligence process prior to executing any SLF Site Occupant agreement and submitting, if applicable, the associated 1509 Template for capital improvements.

3. To ensure NASA situational awareness of anticipated SLF Site Occupant prospects, timely SPFL awareness of any relevant NASA information that should be factored into the SPFL due diligence process, and provide for the earliest opportunity for NASA to comment on SPFL, plans and opportunities for SLF Site Occupants, the parties agree to regular senior-level, confidential information exchanges to discuss potential or pending opportunities and operations. These meetings shall be scheduled to occur no less than bi-monthly, with participation limited to the senior leadership, nominally the NASA KSC Director and/or Deputy Director, and the Space Florida President and CEO and/or the Space Florida COO.

B. The above described process and procedure notwithstanding, SPFL shall not enter into any SLF Site Occupant agreement with an entity which is known or discovered to be (1) owned, controlled, or otherwise associated with any entity recognized as a security threat to the United States; (2) any entity listed on the General Service Administration's List of Parties Excluded from Federal Procurement and Non-procurement Programs.

C. SPFL shall ensure that all appropriate and applicable environmental, liability, and insurance and other provisions are included in any SLF Site Occupant agreements, as well as any agreements with any of its Related Entities, taking into account the activity contemplated by the parties in each agreement.

XXII. APPLICABLE LAW

U.S. Federal law governs this Agreement for all purposes, including, but not limited to, determining the validity of the Agreement, the meaning of its provisions, and the rights, obligations and remedies of the Parties.

XXIII. INDEPENDENT RELATIONSHIP

This Agreement is not intended to constitute, create, give effect to or otherwise recognize a joint venture, partnership, or formal business organization, or agency agreement of any kind, and the rights and obligations of the Parties shall be only those expressly set forth herein.

XXIV. RIGHTS OF COMMERCE AT THE SLF AND PAYMENT OF APPLICABLE TAXES

A. Pursuant to the purposes of this Agreement, SPFL shall have the exclusive right to conduct, or allow others to conduct on such terms as it may negotiate, all revenue-generating activities associated with or related to the uses permitted by this Agreement. These revenue-generating activities (collectively the "Rights of Commerce") include but are not necessarily limited to the commerce resulting from the offering and performance of the following services:

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1. Permitting of SLF sites and facilities

2. Construction of improvements upon sites to meet SLF Site Occupant requirements;

3. Provision of fuel and propellant commodities;

4. Provision of concession services for employees, Site Occupants and visitors

5. Charging and collecting landing and/or range user fees;

6. Charging parking fees, and user/Occupant fees for utilities and support services;

7. Provision of any other services normal and customary to airport or spaceport operations.

B. SPFL shall have the right to re-designate the SLF as it deems necessary and appropriate to the purposes of this Agreement, and to brand as a SPFL trademark or service mark the facility as an operating component of the Cape Canaveral Spaceport. SPFL shall have the right to develop, produce, and control all marketing and collateral materials offering facilities and services, or describing the capabilities of, the SLF.

C. Notwithstanding SPFL's tax-immune status as a political subdivision of the State of Florida, SPFL shall pay, or require and obligate the appropriate Related Entities and SLF Site Occupants to pay, to the applicable taxing authority upon written demand and prior to delinquency, all taxes, assessments, excises, levies, fees, and charges, including all payments related to the cost of providing facilities or services, of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of NASA and SPFL (collectively "Taxes"), that are levied, assessed, charged, confirmed, or imposed by any public or Government authority upon or against, or measured by, or reasonably attributable to, the SLF or any part thereof or any Improvements constructed thereon. SPFL may contest the legal validity or amount of any Taxes for which it is responsible under this Agreement and may institute such proceedings as it considers necessary to recover or reduce its Taxes, provided that SPFL shall bear all expenses in pursuing such contest or proceeding. If a determination is made that local ad valorem taxes are assessable for Improvements constructed upon the SLF, NASA KSC will cooperate with SPFL to minimize any resulting duplication of services or fees.

D. Notwithstanding the requirements of section C above, SPFL may pursuant to its statutory authorities establish fees, charges, assessments, and other forms of payment related to its cost of providing facilities or services for all users of the SLF, as applied in terms and conditions of SLF Occupant and user agreements entered into by and between SPFL and individual user organizations.

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XXV. Property - General

A. NASA retains accountability for, and title to, the SLF. Any personal property and Improvements by SPFL shall be deemed the property of SPFL, title to which shall remain with SPFL. Any personal property and Improvements by a SLF Site Occupant pursuant to an agreement entered into between SPFL and the SLF Site Occupant shall be deemed the property of the SLF Site Occupant, title to which shall remain with the SLF Site Occupant. NASA hereby acknowledges and agrees that SPFL may grant to a lender or the provider of such property installed on the SLF, a • security interest in the personal property and Improvements owned by SPFL or an SPFL Site Occupant as long as such security interest does not create any lien or encumbrance of any kind whatsoever upon the SLF or any other property, real or personal, of NASA.

B. Except for those facilities proposed by SPFL and approved by NASA KSC for demolition in accordance with Article XXVI, SPFL shall be responsible for the Operations and Maintenance (O&M) of the SLF identified in Exhibit A, section A.2 (A), to industry standards for the entire Term. 'SPFL shall at all tithes during the Term and at SPFL's sole cost and expense, operate, maintain, repair and bring up to operating condition all facilities that SPFL is using for its operations, and maintain other "unused" facilities transferred to SPFL's responsibility pursuant to this Agreement in a safe, while also ensuring the safety of any personnel working in proximity to those unused facilities. SPFL shall have no responsibility for the operation, maintenance, repair, or for ensuring the safe condition of, any of the NASA KSC Operated and Maintained facilities (Exhibit A, section A.2 (B)) whether in active use or "unused" or for the facilities identified as NASA Mothballed/Abandoned. SPFL is also financially responsible for all consumables and materials required for the O&M of the SLF. SPFL shall ensure that the SLF retains its functionality for the enumerated Commercial Space Activities identified in this Agreement, for its entire Tenn.

C. Except for any lien or encumbrance that may attach to the personal property and Improvements owned by SPFL and installed at the SLF pursuant to this Agreement, SPFL shall keep the SLF free from mechanics', materialmen's, and all other liens arising out of any work performed, labor supplied, materials furnished, or other obligations incurred by SPFL. SPFL shall promptly and fully pay and discharge all claims on which any such lien could be based. SPFL shall have the right to contest the amount or validity of any such lien, provided SPFL gives prior written notice of such contest to NASA KSC, prosecutes such contest by appropriate proceedings in good faith and with diligence, and upon request by NASA KSC, furnishes such bond as may be required by law or such security as NASA KSC may require to protect the SLF from such lien. NASA shall have the right to post and keep posted on the SLF any notices that may be provided by law or which NASA may deem to be proper for the protection of NASA and the SLF from such liens and to take any other action NASA deems necessary to remove or discharge liens or encumbrances at the expense of SPFL.

D. SPFL is responsible for its own telephone (including coordinating the correct routing of 911 calls) and networking requirements within the SLF demarcation points with the exception of elevator phones. No connection will be granted to NASA KSC network services.

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E. Due to common connectivity between the SLF and LC-39 Area, and other interdependencies beyond the SLF demarcation points, NASA KSC will be responsible for a portion of the operations and maintenance of certain facility sub-systems contained within the SLF demarcation points (Exhibit C). The demarcation points are where NASA KSC operations and maintenance responsibilities end and SPFL operations and maintenance responsibilities begin.

F. SPFL shall participate in the annual NASA Deferred Maintenance Assessment performed by NASA KSC. This will consist of a site visit by NASA KSC personnel and dialogue with the SPFL Technical POC to discuss maintenance requirements.

G. SPFL shall be responsible to operate and maintain any FAA required aircraft avoidance lighting within the SLF.

H. In addition to maintaining a current Federal Communications Commission station license, SPFL and Occupants shall obtain a NASA KSC Radio Frequency (RF) Authorization for all radio frequency transmitters. NASA KSC will seek to provide this authorization within two (2) weeks after receipt of all required data.

I. To ensure compatibility with the NASA KSC RF environment, the SPFL and SLF Site Occupants shall obtain an RE Transmitter Permit from the NASA KSC Electromagnetic Environmental Effects Working Group prior to operation of any RE transmitters. NASA KSC will seek to provide this authorization within two (2) weeks after receipt of all required data,

J. Use of ionizing or nonionizing radiation sources on NASA KSC shall be in compliance with KNPR 1860.1 and KNPR 1860.2 and coordinated with. Industrial Health through the NASA KSC Technical POC.

K. Any NASA KSC operated and maintained real property (identified in Exhibit A.) lost, damaged or destroyed by SPFL incident to SPFL's use and occupation of the SLF shall be promptly repaired or replaced by SPFL to the condition it was prior to said loss, damage, unauthorized modification, or destruction, as reasonably determined by NASA KSC. If SPFL shall fail or refuse to repair or replace property that is lost, damaged, modified without authorization, or destroyed by SPFL incident to SPFL's use and occupation of the SLF, SPFL shall, if so required by NASA KSC, reimburse to NASA money in an amount sufficient to compensate for the loss sustained by NASA by reason of the loss, damage, unauthorized modification, or destruction of any portion of the SLF. SPFL shall not be responsible for repair of damage to NASA KSC Maintained Real Property as defined in Exhibit A.2B that is lost, damaged, destroyed, or modified without authorization incident to NASA's own use, the use by any party authorized directly by NASA to use or occupy the NASA Maintained Real Property; or incident to the use of the SLF by NASA aircraft, spacecraft, or test vehicles; or incident to a natural event, act of war, or as the result of a government-directed activity outside of SPFL's control (e.g., USFWS prescribed burns in the SLF area).

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XXVI. DESIGN, CONSTRUCTION, AND OWNERSHIP OF FACILITY IMPROVEMENTS

A. Facilities Design and Construction. SPFL shall require the design and construction of all facilities to be in compliance with all applicable local, state, and Federal laws and regulations, including Chapter 373, Florida Statutes; and in conformance to the latest edition of the Florida Building Code and other design and construction standards adopted by the State, and in effect prior to the start of design. SPFL shall provide to NASA-KSC all facility and facility value data as may be required for NASA KSC to comply with NASA project approval and real property reporting purposes. SPFL shall maintain all specifications and design drawings, and a complete set of as-built drawings for each facility Improvement completed, and shall provide access to such documentation or copies if requested by NASA KSC for its retention and property records,

B. Project Approval. Prior to commencing the design and construction of an Improvement upon the SLF, or to existing SLF facilities and infrastructure, SPFL must first submit and obtain NASA KSC's written concurrence to proceed with the planned Improvement by submitting a completed 1509 Template describing any improvement equal to or greater than $100,000 ( Exhibit F). This template is used by NASA KSC to complete the "Facility Project - Brief Project Document" (NASA Form 1509), and "Facility Project Cost Estimate" (NASA Form 1510).

C. Project Coordination. SPFL shall coordinate with NASA KSC in the early planning phase of any proposed facility Improvements that may require an increase in current capacity or configuration change to any utility service (e.g., electrical, water/wastewater, natural gas) to the assigned facilities, and shall establish a design and construction coordination process to notify NASA KSC of significant changes during design and construction that affect configuration or safety of upstream utility services (unless SPFL opts to obtain utilities from a commercial or non-government source). NASA KSC will serve as the utility services provider for SPFL and will perform any utility modifications on the NASA KSC side of the negotiated interface points (e.g., expansion, sating, and re-configuration) on a cost reimbursable basis consistent with the terms of Article V, "Financial Obligations." Demarcation (isolation) points and/or interface points for affected utilities are captured in Exhibit C to this Agreement. SPFL shall follow NASA policies and procedures when implementing any facility Improvements projects including, but not limited to, outage coordination, switching limitation policy, hot work permits, excavation permit and utility locate procedures, trailer/equipment tie-down requirements and movement of oversize loads.

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D. SPFL Design Review and Approval/Construction Inspection. SPFL will be responsible for the preparation and publication of an SLF Design Standards and Utility Interface Requirements Handbook to ensure the consistent and compatible design of all future SLF improvements regardless of owner/builder, SPFL will provide NASA KSC with an opportunity to review and comment on the Handbook prior to its finalization. The standards shall include architectural standards, building identification and labelling standards, signage standards, sustainability standards, and standards for utility interfaces. SPFL will be responsible for obtaining independent design review for compliance with the adopted standards and Florida Building Code, and for independent construction inspection for conformity with applicable standards and codes. SPFL will provide NASA KSC with copies of all inspection reports, as well as the disposition of any comments on those reports. The SLF design standards shall include the following NASA standards or equivalent:

1. NASA-STD-8719.11, Safety Standard for Fire Protection, as it relates to fire sprinkler and fire alarm systems and associated occupancy and hazard classifications. This standard also serves as a simple NASA-specific reference to those Building Code and NFPA requirements that are applicable at KSC, or to cover situations where there are no applicable codes.

2. KSC-STD-E-0012, Facility Grounding and Lightning Protection, latest edition if facility presents an explosive hazard to NASA KSC facilities or personnel, or can impact NASA KSC mission related operations.

3. To meet the intent of NASA sustainability standards and design requirements intended to conserve energy, water, and other renewable and non-renewable resources, SPFL will incorporate into the SLF design standards State-adopted sustainability standards based on one of the ratings systems State agencies are required to use one of the sustainable rating systems approved in section 255.253, Florida Statutes as determined to be most applicable to the improvements contemplated for the SLF. The selected, applicable standard will be identified in the submitted 1509 Template.

Once finalized, the Parties will incorporate the Handbook as an exhibit to this Agreement.

E. NASA Design Review and Approval/Construction Inspection. Except as otherwise provided with respect to permanent improvements to NASA's real property, NASA KSC's design review and approval, and inspection of construction, shall be required only for the determination of fire protection requirements code compliance of SLF site infrastructure and building construction as necessary to support a certification of occupancy by the AHJ. At NASA's sole discretion, the Authority Having Jurisdiction (AHJ) may use NASA Related Entities to perform design review for code compliance and inspect construction to support the issuance by the AHJ of a certification of occupancy. Design documents shall be provided for AHJ review and comment at up to three design review intervals in order for any NASA KSC concerns to be identified in a timely manner.

In addition, any permanent improvements which must be made to NASA's real property as defined in this Article (i.e., improvements that will not be removed pursuant to the terms of this Agreement) will require NASA KSC review and approval of final design drawings and specifications to be utilized for facility construction and modification for all Improvements, SPFL shall provide as-built documentation to NASA KSC that reflects and incorporates all changes during construction. Utility service interfaces shall be identified. Once systems are placed into operation, SPFL shall provide appropriate configuration control to ensure as-built documentation is maintained current throughout the life of the Agreement. SPFL shall coordinate with the NASA KSC Afil for approval of Certificate of Occupancy or its equivalent, and shall not occupy, utilize or operate facilities impacted by the construction without said approval,

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A listing of the facility systems located at the SLF is provided in Exhibit A. On an annual basis, SPFL shall updated this list and provide the update to the NASA KSC Business POC. SPFL shall develop and maintain a configuration management system to ensure facility systems configuration changes are recorded and tracked over the life of this Agreement.

F. Removal of Real Property. The NASA KSC Real Property Accountable Officer (RPAO) will provide to the SPFL an inventory of all NASA facilities and collateral equipment at the SLF, and will conduct a tri-annual real property inventory inspection of said facilities and collateral equipment to ensure that it is being properly used and accounted for throughout the Term, SPFL shall protect and maintain the all property at the SLF assigned to SPFL. SPFL agrees to submit to the NASA KSC RPAO, through the NASA KSC Business POC any real property collateral equipment tags and/or redlined listings of all equipment that is to be removed as the result of any Improvements made at the SLF. The RPAO will prepare the necessary paperwork (e.g., NASA Form 1046, Transfer and/or Notification of Acceptance of Accountability of Real Property) to properly dispose of the collateral equipment and to remove it from NASA KSC's real property inventory, and will make the required notifications to NASA Headquarters and the General Services Administration regarding any facilities to be demolished, consistent with the terms of the Agreement.

Except as otherwise agreed to in advance by NASA as stipulated below, any removed collateral equipment or recyclable salvaged or scrap materials shall be disposed of through the NASA KSC property disposal process, as directed by NASA KSC and in accordance with the Code of Federal Regulations, Federal Acquisition Regulations, the Export Control Act, and NASA KSC environmental requirements. SPFL shall make arrangements with the NASA KSC Property Disposal Officer, through the NASA KSC Business POC for delivery of those materials or collateral equipment.

Upon advance approval by NASA KSC, it may be possible for the recycled value of such salvageable collateral equipment or scrap materials to be used to help offset the cost of demolition, but in no case will SPFL be permitted to recover scrap or salvage value in excess of actual demolition or removal costs. This salvage offset, which would require a transfer of title to Government property, is only authorized under a federal contract (i.e., Federal Acquisition Regulation [FAR] procurement) for demolition services. Therefore, any such agreement would be in compliance with the FAR and all other Applicable Laws and regulations, and accomplished via a separate contract between NASA and SPFL for demolition of specified real property assets. This contract must be executed before the associated facility Improvements project is approved by NASA KSC.

If SPFL desires to pursue a contract for demolition, SPFL shall indicate on the 1509 Template whether the estimated cost of any planned demolition or removal work includes offsetting scrap or salvage value for any SPFL assigned facilities, facility systems, or collateral equipment; and shall separately document the total estimated net cost of the demolition or removal activity, along with the specific property and associated scrap value used to offset that cost. Finally, the actual demolition costs and associated salvage offset values shall be reported to NASA KSC upon completion of the applicable demolition activity.

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Upon final approval and signature, each completed 1509 Template that results from projects under this Agreement will be incorporated into Exhibit F.

G. Meters. SPFL agrees to install revenue grade meters for utilities (e.g., power and water) as well as meters for commodities (e.g., GN2 and GHe) on any new facilities and existing facilities requiring meters. SPFL shall obtain NASA KSC's approval of the design for any such meter install. NASA KSC will inspect the installation as well as perform periodic inspections to validate that the meter is reading properly.

H. Any NASA real property (See Exhibit A) that will no longer he of use to the SPFL, shall be deemed "Inactive" and placed in a mothballed, abandoned, or stand-by status. SPFL will take the necessary actions to place the facilities in the inactive state. SPFL shall continue to be responsible for keeping the assets safe until returned to NASA KSC. If SPFL elects to abandon, mothball or place in stand-by a NASA-owned facility at the SLF (referenced in Exhibit A.2.A), SPFL agrees to submit a change in facility status to the NASA KSC RPAO, through the NASA KSC Technical POC. Additionally, SPFL agrees to submit a change in facility status for any. asset SPFL plans to reactivate from a mothballed, abandoned, or stand-by status and is responsible for this reactivation,

XXVII. VACATION OF PROPERTY

A. On or before the expiration of this Agreement, SPFL shall:

1. Remove from the SLF all personal property and Improvements made by SPFL or by SLF Site Occupants;

2. Surrender to NASA IeSC the SLF as existing at the signature date of this Agreement, free and clear of all liens, encumbrances or exceptions to title; and

3. Vacate the SLF.

B. All alterations, additions, fixtures and improvements, whether temporary or permanent in character, made in or to the SLF by SPFL or SLF Site Occupants shall be removed by SPFL within ninety (90) calendar days, or such longer time as NASA KSC' may approve, of the expiration or earlier termination of this Agreement, and SPFL shall return the SLF to its original condition except for any property which has been removed by NASA KSC or with the approval of NASA KSC. SPFL shall, at SPFL's expense, remove all real and personal property from the SLF and repair all damage caused by any such removal, reasonable wear and tear excepted. If SPFL abandons the SLF, or is dispossessed by process of law or otherwise, all Improvements made by SPFL and left at the SLF, and all personal property belonging to SPFL and left at the SLF, shall be deemed to he abandoned. NASA, in its sole discretion, will determine its subsequent disposition.

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XXVIII. ACCESS AND INSPECTION

A. NASA KSC may enter the SLF for the purposes of inspections and planned demolition. NASA KSC will determine the number of personnel required for entry with due consideration of SPFL's use. In exercising this right of access, NASA KSC will normally enter the SLF during regular business hours and will normally give SPFL at least forty-eight (48) hours prior notice of its intention to do so, unless NASA KSC determines less than forty-eight (48) hours prior notice is required to respond to safety, environmental, operations, or security concerns. In exercising the right of access provided herein, NASA KSC, its employees and Related Entities, shall comply with all Applicable Laws and the health, safety, environmental, and security plans and procedures of SPFL required by the specific requirements of applicable statutes, regulations or Government contracts. Nothing in this Article shall be construed to limit or impair the statutory authorities of the Government to enter and inspect the SLF. SPFL, its Related Entities, and any SLF Site Occupants, shall have no claim on account of such entries against NASA, the Government, or any officer, agent, employee, or Related Entity thereof.

B. SPFL understands and accepts that its operations at the SLF may, from time to time, be hampered by temporary restrictions on access, such as identity checks and auto searches by NASA KSC or other Government programs that require special security considerations. SPFL agrees that the Government shall not be responsible or liable under this Agreement for any lost time or costs incurred by SPFL due to any disruption of its activities at the SLF, regardless of the frequency or duration of any such interruptions, including disruptions of commercial activities, or any delays in entry, temporary loss of access, barring of individual employees from KSC under federal laws authorizing such actions, limitation or withdrawal of any employee's on-Center driving privileges, or any other security action that may cause employees to be late or unavailable at their work stations, or delay arrival of parts and supplies. SPFL hereby expressly waives any claims or suits against the Government under this Agreement caused by or arising from conducting Government operations or other commercial operations and any such security actions.

XXIX. PROTECTIVE SERVICES - FIRE, EMERGENCY MANAGEMENT, AND SECURITY AND LAW ENFORCEMENT

A. The NASA KSC Protective Services Office (PSO) is the Government office responsible for fire protection, emergency management and security. The PSO oversees the NASA KSC Protective Services Contract. Security and fire personnel conduct operations in both uniformed and plain clothes. This section encompasses those baseline services (i.e., Security patrol, electronic access control monitoring, emergency fire, and medical, security and law enforcement response) that will be provided to SPFL on a reimbursable basis as defined in Article V, Financial Obligations and Exhibit E, under this Agreement.

1. NASA KSC will provide twenty-four (24) hours per day, seven (7) days per week emergency response, structural and aircraft firefighting, emergency management responses to the SLF. The NASA KSC PSO will provide 911 call services, fire rescue, security, and emergency medical and hazardous response to the SLF. SPFL will designate a Protective Services Liaison (PSL) to the NASA KSC PSO,

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2. SPFL will either utilize the PSO locksmith services to acquire locks, core hardware, keys, or provide an external lock box accessible by the Fire Department with an internal master key consistent with specification in paragraph 1.6 below.

3. SPFL will provide immediate access to the SLF by properly identified PSO personnel when necessary in the performance of their official duties,

4. SPFL personnel, SPFL's Related Entities, and SLF Site Occupants, authorized to occupy and use NASA KSC property shall comply with NASA regulations, and all other laws, policies and guidelines that pertain to security, fire, and emergency management.

5. The NASA KSC PSO requires reasonable access to exterior doors and critical entry areas such as rooms containing alarm panels, electrical panels, fire panels, or mechanical rooms with exterior only access for purposes of emergency response and fire inspections.

6. If SPFL desires to use electronic access control, security, and fire alarms, SPFL may utilize the current NASA KSC Center-wide reporting system only if SPFL contracts maintenance of the alarm systems to the NASA KSC O&M provider on a reimbursable basis. These systems will be monitored at the KSC Protective Services Communication Center (PSCC) and will dispatch appropriate response, SPFL's PSL will be notified by the PSCC of alarms in their facilities.

If SPFL contracts maintenance of the alarm systems to a non-NASA KSC O&M provider, the alarm panels shall be removed from the KSC Emergency Response system and shall be monitored twenty-four (24) hours per day, seven (7) days per week by an approved monitoring service at SPFL's cost. The core of the alarm panels will be changed by NASA KSC Locksmith to accommodate the NASA KSC O&M provider on a reimbursable basis. A National Electrical Manufacturing Association (NEMA) 4 compliant enclosure with minimum dimensions of 10'5(10"x6" will be coordinated with NASA KSC AHJ and installed for NASA KSC PSO access. The NEMA 4 box shall be provided and installed by SPFL,

7. The NASA KSC PSO may take whatever action necessary to protect life and property and will not be liable for any damage that occurs as a result of these efforts.

B. Fire Protection

The AHJ as defined in National Fire Protection Association (NFPA), Florida Building Code, American Society of Mechanical Engineers (ASME), American National Standards Institute (ANSI), Safety Standard for Fire Protection (NASA-STD-8719.11), and all applicable fire and life safety documents is the NASA KSC AHJ. SPFL will provide immediate access to the NASA KSC AHJ and designated personnel for compliance inspections. If at any time a matter of compliance is brought to the attention of the NASA KSC AHJ, a determination will be made by the NASA KSC AHJ as to its resolution. This may include, but is not limited to, a written warning, cessation of operations, or recommendation for termination of this Agreement per Article XIV, "Right to Terminate, Events of Default, and Remedies".

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2. The fire and life safety systems for each facility shall be installed and maintained in accordance with the provisions of Safety Standard for Fire Protection (NASA-STD-8719.11), latest revision. Any facility modifications, upgrades, system replacements, or combination thereof shall meet these same provisions. Fire and life safety system outages and impairments shall be brought to the attention of the NASA KSC AHJ.

3. Prior to signing of this Agreement, the NASA KSC AHJ will provide SPFL with a current Code Compliance Report for the SLF identifying any systems which do not currently meet code requirements, and the existing abatement program that has been established by NASA KSC for those systems that do not. Following execution of this Agreement, SPFL will provide an annual Code Compliance Report for the SLF to the NASA KSC AHJ identifying systems that meet code requirements and an abatement program for those systems that do not.

4. Any SPFL facility requiring the use of fire services exceeding the baseline (in-district) services (e.g., dedicated in station fire support) as determined by NASA KSC PSO will be provided on a reimbursable basis to SPFL.

C. Emergency Management

The NASA KSC PSO emergency management office provides twenty-four (24) hours per day, seven (7) days per week support when required by the NASA KSC Emergency Management Officer (NEMO). SPFL shall comply with instructions provided by Protective Services personnel during emergency situations. Emergency situations include, but are not limited to, facility or Center evacuations, aircraft crashes, hurricane preparations, hazardous substance releases, security threats, and fire alarms. SPFL shall coordinate with the NASA KSC NEMO in development of an Emergency Management Plan (EMP) and shall participate in emergency planning, training, response, and recovery. The EMP shall include a facility evacuation procedure in accordance with NASA KSC's Comprehensive Emergency Management Plan (KNPR 9715.2). The PSL will insure that SPFL personnel are familiar with all applicable emergency procedures.

D. Security

1. The NASA KSC PSO security forces will provide twenty-four (24) hours per day, seven (7) days per week routine patrols and response to security emergencies and traffic incidents. Escorts of hazardous, wide, and/or heavy loads coordinated through the KSC Institutional Services Contract (ISC) Duty Office will be provided to SPFL on a reimbursable basis.

SPFL may hire non-NASA KSC unarmed security personnel inside the Sig, Property at their discretion. Any SPFL facility requiring the use of an armed officer must utilize the NASA KSC PSO, Requests that exceed baseline service levels as determined by KSC PSO will be provided to SPFL on a reimbursable basis.

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SPFL shall comply with NASA regulations that prohibit weapons or dangerous materials from being carried, transported, introduced, or stored or used without specific authorization by the NASA KSC Chief of Security. SPFL and guest personnel are also subject to inspection when inside the secure perimeter gates of KSC in accordance with 14 CFR, 1204.1003.

2. SPFL on-site management or PSL will, without delay, report all acts of workplace violence to the PSO; this includes any employee who exhibits behaviors of concern. SPFL will immediately notify the NASA KSC PSO when an employee is terminated for any issue relating to workplace violence. The NASA KSC PSO will support upon request any assistance with any terminations to include escorting employees from the Center. SPFL personnel are encouraged to participate in various NASA KSC PSO security related training and seminars that are offered to NASA KSC and Related Entity employees (e.g., prevention of workplace violence and loss prevention).

3. SPFL will comply with the requirements of Homeland Security Presidential Directive (HSPD) 12 and NASA KSC administrative procedures for access to KSC. SPFL will participate in the current NASA Identity and Access Management system, hedging process, and automated access control. SPFL will reimburse NASA KSC a processing fee, per employee, for each employee requiring access for more than one hundred seventy-nine (179) days. This allows SPFL personnel and Occupants to access KSC and the SLF through all KSC gates, Badging will be available for permanent personnel, as well as subcontractors, construction crews, flight crews, and visitors.

XXX. ENVIRONMEN'FAL CONDITION, MANAGEMENT, AND COMPLIANCE

A. Definitions, As used in this Agreement, "Hazardous Material" shall mean any substance that is (a) defined under any Environmental Law (as defined below) as a hazardous substance, hazardous waste, hazardous material, pollutant, or contaminant; (b) a petroleum hydrocarbon, including crude oil or any fraction or mixture thereof; (c) hazardous, toxic, corrosive, flammable, explosive, infectious, radioactive, carcinogenic, or a reproductive toxicant; or (d) otherwise regulated pursuant to any Environmental Law. As used in this Agreement, "Environmental Law" shall mean all Federal, State, and local laws, statutes, ordinances, regulations, rules, judicial and administrative orders and decrees, permits, licenses, approvals, authorizations, and similar requirements of all Federal, State, and local governmental agencies (including NASA) or other governmental authorities pertaining to the protection of human health and safety or the environment, now existing or later adopted during the Tenn. As used in this Agreement, "Agreement Activities" shall mean the activities of SPFL that are part of the ordinary course of SPFL's business in accordance with the Permitted Uses. As used in this Agreement, "Materials" shall mean the materials handled, used, or stored by SPFL in the ordinary course of conducting Agreement activities, As used in this Agreement, "Permit Applications" shall mean permit application forms and supporting documentation, Notice of Intent forms and supporting documentation, registration forms, license forms, or other regulatory approval requests.

KCA-4412 Rev. Basic

B. Environmental Baseline Survey (EBS). NASA KSC will, at its own expense, prepare an Initial E135 for the SLF to be acknowledged and signed by representatives of NASA KSC and SPFL. The parties acknowledge that the EBS, dated February 28, 2014, has been provided to SPFL in advance of the signing of this Agreement. The EBS shall set forth those environmental conditions and matters affecting the SLF known as of the execution date of this Agreement as determined from records of the SLF and the analysis reflected therein. SPFL shall not be responsible to remedy any environmental conditions and matters affecting the SLF that are documented in the EBS. If the EBS identifies potential soil or ground water contamination requiring further investigation, NASA KSC will perform such investigations, If, after the agreement is signed, SPFL identifies potential soil or groundwater contamination not identified in the EBS and not attributable to SPFL's operations, NASA KSC will perform further investigation and provide those reports to SPFL. NASA KSC will coordinate all sampling and remediation efforts with SPFL prior to commencing the activity. Upon vacating the SLF in accordance with this Agreement, SPFL shall prepare, at its own expense, and submit to NASA KSC an updated EBS, to be acknowledged and signed by representatives of NASA KSC and SPFL. The EBS update shall set forth those environmental conditions and matters affecting the SLF known at the time SPFL vacates the SLF , and be based upon all known activities that have occurred at the SLF as well as information contained in records relating to the SLF and the analysis reflected therein. NASA KSC may require sampling of soil and/or surface and ground water to verify environmental conditions. SPFL shall not be obligated to remedy any environmental conditions and matters affecting the SLF that are not a result of SPFL's Agreement activities at the SLF including activities of SPFL's Site Occupants, clients, assignees, invitees and guests. SPFL shall be liable for and required to remedy any environmental conditions and matters affecting the SLF that are found by NASA KSC to be a result of SPFL's and its Related Entities' Agreement activities at the SLF.

C. General Compliance. SPFL shall ensure that all operations, activities, equipment, and facilities are in compliance with all Federal, State of Florida, and local environmental laws, statutes, regulations, and ordinances. Unless stated in this Agreement, except for NASA activities/operations at the SLF, SPFL shall be solely responsible for compliance with aforementioned environmental regulatory requirements including environmental permits. If formal enforcement actions are taken against NASA for environmental violations due to SPFL's actions or inactions, SPFL shall reimburse NASA for any fines or penalties assessed.

D. Existing Environmental Hazards. SPFL accepts the facilities associated with this Agreement in an "as is" environmental condition. SPFL is responsible for mitigating/protecting workers from any environmental hazards and disposing of any disturbed hazardous materials according to environmental laws and regulations. Examples:  lead-based paint, asbestos, polychlorinated biphenyl (PCB)-containing paint, PCB-containing electrical equipment, etc.

KCA-4412 Rev. Basic

E. KSC Environmental Checklists. Prior to commencing operations, SPFL shall complete an initial NASA KSC Environmental Checklist (KSC Form 21-608) for all activities and submit it to the NASA KSC Environmental Management Branch (EMB) for evaluation. SPFL shall also complete NASA KSC Environmental Checklists prior to the initiation of the following actions, projects, activities, or circumstances and submit them to the NASA KSC EMB for evaluation.

1. Construction, demolition, or facility modification projects (major or minor)

2. Excavations, land clearing, or grading

3. Connecting, disconnecting, or modifying the configuration or operation of a NASA owned system, utility, or stormwater management system

4. Changes in operations, activities, facility operator, or Site Occupant

SPFL shall comply with all the environmental requirements and direction provided by the NASA KSC EMB in the checklist response.

F. National Environmental Policy Act (NEPA). SPFL is responsible for funding, implementing, and maintaining any environmental mitigation measures identified in applicable NEPA documentation associated with the Agreement Activities. The current NASA KSC Record of Environmental Consideration (REC) is provided as Exhibit D. Should Agreement activities trigger the need for NEPA documentation during the Term that did not already exist prior to commencement of the Agreement activity, SPFL is responsible to fund those NEPA requirements, and assist NASA KSC throughout the process as necessary.

G. Historical and Cultural Resources.

1. The SLF has been deemed eligible for listing on the National Registry of Historic Places. Prior to any modifications, repairs, improvements, alterations, the undertaking must be coordinated with the NASA Environmental Management Branch using the NASA KSC Environmental Checklist process, for evaluation to determine if the proposed project will have an adverse effect to the historic properties under the National Historic Preservation Act, implementing regulations (36 CFR Part 800, Protection of Historic Properties), or Programmatic Agreement for Management of Historic Properties at KSC (KCA-4185). If an adverse effect is determined by NASA KSC, NASA KSC will identify its effect of the activity on the historic property and consult with State Historic Preservation Office as appropriate in accordance with the Programmatic Agreement. Any adverse effect determination may take up to three (3) to six (6) months depending on the complexity of the project.

2. SPFL shall not remove or disturb, or cause or permit to be removed or disturbed, any historical, archaeological, architectural, or other cultural artifacts, relics, vestiges, remains, or objects of antiquity. In the event such items are discovered at the SLF, SPFL shall cease its activities at the site, immediately notify said NASA KSC offices, and protect the site and material from further disturbance until said NASA KSC offices give clearance to proceed. Any costs resulting from this delay shall be the responsibility of SPFL.

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H. Waste Management and Disposal. All wastes generated by SPFL shall be properly containerized, stored, labeled, manifested, shipped, and disposed of by SPFL in full regulatory compliance at SPFL's expense. Hazardous wastes generated by SPFL shall be manifested, shipped, and disposed of under SPFL's Environmental Protection Agency hazardous waste generator identification number.

I. Environmental Permitting.

1. SPFL shall obtain all required environmental permits, licenses, registrations, and approvals for their site activities. SPFL shall prepare all permit applications and pay all permit application fees directly to the regulatory agency. If required by the permit application, the NASA KSC Environmental Assurance Branch (EAB) will sign permit applications as the landowner or utility system owner. SPFL shall submit courtesy copies of all submitted permit applications to the NASA KSC EAB within twenty-one (21) calendar days after submission to the regulatory agency. SPFL shall submit courtesy copies of all permits, licenses, registrations, and approvals to the NASA KSC EAB within twenty-one (21) calendar days after receipt from the regulatory agency. SPFL shall ensure that all operations, activities, equipment, and facilities are in full compliance with all permit conditions.

2. NASA KSC holds a facility-wide Federal Clean Air Act Title V Air Operation Permit issued by the Florida Department of Environmental Protection (FDEP) that governs air emissions from dozens of regulated emission sources and hundreds of insignificant emission sources across NASA KSC, NASA KSC intends for SPFL to be independent regarding air emissions permitting and compliance. SPFL shall contact the NASA KSC EAB prior to:

(a) The operation, reactivation, or modification of an existing emission source/activity,

(b) The construction of any new air emission source, or

(c) The initiation of an activity producing air emissions.

3. SPFL shall participate in meetings with the NASA KSC EAB and the FDEP to discuss applicable air emissions permitting and compliance requirements for SPFL's activities. SPFL may be required to obtain separate air permits for their activities. At this time, there are no regulated emission sources or activities currently listed on the NASA Title V Air Operation Permit at the facilities involved in this agreement. There are insignificant air emissions activities currently listed on the NASA Title V Air Operation Permit at the facilities involved in this agreement.

4. NASA KSC may allow SPFL to modify an existing NASA KSC permit to incorporate SPFL's activity or allow SPFL's activity to be covered under an existing NASA KSC permit. If both NASA KSC and SPFL agree to this arrangement, SPFL shall prepare any required permit application, submit the application to the NASA KSC EAB for processing with the regulatory agency, and pay any application or registration fees directly to the regulatory agency. SPFL shall assist NASA KSC in obtaining the permit by responding to regulatory agency questions, preparing formal responses to regulatory agency Requests for Additional Information (RAIs), preparing briefings, attending meetings, etc. Once the permit is obtained, SPFL shall ensure that all operations, activities, and facilities are in compliance with all permit conditions which may include conducting inspections, performing sampling/testing, maintaining records, performing facility/infrastructure maintenance or repair, and preparing operating reports, Any regulatory fines or mitigation that result from any activities at the SLF that are assessed under a modified permit are the responsibility of SPFL. SPFL shall prepare all required regulatory reports/data and submit them to the NASA KSC EAB for submission to the regulatory agency. All communication and interface with regulatory agencies regarding activities conducted under a NASA KSC held permit must be coordinated through and performed by the NASA KSC EAB. SPFL shall be responsible for immediately correcting all violations, findings, and deficiencies identified by a regulatory agency or NASA KSC at SPFL's expense. At the termination of this agreement, SPFL shall provide copies of all records required by or used to demonstrate compliance with any permit, license, registration, or approval to the NASA KSC EAB.

KCA-4412 Rev. Basic

5. Existing Permits to be Retained by NASA KSC. At this time, there arc no existing environmental permits to be retained by NASA KSC associated with a facility involved in this agreement.

6. Existing Permits to be Transferred. There are existing environmental permits at the facilities involved in this Agreement to be transferred to SPFL. SPFL shall complete all required applications and assist NASA KSC in transferring these permits. Upon transfer, SPFL will be fully responsible for permit compliance. These permits are;

Stormwater Management Environmental Resource Permits issued by the St. Johns River Water Management District

◾ Shuttle Landing Facility Permit Number 1ND-009-16630-4

◾ Sharkey Road Widening Permit Number 40-009-0832G-ERP

A diagram showing those stormwater permit boundaries is provided in Exhibit B.

J. Spill Reporting and Cleanup. SPFL shall take measures to prevent the release of hazardous materials at, about, or beneath the SLF. The liability of SPFL under this section of this agreement shall survive the termination of this Agreement with respect to acts or omissions that occur before such termination.

1. Spill Reporting and Notifications. SPFL shall immediately report spills, releases, or emissions of hazardous materials that exceed a Reportable Quantity to:

a. NASA KSC emergency responders by calling (321) 867-7911;

b. Off-site agencies or authorities (such as the National Response Center, Florida State Watch Office, and Florida Department of Environmental Protection) as required by Federal and State of Florida regulations; and

c. NASA KSC EAB by calling (321) 867-9005.

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Reportable Quantities for hazardous materials are defined by various federal and State of Florida regulations such as, but not limited to, 40 CFR Part 302, 40 CFR Part 355, 49 CFR Parts 171-180, Florida Administrative Code (FAC) Chapter 62-150, and FAC Chapter 62-770.

SPFL shall also immediately report any spill or release of hazardous materials (regardless of quantity) to pervious surfaces or environmental media (such as grass, soil, groundwater, surface water, sediment, and gravel) to the NASA KSC EAB by calling (321) 867-9005.

Pavement with unsealed cracks or expansion joints can be considered pervious surfaces if hazardous materials can migrate to environmental media below. A spill to impervious surface that is not adequately cleaned up within a reasonable timeframe (not to exceed six (6) hours) or prior to a storm event is considered a spill to pervious surface for purposes of this Article.

Whenever SPFL is required to report a spill or release to NASA KSC, SPFL shall also complete a written NASA KSC Pollution Incident Report (KSC Form 21-555) and submit it to the NASA KSC EAB within three (3) calendar days after the incident or discovery.

2. Spill Cleanup. SPFL shall clean up all spills regardless of media impacted and quantity spilled. SPFL has the discretion to utilize their own spill cleanup capability or to request support (via the emergency operator) from the NASA KSC spill team to clean up the spill. Whenever the NASA KSC spill team responds to a spill, SPFL shall either reimburse NASA for those costs or establish a support agreement directly with the NASA KSC spill team company. SPFL shall be responsible for shipment and disposal of all cleanup waste and contaminated environmental media as described in the Waste Management and Disposal paragraph above.

All spills and releases to pervious surfaces or environmental media (such as grass, soil, groundwater, surface water, sediment, and gravel) shall be cleaned up to State of Florida residential standards unless approved in writing by the NASA KSC EAB. After the cleanup action has been completed, SPFL shall prepare a written cleanup report (which includes a description the corrective actions taken, a map showing the spill location, general dimensions of the affected area using Global Positioning System coordinates, photos of the spill before and after cleanup, and confirmatory sampling results providing evidence of adequate cleanup). For cleanup actions completed during a calendar quarter, SPFL shall deliver cleanup reports to the NASA KSC EAB no later than the end of the following calendar quarter.

Pavement with unsealed cracks or expansion joints can be considered pervious surfaces if hazardous materials can migrate to environmental media below. A spill to impervious surface that is not adequately cleaned up within a reasonable timeframe (not to exceed six (6) hours) or prior to a storm event is considered a spill to pervious surface for purposes of this section.

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K. Spill Prevention, Control, and Countermeasures (SPCC). SPFL shall comply with applicable oil pollution prevention regulations under Title 40 Part 112 of the Code of Federal Regulations. If required, SPFL shall develop, maintain, and implement a SPCC plan for its oil storage activities.

L. Registered Petroleum Storage Tank Systems. SPFL shall comply with applicable petroleum storage tank system regulations (Florida Administrative Code Chapters 62-761 and 62-762). For new petroleum storage tank systems, SPFL shall register the system with the Florida Department of Environmental Protection and arrange for required installation inspections with the Brevard County Natural Resource Management Office prior to putting the tank system into service. If control and operation of an existing registered petroleum storage tank system is being transferred as a part of the facilities involved in this agreement, SPFL shall transfer the registration from NASA KSC to SPFL and become responsible for maintaining compliance. SPFL shall provide a courtesy copy of all storage tanks registration forms to the NASA KSC EAB.

M. Onsite Sewage Treatment and Disposal Systems (Septic Systems). There is a known septic system present at the SLF near J5-1197 (SLF Control Tower). The system is currently unpermitted (pre-dated permitting regulations). SPFL shall inherit and operate these systems in accordance with all applicable regulations. SPFL shall obtain and comply with necessary permits for the installation, modification, demolition, reconstruction of new or existing septic systems or if a change in septic system usage requires a permit.

N. Sanitary Sewer Discharges. Prior to discharging a non-domestic wastewater into sanitary sewer system, SPFL shall obtain a written discharge approval from both the NASA KSC domestic wastewater collection/transmission system operator and the Cape Canaveral Air Force Station domestic wastewater treatment plant operator. Costs associated with obtaining a written discharge approval will be on a reimbursable basis to NASA. Otherwise the wastewater must be containerized and shipped to an off-site treatment or disposal facility.

O. Recordkeeping. SPFL shall maintain copies of all required environmental permits, licenses, registrations, regulatory approvals, waste manifests, laboratory analyses, reports, plans, compliance records, NASA KSC Environmental Checklists, and regulatory notifications on-site and make them available for review by NASA upon request.

P. NASA Compliance Oversight. As the landowner, NASA has a responsibility to ensure that SLF Site Occupants are complying with environmental laws and regulations. NASA KSC and SPFL will participate in periodic (annually or as otherwise agreed to by the Parties) environmental audits of SLF operations to exchange information; review current and future SLF activities; confirm compliance with environmental regulations and permits; review environmental spills and remediation progress; discuss regulatory agency inspections and findings; coordinate on air permitting; etc. In addition, SPFL shall allow NASA KSC personnel access to conduct spot inspections of SLF facilities, systems, compliance records, or wastes if NASA KSC personnel have reason to believe that a potential environmental non-compliance situation exists or that an unpermitted spill or release to the environment has occurred. For the spot inspections, NASA KSC will normally enter the SLF during regular business hours and will give SPFL at least forty eight (48) hours prior notice of its intention to do so unless the issue involves a potential threat to human health or the environment. SPFL shall attend all spot inspections and provide corrective action responses for all identified violations, findings, and deficiencies by the due date in the inspection letter. SPFL shall be responsible for immediately correcting all violations, findings, and deficiencies identified in the inspection letter at SPFL's expense.

KCA-4412 Rev. Basic

Q. Requirements Communication. SPFL shall ensure that all environmental compliance requirements as defined in this Article are communicated to all Related Entities, Site Occupants, and facility owners performing Commercial Space Activities at the SLF under subleases or any other agreement with SPFL. SPFL shall he liable for any environmental contamination, and any noncompliance with environmental requirements including all associated penalties and/or fines resulting from such activities, regardless of NASA KSC' s consent to such activities, and all such activities shall be deemed Agreement activities.

R. Cancellation of Permits & Registrations. Upon termination of this Agreement, SPFL shall cancel all permits/registrations/licenses held by SPFL, remove permitted/registered equipment, and vacate the SLF in accordance with this Agreement. If a SPFL' s activity is incorporated into a NASA KSC held permit, NASA KSC will decide if the permit should be modified to remove SPFL's activity.

S. Agreement Termination Inspection. Upon termination of this Agreement, NASA KSC environmental staff shall perform a facility walk-down with SPFL personnel to ensure the removal of all hazardous materials and the proper closure of regulated activities and equipment.

T. Continuing Liability. This Article shall survive the termination of this Agreement with respect to any damage, bodily or personal injury, illness, or death occurring prior to such termination. This Article shall survive the termination of this Agreement with respect to any environmental non-compliance condition identified by NASA KSC or SPFL, and shall continue until such non-compliance condition is fully mitigated, remediated, abated, or otherwise remedied to the satisfaction of NASA KSC and any federal, state, or local regulators with an interest in the non-compliance condition.

U. Environmental Impact Statement (EIS). NASA KSC is in the process of completing the Center-wide Environmental Impact Statement (EIS). The EIS shall address the SLF build-out proposed in the Center Master Plan. Any deviations from that Master Plan shall require additional NEPA documentation at the expense of SPFL. At time of Agreement signing, development shall be limited to the portion of the SLF, based on the Environmental Assessment (EA) for the expanded use of the SLF, dated 2007 and the Suborbital Processing, Launch and Recovery Operations, dated 2012.

V. Wetland and Scrub Mitigation Impact. NASA KSC shall secure the state and federal environmental permits that will authorize construction activities at the SLF for the SLF Occupant Site #2 and associated infrastructure improvements. SPFL shall be responsible for the cost of future mitigation for its impact area including monitoring and maintenance for the period specified in the permits, SPFL shall be responsible for the permitting and funding of any future mitigation actions.

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W. Environmental Land Management. The land surrounding the SLF is part of the Merritt Island National Wildlife Refuge (MINWR). The USFWS perform habitat management per a long-standing interagency agreement (KCA 1649 rev B) between NASA KSC and the USFWS. The USFWS conducts prescriptive burns to effectively maintain and enhance wildlife habitat and reduce the occurrence and severity of wildfires. The USFWS has primary responsibility for wildfire suppression on KSC, Prescribed burn approval will be coordinated with NASA KSC under established procedures, with notification to SPFL of scheduled bums with the SLF lands. A list of SLF fire management units scheduled for prescribed burning will be provided to NASA KSC and SPFL each calendar year. Prescribed burns will be conducted under specific conditions to avoid impacts to the SLF. Additionally, the USFWS is responsible for treatment and removal of non-native invasive plants and animals on refuge lands. MINWR will continue to provide nuisance wildlife response within the SLF boundary,

X. Land within the SLF demarcation points that has not been withdrawn from MINWR, pursuant to NASA's land management agreement with the USFWS, as of the effective date of this Agreement, shall remain under the management of the FWS until such time as undeveloped portions of the SLF are required by SPFL, for purposes and activities authorized herein,

Y. If and when all of the developable land described in Exhibit A is fully developed, and SPFL were to require additional undeveloped land within the SLF demarcation points for development or operational management, NASA shall evaluate SPFL's request to proceed with the withdrawal of the required land from MINWR pursuant to this Agreement and the NASA-USFWS Agreement for management of the MINWR,

XXXI. RESERVED

XXXII. AIRFIELD OPERATIONS AND MANAGEMENT

A. Airfield Operations. SPFL shall operate and maintain the SLF as a Florida-registered private airport pursuant to the Florida Department of Transportation Administrative Code, Rule Chapter 14-60 (Airport Licensing, Registration, and Airspace Protection), and in accordance with the requirements and operational guidelines identified in Exhibit H.

B. Airfield Annual Inspection. As a Florida-registered private airport, the airfield shall be inspected annually by Florida's Aviation Operations Administrator to provide an independent inspection of compliance with the license requirements regarding airport facilities and operations together with the supplemental requirements identified in Exhibit H. SPFL shall provide NASA KSC a copy of its FDOT registration, its subsequent biannual renewal, and the annual written inspection report by the Florida Aviation Operations Administrator.

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C. Commercial Space Activities. SPFL shall operate and maintain the SLF to support commercial space activities pursuant to the regulation of the FAA Office of Commercial Space Transportation (FAA-AST), and in accordance with a Launch Site Operator License and/or re-entry license to be issued by FAA-AST. SPFL shall provide to NASA KSC a copy of its FAA license for activities at the SLF, and shall also provide to NASA KSC a copy of periodic FAA-AST inspection reports evaluating compliance with the terms and conditions of the Launch Site Operator License,

D. Airfield Operations and Services. SPFL shall operate and maintain the SLF, in accordance with requirements in Exhibit H. SPFL will offer and provide airfield services to users that are normal and customary for such uses and as appropriate to the user requirements. General requirements for the availability and performance of airfield services are identified in Exhibit H. Support to NASA KSC flight operations and use of the SLF by NASA aircraft will be provided in accordance with the terms of Article V, Financial Obligations, and as identified specifically in Exhibit H and shall include provision by SPFL of:

1. A runway free of Foreign Object Debris (FOD), which is compliant with applicable FDOT and FAA requirements for condition, obstruction clearance, marking, lighting, etc.;

2. Necessary support equipment for NASA aircraft operations (e.g., Ladder, Aircraft Tug, A/C Start Unit, Diesel Sweeper);

3. Processing and issuance of Prior Permission Requests (PPRs) for aircraft flying into the SLF;

4. Air Traffic Control Services (e.g., landing and takeoff clearance, traffic deconfliction, and taxi instructions from a qualified air traffic controller);

5. Aircraft Marshalling assistance from qualified aircraft servicers;

6. Chocking of the aircraft wheels prior to engine shutdown, if appropriate;

7. Connection of a ground power unit, if required for the aircraft shutdown and prior to aircraft start for departure;

8. Positioning and proper use of an aircraft "start cart" if necessary for that aircraft.

E. Airworthiness. SPFL shall be responsible for ensuring all aircraft (both manned and unmanned) conducting flight operations from the SLF or within the airspace over KSC, including Special Use Airspace (Exhibit G), meet airworthiness and flight safety standards, which have been agreed to by both NASA KSC and the 45th Space Wing. NASA KSC is not providing airworthiness certification for aircraft not built by, sponsored by, or contracted to NASA ("non-NASA aircraft"). SPFL will be responsible for ensuring airworthiness of non-NASA aircraft. In the case of non-NASA aircraft, NASA reserves the right to review SPFL's process and rationale before commencing flight operations. If non-NASA aircraft involved with SPFL activities are already FAA certified airworthy, SPFL is not responsible for ensuring aircraft meet NASA KSC or 45th Space Wing airworthiness safety standards.

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F. U.S. Air Force 45th Space Wing. When operating within Special Use Airspace, SPFL must satisfy the requirements of the operator of that airspace, the U.S, Air Force 45th Space Wing, for Restricted Areas R-2932, R-2933, R-2934, or R-2935. When operating outside of Special Use Airspace, SPFL must satisfy the requirements of the FAA airworthiness certification process, At such time when SPFL enters into a separate formal agreement with the U.S. Air Force 45th Space Wing regarding SPFL' s certification of airworthiness and risk analysis, NASA KSC involvement in that process, as outlined in Exhibit H, will not be required. The operational requirements defined in Exhibit H will still apply for operations at the SLR.

G. Special Use Airspace. SPFL shall execute a formal agreement with the U.S. Air Force Eastern Range air space managers to facilitate availability and use of designated Special Use Airspace (Exhibit G) and offshore warning areas in support of planned flight operations.

H. Real-time Coordination. Real-time coordination during operations, which impact or could potentially impact NASA KSC operations outside the SLF, shall be done through the NASA KSC Technical POC.

XXXIII. DEFINITIONS

In addition to other terms that may be defined in this agreement, the following terms as used in this Agreement shall have the following meanings, applicable, as appropriate, to both the singular and plural forms of the terms herein defined.

"Applicable Laws" means all Federal, state, and local laws, ordinances, rules, regulations, and codes and all policy directives, procedural requirements, procedures and guidelines, and standards promulgated by NASA or NASA KSC from time to time in the course of NASA's general administration of, and having application to the entirety of, the Center, now existing or later adopted during the Term insofar as any thereof relate to or are required by the condition, use or occupancy of the SLF.

"Collateral Equipment" means building support equipment and, substantially affixed equipment/property that normally is required to make a facility useful and operable, and for which the removal would impair the usefulness, safety, or environment within the facility. For the purpose of this Agreement, collateral equipment includes, but is not limited to, elevators, transformers, compressors, and facility systems and subsystems, such as Heating Ventilation and Air Conditioning (HVAC), electrical, plumbing, pneumatic, fire protection, fire suppression, control systems, and monitoring systems, that are installed in, or provide service to, buildings or other real property owned by NASA, by SPFL or by SLF Site Occupants at the SLF

"Government" means the federal government of the United States of America, unless otherwise specified.

"Improvements" means any addition, alteration, or other modification of any kind to the SLF (see Exhibit A), with the exception of routine maintenance or repair activities that do not change the size or design thereof, as well as any new buildings and collateral equipment that SPFL, or SPFL Site Occupants, may construct or install upon the SLF.

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"NASA's Related Entities" includes but is not limited to, (a) contractor or subcontractor of NASA at any tier, (b) a user or customer of NASA at any tier, (c) a contractor or subcontractor of a user or customer of NASA at any tier. The terms "contractor" and "subcontractor" include suppliers of any kind.

"Recurring Services" means services provided by NASA KSC on a recurring, annual basis (e.g., utilities, fire, and badging).

"Recyclable salvage" or "scrap" is property that has no commercial utility or value except for its basic material content (e.g., steel, aluminum, copper),

"SLF" means that certain Government real property, commonly known as the Shuttle Landing Facility ("SLF"), which under this Agreement SPFL is entitled to occupy, develop, operate, and maintain for the purposes set forth herein, and which is more specifically described in Exhibit A attached hereto, together with the infrastructure, roads, streets, sidewalks, utilities, fencing, fixtures and improvements located thereon, made by NASA, and existing at the time of signature of the agreement. The property is generally located south of Beach Road, west of Kennedy Parkway, and north of Banana Creek.

"SLF Site Occupants" means entities who SPFL allows to develop, construct, or occupy sites at the SLF.

"SPFL's Related Entities" includes but is not limited to, (a) contractor or subcontractor of SPFL at any tier, (b) a user or customer of SPFL at any tier, (c) a contractor or subcontractor of a user or customer of SPFL at any tier. The terms "contractor" and "subcontractor" include suppliers of any kind.

"Support Services" means services provided by NASA KSC to SPFL. Services include Transition and Recurring Services.

"Transition Services" means services provided by NASA KSC to continue airfield operations and operations and maintenance of facilities up to September 30, 2015.

"Utility Systems" or "Utilities" means any water, reclaimed water, storm water services, sanitary sewer services, electricity or other power needs, natural gas, telecommunications and data communications and any other utilities for use of the SLF and for which SPFL reimburses NASA under this Agreement.

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XXXIV. SIGNATORY AUTHORITY

The signatories to this Agreement covenant and warrant that they have authority to execute this Agreement. By signing below, the undersigned agrees to the above terms and Conditions. In witness whereof, the Parties have executed this Agreement as of the date last set forth below.

JOHN F KENNEDY SPACE CENTER NATIONAL AERONAUTICS AND SPACE ADMINISTRATION, an Agency of the United States		Space Florida 505 Odyssey Way, Suite 300 Exploration Park, Florida 32953

By	/s/Robert D. Cabana	By	/s/ Frank DiBello
	Robert D. Cabana		Frank DiBello
	Director, John F. Kennedy Space Center		President and Chief Executive Officer

Date:	6-22-15	Date:	6/22/15

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EXHIBIT A: DESCRIPTION OF THE PROPERTIES

A.1 SLF Real Property

SLF Boundary

Legend
SLF Boundary
SLF Buffer
Developable Area
N
0
0.25
0.5
1
Miles

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SLF Developable Area Land Boundary - Legal Description

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A.2 SLF Facility Listings

A). SPFL Operated and Maintained Real Property:

Building#	Facility Name
H5-2176	APPROACH LIGHTING SYSTEM SUBSTATION 15
J5-1196	SLF MEDIA OPERATIONS BUILDING
J5-1197	SLF AIR TRAFFIC CONTROL TOWER
J5-l 198A	SLF NEWS BUILDING
J5-1199	UTILITY CONTROL SHELTER
J 5-1246	OBSERVATION PLATFORM
J6-2312	SLF GATE #3 GATE HOUSE
J6-2313	LANDING AIDS CONTROL BLDG.
J6-2313A	ANTENNA
J6-2361	ELECTRICAL SUBSTATION
J6-2362	AIRCRAFT GROUND EQUIPMENT SHED
J6-2363	LIGHTING VAULT
J6-2408	WIND SOCK
16-2466	RLV HANGAR - FLIGHT VEHICLE FACILITY*
J6-2466A	WATER TANK*
K.6-0015	CONVOY VEHJCLE ENCLOSURE
K6-0261	APPROACH LIGHTING SYSTEM SUBSTATION 33
UK-0002	AIRFIELD LIGHTING
UK-0027	SHUTTLE LANDING FACILITY (RUNWAY)

*Facility owned and managed by Space Florida

KCA-4412 Rev. Basic

B)  NASA Operated and Maintained Real Property:

Building#	Facility Name
J6-1860	LIGHTNJNG MAPPING ARRAY (LMA) SITE I
J6-2463	COMM CROSS CONNECT TERMINAL t/.7 - (NASA)
J6-2370	FIRE STATION #2 (KSC) - (NASA)
J6-2465	FLIGHT VEHICLE SUPPORT BUILDING - (NASA)
J5-034 l	ASCENT WIND PROFILER - (NASA)
J5-0440	TACAN SITE- (NASA)
J5-044 1	TACAN STORAGE - (NASA)
95405	WEATHER TOWER 4 12 (J6- I 869A) - (USAF)
95406	WEATHER EQUIP BLDG 412 (J 6-1869) - (USAF)
95407	ELECTRICAL SUBSTATION (]6-1869B) - (USAF)
95408	FIELD MILL SITE# 11 (J6-19 l 9) - (USAF)
95409	EQUIPMENT PAD ()6-2410) - (USAF)
95545	EQUIPMENT PAD (JS-0 140) - (USAF)
95546	EQUIPMENT PAD (J 5-1243) - (USAF)
95547	FIELD MJLL SITE #10 (JS-0548) - (USAF)
J6-1808	TV TOWER #1 - (NASA)
J6-l 808A	TV EQUIPMENT BUILDING - (NASA)
J6-0553	STORAGE FACILITY - (SpaceX)
J6-0553A	EMERGENCY GENERATOR BUILDING - (SpaceX)
15-0132	METEOROLOGICAL SITE #5 - (NASA)
J6-2409	METEOROLOGICAL SITE #4 - (NASA)
J5- 1144	METEOROLOGICAL SITE #3 - (NASA)
J5- 1114	METEOROLOGICAL SITE #3 - (NASA)
JS-0667	TV TOWER #2 (NASA)
J5-0667A	TV EQUIPMENT BUILDING (NASA)

KCA-4412 Rev. Basic

NASA Mothballed/Abandoned Facilities*

Building#	Facility Name
H5-2274	MICROWAVE SCAN BEAM LIS PJW 33
H5-2324	MSBLS MONIOTOR R/W 33 N
J5-0583	MICROWAVE SCAN BEAM LIS R/W 15STA
J5-1094	REMOTE SATELLITE MEASUREMENT UNIT A
J5.-1095	REMOTE SATELLITE MEASUREMENT UNIT B
J5-1145	REMOTE SATELLITE MEASUREMENT UNIT C
J5-l 195	DIFFERENTIAL GLOBAL POSITIONING BUILDING
J5-1195A	ANTENNA TOWER FOR VDL ANTENNA
J5-0386	SLF OPTICAL TRACKER SITE A
J5-0533	MSBLS MONITOR R/W 15 N
J5-1 198	RUNWAY VIEWING AREA
J5-1244	SLF OPTICAL TRACKER SITE B
J5-1441	SLF OPTICAL TRACKER SITE E
J5-2000	MICROWAVE SCAN BEAM L/S R/W 33STA
J5-2050	MSBLS MONITOR, SOUTH RUNWAY 33
J6-2262	ORBITER MATE/DEMA TE DEVICE
K6-0258	MSBLS MONITOR, R/W 15
K.6-0309	MSBLS AZ/DME RW 15
TR1 -0745	TEMPORARY BUILDING

*These NASA proprieties are being retained for demolition, as funding becomes available.

KCA-4412 Rev. Basic

EXHIBIT B
STORMWATER PERMIT BOUNDARY DIAGRAM

KCA-4412 Rev. Basic

EXHIBITC
SLF DEMARCATION POINTS

Facility Number	Facility Name	Power Fed From	Power Demarcation	Water Demarcation	Sewer Demarcation	HVAC Demarcation	Water Meter	Water Meter Install Required	Electrical Meter	Electrical Meter Install Required
[illegible]	APPROACH LIGHTING SYSTEM SUBSTATION 15	Transformer 3 & Transformer 4 (Substation [illegible])	NASA maintains [illegible] switchgear and cable up to [illegible]. [illegible] sheet E-7	N/A	N/A	N/A	N	N	Included as part of [illegible] metered loads	N
[illegible]	SLF AIR TRAFFIC CONTROL TOWER	Substation-[illegible]	Secondary bushing of Substation-[illegible] transformer. Ref. [illegible] sheet E-4C	Discharge valve of Backflow Preventer (BFP) [illegible] (potable) & [illegible] (fire)	5' from facility perimeter	Space Florida maintains HVAC	N	Y, to be installed by NASA	Included as part of [illegible] metered loads	N
[illegible]	SLF MEDIA OPERATIONS BUILDING	Substation-[illegible]	Secondary bushing of Substation-[illegible] transformer. Ref. [illegible] sheet E-4C	Discharge valve of Backflow Preventer (BFP) [illegible] (potable) & [illegible] (fire)	5' from facility perimeter	Space Florida maintains HVAC	N	Y, to be installed by NASA	Included as part of [illegible] metered loads	N
[illegible]	SLF [illegible] BUILDING	Substation-[illegible]	Secondary bushing of Substation-[illegible] transformer. Ref. [illegible] sheet E-4C	N/A	N/A	Space Florida maintains HVAC	Y	N	Included as part of [illegible] metered loads	N
[illegible]	OBSERVATION PLATFORM	Substation-[illegible]	Secondary bushing of Substation-[illegible] transformer. Ref. [illegible] sheet E-4C	N/A	N/A	N/A	Y	N	Included as part of [illegible] metered loads	N
[illegible]	UTILITY CONTROL SHELTER	Substation-[illegible]	Secondary bushing of Substation-[illegible] transformer. Ref. [illegible] sheet E-4C	Discharge valve of BFP [illegible]	N/A	N/A	N	N	Included as part of [illegible] metered loads	N
[illegible]	SLF GATE [illegible] GATE HOUSE	Substation-[illegible]	Load side of Substation-[illegible] breaker feeding this facility. Ref. [illegible] sheet E-1	N/A	N/A	N/A	Y	N	Y	N
[illegible]	LANDING AIDS CONTROL BLDG.	Substation-[illegible]	Load side of Substation-[illegible] breaker feeding this facility Ref. [illegible] sheet E-1	Downstream side of [illegible] (potable) and 6" DC (fire)	5' from facility perimeter	Space Florida maintains HVAC	N	Y, to be installed by NASA	Included as part of [illegible] metered loads	N
[illegible]	ANTENNA	Substation-[illegible]	Load side of Substation-[illegible] breaker feeding this facility Ref. [illegible] sheet E-1	N/A	N/A	N/A	N	N	Included as part of [illegible] metered loads	Y
[illegible]	ELECTRICAL SUBSTATION	Substation-[illegible]	NASA maintains Substation [illegible] and [illegible] distribution including Transformer [illegible] transformer 4, field switches and transformers up to secondary bushing of pad mounted transformers. Ref. [illegible] sheet E-4C	N/A	N/A	N/A	N	N	Included as part of [illegible] metered loads	N
[illegible]	AIRCRAFT GROUND EQUIPMENT SHED	Substation-[illegible]	Load side of Substation-[illegible] breaker feeding this facility Ref. [illegible] sheet E-1	N/A	N/A	N/A	N	N	Y	N
[illegible]	LIGHTING VAULT	Substation-[illegible]	Load side of Substation-[illegible] breaker feeding this facility Ref. [illegible] sheet E-1	N/A	N/A	N/A	N	N	Included as part of [illegible] metered loads	N
[illegible]	WIND SOCK	N/A	N/A	N/A	N/A	N/A	N	N	N/A	N
[illegible]	CONVOY VEHICLE ENCLOSURE	Substation-[illegible]	Secondary bushing of Substation-[illegible] transformer Ref. [illegible] sheet E-2A	Downstream side of BFP [illegible] (potable) and [illegible] (fire)	5' from facility perimeter	Space Florida maintains HVAC	N	N	N/A	N
[illegible]	STORAGE FACILITY	SS-[illegible]	NASA maintains all power including SS-[illegible] and LV to facility	Entire [illegible] system should transfer to owner of facility (water well & septic tank)	Entire [illegible] system should transfer to owner of facility (water well & septic tank)	NASA Maintains HVAC	Y	N	Included as part of [illegible] metered loads	N
[illegible]	EMERGENCY GENERATOR BUILDING	SS-[illegible]	NASA maintains all power including SS-[illegible] and LV to facility	N/A	N/A	NASA Maintains HVAC	N	N	Included as part of [illegible] metered loads	N
[illegible]	RLV HANGAR - FLIGHT VEHICLE FACILITY	SS-[illegible]	NASA maintains all power including SS-[illegible] and [illegible] low voltage. Ref. [illegible] sheet E-3A	Downstream side of potable water valve [illegible] side of building and [illegible] (fire)	5' from facility perimeter	NASA Maintains HVAC	Y	N	Included as part of [illegible] metered loads	N
[illegible]	WATER TANK	SS-[illegible]	NASA maintains all power	Same as above, part of [illegible] fire system	N/A	N/A	N	N	Not metered	N

KCA-4412 Rev. Basic

SLF Demarcation Points

KCA-4412 Rev. Basic

SLF Communication Demarcation Points

Communication System or Service	Demarcation Point	Responsibility
Communication Services & Infrastructure Demarcation	The Communications Services & infrastructure demarcation points are the main thinking cable mainframes and fiber optics terminals.	KSC will be responsible for the trunking fiber and copper cables feeding SPFL's facilities at the SLF and terminating on the copper Mainframes and Fiber Optics Terminals in the Comm. rooms and service entrances.

Emergency Telephone service	KSC will provide emergency telephone service (elevators) from the Main Distribution Frame (MFD) in the ATCT Comm room to the PSCC (Protective Services Control Center).	SPFL is responsible from the Main Distribution Frame to the telephone end instrument.
Paging & Area Warning	KSC will provide the all area warning-paging signal (low-level analog audio signal on copper twisted pair) on the Main Distribution Frame (MDF) at the SLF Property.	SPFL is responsible from the MDF for paging distribution within the facility, including permanently affixed outside paging speakers.
Fire Alarm Reporting	N/A	KSC will provide the existing fire alarm reporting copper pairs on the Main Distribution Frame (MDF) in each SPFL facility.

KCA-4412 Rev. Basic

SLF Critical Demarcation Points

Facility Systems

◾ Medium Voltage Power: The medium voltage distribution system will remain under NASA KSC control, to the defined interface point, due to dependencies outside the SLF Property.

◾ Potable Water: The potable water system will remain under NASA KSC control, to the defined interface point, due to dependencies outside the SLF Property.

◾ Sanitary Sewer: The sanitary sewer system will remain under NASA KSC control, to the defined interface point, due to dependencies outside the SLF Property.

◾ Fire alarm system: The fire ala1rn system will remain under NASA KSC control, to the defined interface point, due to dependencies outside the SLF Property. The interface point is at the SPFL side of the advanced encryption standard radio transceiver (compatible with NASA KSC central monitoring system).

Note that per standard agreement language drafted by NASA KSC Protective Services. SPFL may choose to operate and maintain its own fire alarm system provided that SPFL contracts with an independent fire alarm monitoring service (which will notify NASA KSC in the event of cm emergency response requirement.) NASA KSC must maintain the fire alarm systems if it is to provide the fire alarm monitoring services.

Other Demarcation Points

◾ Perimeter fence: The fence and Electronic Security Systems (ESS) are part of the SLF Property structure and maintenance is the responsibility of SPFL.

◾ Roads: Interface is at the main gate and where roads (paved and unpaved) cross the SLF Property Boundary and SPFL is responsible for maintenance, as they see fit.

◾ Rail Spurs: Interface is where the spur crosses over the Kennedy Parkway North and enters the SLF Property, which is subject to change based on NASA KSC's future rail requirements. NASA KSC is responsible for all operations & maintenance of the mil tracks within the SLF Property,

◾ Stormwater: SPFL is responsible for management of stormwater inside the SLF Property perimeter fence and must abide by all federal, slate, and local laws and regulations. Stormwater is primarily contained within the fence, but if a question of interface arises, it is at the perimeter fence.

Structures: SPFL is responsible for maintenance and repair of all SPFL owned and/or operated buildings and structures inside the SLF Prope1ty Boundary, including but not limited to, the lunar landing test field itself.  Facilities that were abandoned/mothballed by NASA KSC prior lo the Agreement with SPFL do not have to be repaired but must not be allowed to deteriorate to the extent they represent a hazard to personnel or equipment.

KCA-4412 Rev. Basic

EXHIBIT D
RECORD OF ENVIRONMENTAL CONSIDERATION

KCA-4412 Rev. Basic

Avoid Verbal Orders

TO: TA-A4C/John Shaffer		DATE:	11/3/2014
FROM: TA-A4C/Environmental Management Branch			
SUBJECT KSC Record of Environmental Consideration (REC)		REC #:	9442

PRL #186 SLF Runway and Lighting
PRL #187 SLF Landing Aids Control Building
PRL #190 Weather Site 412 (Dinh Vo, 867-5964, TA-A4B)

Confirmation sampling was conducted at PRL #184 in FY14. There were no exceedances of Groundwater Cleanup Target Levels. The KSC Remediation Team has approved this site for NFA.

Confirmation sampling workplans have been developed for the other active sites. These workplans are on hold waiting funds allocation and sampling has not yet been conducted. No soil or groundwater data is available at this time for these areas. The project may proceed with the understanding that all personnel should be alert for signs of contamination (abrupt changes in soil colors, odors, etc.). If any indications of contamination are observed, please halt all work and contact the NASA Remediation Office immediately. Contact the listed Remediation Project Managers for any needed information.

3.a.2. HAZARDOUS/NON-HAZARDOUS WASTE: All hazardous waste and non-hazardous wastes generated during operations or construction at the SLF must be properly containerized, stored, labeled, manifested, shipped, and disposed of by Space Florida (SPFL) or its occupants in full regulatory compliance. Hazardous wastes generated by this activity must be manifested, shipped, and disposed of under Space Florida's or its occupant's Environmental Protection Agency (EPA) identification number for the premises. SPFL or occupants shall maintain copies of waste management records and manifests onsite and make them available for review by NASA upon request. SPFL or occupants are responsible for any spills, releases, or other environmental contamination that occurs as a result of the proposed activities. A KSC Pollution Incident Report (PIR) Form (KSC Form 21-555) must be completed and submitted to the NASA EAB within three (3) calendar days of incident as required by Property Agreement.

3.a.3. THREATENED AND ENDANGERED SPECIES: Operations and future development at the SLF have the potential to impact protected and/or threatened and endangered wildlife species. Measures must be taken to minimize impacts to the wildlife and their habitat. If indications of activity by any protected species are present in the project area, possible impacts must be evaluated, and in the case of the gopher tortoise, the burrows must be identified and avoided if possible. If identified burrows are within the area of construction, relocation of animal in question will be required. Relocation of gopher tortoises requires a Florida Fish and Wildlife Conservation Commission permit. Additional information on gopher tortoise permits can be found at http://myfwc.com/license/wildlife/gopher-tortoise-permits/

Note: NASA will design and develop scrub-jay mitigation plans for SPFL and future occupants. SPFL or occupants accept full financial responsibility for mitigation construction, monitoring, and maintenance requirements.

Threatened Least Terns and Black Skimmers (Species of Special Concern) have been known to nest on rooftops. Nesting season occurs from late April through mid-August. These birds do not construct typical nests but deposit their eggs in the existing contours, cracks, and seams of the roof structures, making identification of eggs and chicks very difficult. Preventative measures can be taken to discourage nesting before it happens. If nesting occurs and eggs or chicks are present, the work will have to be delayed until the chicks have fledged. All routine maintenance work should be scheduled outside the nesting season.

Lighting, electrical, and communication structures on KSC have consistently been used by nesting birds such as ospreys. Because of the ospreys' protection under Federal and State laws, disturbance of these nests while occupied with eggs and fledglings is illegal. Other birds may use wooden towers for nesting, which may not be evident from the ground. If any wooden poles are to be removed or refurbished, they must be inspected for

KCA-4412 Rev. Basic

Avoid Verbal Orders

TO: TA-A4C/John Shaffer	DATE:	11/3/2014
FROM: TA-A4C/Environmental Management Branch		
SUBJECT KSC Record of Environmental Consideration (REC)	REC #:	9442

nests and eggs or fledglings.

3.a.4. HISTORIC PROPERTY AND CULTURAL/ARCHAEOLOGICAL RESOURCES:
Within the Area of Potential Effect for the use permit to transfer facilities to SPFL, the Shuttle Landing Facility (SLF) Historic District is comprised of the following historic properties eligible under the Space Shuttle Program: (1) 8BR1987/Shuttle Runway, (2) 8BR1988/Landing Aids Control Building, and (3) 8BR1989/Mate-Demate Device.
NOTE: The Mate-Demate Device is currently undergoing demolition (October-November 2014).

Several SLF facilities have not been evaluated to date to determine National Register eligibility. Those properties determined ineligible are subjected to review when they reach the age of 45-50 years of age or prior to demolition under 36 CFR Part 60.4: Criteria for Evaluation.
The known archaeological sites within the boundaries of this permit area are (1) 8BR00544/Lopez Orchard (Ineligible Site/Not Evaluated by the Florida State Historic Preservation Office [FL SHPO]), (2) 8BR00169/South Access Road (Evaluated, Not Historic), (3) 8BR00543/Griffith Place (Evaluated, Not Historic), (4) 8BR541/Hughes Place (Evaluated/Not Historic), and (5) 8BR00540/Daigle Place (Evaluated, Not Historic). Six historic areas are also noted in the *Historic Context and Historic Period Archaeological Site Location Predictive Model for the John F. Kennedy Space Center, Volusia and Brevard Counties, Florida*, document dated October 2008, revised May 2009. Those six areas are #64/Wilson Corners town site, #66/Wisconsin Village, #67/1949 structure, #68/1949 structure, #75/Hughes Places (8BR00541), and # 76//Griffith Place (8BR543). The report recommends that a Phase I Archaeological Survey be conducted for Historic Area #64 if construction were proposed for this area. There are two moderate zones of archaeological potential; one located south of Astronaut Road and west of Kennedy Parkway, and one located to the southwest of the SLF Runway.
It is unknown at this time if any changes, modifications/demolition, alterations, removal of historic elements or artifacts, new construction, or ground disturbing activities will occur. A KSC Environmental Checklist must be completed for all undertakings to determine impacts to the proposed project. If an adverse effect is determined, the Section 106 consultation process must be completed between NASA KSC and the FL State Historic Preservation Officer (FL SHPO) pursuant to KCA-4185, Programmatic Agreement for Management of Historic Properties and 36 CFR Part 800: Protection of Historic Properties. The Section 106 consultation process can take up to 3 to 6 months depending on the complexity of the project. SPFL and their occupants must comply with the following Federal and NASA regulations: Archaeological Resources Protection Act, Native American Graves Protection and Repatriation Act, and KSC-PLN-1733, Cultural Resources Management Plan. SPFL or their occupants will be responsible for any cost related activities for the undertaking such as performing future Section 110 surveys under the National Historic Preservation Act and complying with mitigation measures agreed upon, when an adverse effect may occur. Any materials (artifacts) found are property of NASA.
The FL SHPO has concurred with the new construction development between Sharkey Road and the Towway Road on November 14, 2012. Management controls and contingency plans must be in place for any unanticipated discoveries. If any archaeological materials are found, work will stop immediately. Contact the KSC Historic Preservation Officer to evaluate the area to determine if an archaeological survey or data recovery survey is required.
Contact Historic Preservation Officer, Barbara Naylor, at 867-8452, for additional information.

3.a.5. EXTERIOR LIGHTING: The installation/modification and use of any lighting that is visible from the exterior of a facility or structure must be in compliance with the requirements in the KSC Exterior Lighting Guidelines, the light management plan, and requirements of the US Fish and Wildlife Service Biological Opinion for KSC regarding dark skies and artificial lighting. Development of a lighting plan that meets these

KCA-4412 Rev. Basic

Avoid Verbal Orders

TO: TA-A4C/John Shaffer DATE: 11/3/2014
FROM: TA-A4C/Environmental Management Branch
SUBJECT KSC Record of Environmental Consideration (REC) REC #: 9442

criteria is required for any new structures or facilities. These requirements can be found on the Environmental Management Branch website at: http://environmental.ksc.nasa.gov/projects/documents/ExteriorLighting.pdf Although safety and hazardous operations can receive a waiver that allows for non-compliant lighting, a plan is still required. Please contact Lynne Phillips, NASA Environmental Management Branch (TA-A4C) at 867-4817 for additional information, and for guidance on development of a light management plan or for a copy of the referenced documents.

3.b.1. PERMITTING (General): SPFL or occupants shall obtain all required environmental permits, licenses, registrations, and approvals for site activities. SPFL or occupants shall prepare all permit applications and pay any application fees. The NASA EAB will sign environmental permit applications as the landowner or utility system owner if legally required. SPFL or occupants shall submit courtesy copies of all applications and registration forms to the NASA EAB within 21 working days after submission to the regulatory agency. SPFL or occupants shall submit courtesy copies of all permits to the NASA EAB within 21 working days after receipt from the regulatory agency. SPFL or occupants shall ensure that all operations, activities, equipment, and facilities are in full compliance with all permit conditions. SPFL or occupants shall maintain copies of all records required to demonstrate compliance with the permit onsite and make them available for review by NASA upon request.

3.b.2. ENVIRONMENTAL RESOURCE PERMIT (ERP) - STORMWATER: The existing ERP stormwater permits issued by the St. Johns River Water Management District (SJRWMD), for the SLF (40-009-16630-4) and Sharkey Road Widening (40-009-0832G-ERP) will be transferred to SPFL.

A third stormwater permit exists at the Ascent Wind Profiler J5-440 (40-009-0822G-ERP). The Wind Profiler facility and permit are not on the list for transfer.

3.b.3. NPDES INDUSTRIAL ACTIVITY STORMWATER MULTI-SECTOR GENERAL PERMIT (NPDES MSGP): NASA has an active "No Exposure" exemption (ID Number FLRNEF106) issued by the FDEP for NASA helicopter operations at the RLV Hangar (J6-2466). Because of this exemption, NASA is not required to obtain an NPDES MSGP permit for that location. This exemption is only valid provided that all aircraft maintenance, repair, and equipment storage activities are under roof or hard cover (preventing exposure to rainfall).

SPFL and its occupants may need separate NPDES MSGP permits for coverage of their SLF operations as "Sector S - Air Transportation Facilities" under those regulations.

3.b.4. ENVIRONMENTAL RESOURCE PERMIT (ERP) - DREDGE AND FILL PERMIT: Dredge and fill permits (ERP) from the St. Johns River Water Management District (SJRWMD) and Army Corps of Engineers (ACOE) required for Northfield and Southfield proposed site development will be obtained by NASA under the SLF Infrastructure Utilities Design, Phase 1 Development.
NOTE: The SJRWMD ERP (IND-009-16630-4) was issued on July 17, 2014.

These construction permits from SJRWMD and ACOE will be transferred to SPFL. Future permitting will be the responsibility of SPFL or occupants.

NASA will design and develop wetland mitigation plans for the future development at the SLF. SPFL and their occupants accept full financial responsibility for mitigation construction, monitoring, and maintenance.

KCA-4412 Rev. Basic

KCA-4412 Rev. Basic

Avoid Verbal Orders

TO:	**TA-A4C/John Shaffer**	**DATE:**	**11/3/2014**
FROM:	**TA-A4C/Environmental Management Branch**		
SUBJECT	**KSC Record of Environmental Consideration (REC)**	**REC #:**	**9412**

activities

Recent construction permits issued by FDEP include

CS05-0141772-032 NASA Shuttle Landing Facility (SLF) Phase I connected to: CCAFS Regional WWTF (FL0102920-006) Oct 16, 2014

0127833-050-DS Shuttle Landing Facility Development Design Phase 1 Aug 25, 2014

There are two domestic wastewater septic systems in the SLF area serving J6-553 and J5-1196. They not currently permitted because they pre-dated permitting regulations and were grandfathered in; or, in the case of J5-1196, were determined to be domestic wastewater only per the Florida Department of Health (FDOH). Only the septic tank serving J5-1196 is being transferred. The septic tank at J6-553 is currently the responsibility of SpaceX.

Abandonment, modification, or replacement of the J5-1196 septic systems will require a permit, to be obtained by SPFL or occupants. Compliance with existing regulations will be SPFL responsibility.

3.b.10. EXCAVATION PERMIT: A KSC Excavation Permit will be required for any digging proposed at these facilities. Please contact the Utility Locate/Excavation Permit Request Customer Helpline at 867-2406 or go to website at https://installationsupport.ksc.nasa.gov/sgs/apps/epr/default.cfm? for an underground utility scan and dig permit.

3.b.11. DEWATERING: Dewatering may be conducted without a permit if it is discharged to grade and allowed to percolate into the ground. All waters discharged to grade must not enter existing surface waters. Effluent must be pumped to a pervious surface to facilitate infiltration back into the ground. Otherwise, a general permit must be obtained by SPFL or its occupants from SJRWMD for construction dewatering.

No other environmental issues were identified based upon the information provided in the KSC Environmental Checklist. This Record of Environmental Consideration (REC) does not relinquish the project lead from obtaining and complying with any other internal NASA permits or directives necessary to ensure all organizations potentially impacted by this project are notified and concur with the proposed project.

Due to potential changes in regulations, permit requirements and environmental conditions, statements in this REC are valid for 6 months, and subject to review after this period. It is the responsibility of the project lead to submit current project information for a REC update prior to project commencement if REC is older than 6 months; and also to notify the Environmental Management Branch (TA-A4C) if the scope of the project changes at any time after the REC is issued.

cc: J. Shaffer/TA-A4C
A. Houts Gilfriche/AD-C
B. Naylor/TA-A4C
N. English/TA-A4C
C. Vanaman/IHA-200
J. Matthews/TA-A4B
T. Norwood/1800M-B
T. Belford/CC
J. Tharpe/TA-A1
T. Carlson/AD

KCA-4412 Rev. Basic

KCA-4412 Rev. Basic

EXHIBIT E
REIMBURSABLE CHARGES FOR UTILITIES AND SUPPORT SERVICES

SEE NEXT PAGE

KCA-4412 Rev. Basic

Commodity/Service	Service Level	Charges/Pricing	Comments	Year 1 Estimate Incl. CM&O

Police/Fire/EMS:	Security patrol; electronic access control monitoring; emergency fire, medical, security and law enforcement response will be provided 24/7.	Full Cost including applicable CM&O rate.	Includes baseline level of emergency support to SPFL consistent with KSC contract. In-district fire response support provided at no additional cost.	$205,663 (Recurring Service)
Police/Fire/EMS Optional	Additional dedicated fire or security support (e.g. facility access control; armed guards; dedicated in station/stand-by fire support; on-Center security escorts).	Full Cost including applicable CM&O rate.	Rates will vary per terms of NASA's contract with KSC service provider. In-station fire response support provided via a TOR upon request.	Estimated when TOR is processed (Recurring Service)
Grounds Maintenance for Common Areas (Facility Service Charge)	Ground maintenance services of common areas (e.g. entryway into KSC, roadways, shared assets).	Included in Facility Service Charge rate.	Baseline level of support. FSC will be implemented immediately after transitional period. Estimated cost for 2015 is $35,512.	(Recurring Services)
Potable Water	Provided through KSC's existing distribution system. Pressures and quantities to meet fire flow requirements.	Metered Cost including pass-through CM&O rate.	SPFL will be required to reimburse KSC based on use/consumption.	Additional costs to be billed once meter is installed (Recurring Service)
Wastewater/Sewer	Wastewater and sewer disposal to meet flow requirements.	Metered Cost including pass-through CM&O rate.	SPFL will be required to reimburse KSC based on water use/consumption.	Additional costs may be billed once water meter is installed (Recurring Service)

KCA-4412 Rev. Basic

Commodity/Service	Service Level	Charges/Pricing	Comments	Year 1 Estimate Incl. CM&O

Electricity	Provided through the existing distribution system. KSC to provide all offsite maintenance and repair necessary to ensure consistent power and minimal outages to the SLF Property.	Metered Cost including pass- through CM&O rate.	SPFL will be required to reimburse ISC based on use/consumption.	$52,280 (Recurring Service)
Gas (FL City Gas)	Florida City Gas currently maintains onsite infrastructure to supply natural gas to the SLF Properly.	Metered Cost including passthrough CM&O rate.	SPFL will be required to reimburse KSC based on use/consumption.	Estimated when TOR is processed (Recurring Service)
Communication Services	This service will be provided during transition to support airfield operations personnel on the ISC to include recurring maintenance and trouble calls, desktop computers and multi-use printers.	Full Cost including applicable CM&O Rate.	Rates will vary per terms of NASA's contract with KSC service provider.	$19,277 (Transition Service)

KCA-4412 Rev. Basic

Commodity/Service	Service Level	Charges/Pricing	Comments	Year 1 Estimate Incl. CM&O

Connectivity Copper or Fiber connectivity	This service will be provided through KSC's existing cable and transmission distribution system to a defined demarcation point. All circuits requiting installation, maintenance or other service will be provided by KSC on a reimbursable basis. KSC recommends SPFL maintain an advance deposit to facilitate rapid response to connectivity issues. Services provided beyond the point of connectivity Can be procured by SPFL from an outside source.	Full Cost including applicable CM&O rate.	Rates will vary per terms of NASA's contract with KSC service provider.	Estimated when TOR is processed (Recurring Service)
Locksmith	Cores on external doors and fire panels will be supplied by KSC on a reimbursable basis. SPFL can procure commercial locksmith services for lock cores not required by KSC for Emergency/Fire access.	Full Cost including applicable CM&O rate.	Rates will vary per Estimated when terms of NASA's contract with KSC service provider.	Estimated when TOR is processed (Recurring Service)
Badging	KSC will provide background investigation for badging of SPFL employees requiring access to KSC in excess of 179 days (i.e. permanent badges).	Full Cost including applicable CM&O rate.	Rates will vary per terms of NASA's contract with KSC service provider.	$4,803 (Recurring Service)

KCA-4412 Rev. Basic

Commodity/Service	Service Level	Charges/Pricing	Comments	Year 1 Estimate Incl. CM&O

KSC General Access Training	Training required by NASA for employee access to KSC (e.g. General Hazards Familiarization) is provided at no cost.	No charge.	Training aides are available to meet KSC requirements by enabling SPFL to independently facilitate employee training (e.g. DVD).	N/A
Specialized Access Training	Specialized access training (e.g. hazardous area) will be priced on a case-by- case basis and provided by KSC on a reimbursable basis. In instances where KSC has excess scats available in area access training planned for KSC's needs, SPFI, may, at the Government's sole discretion, participate at no cost.	Full Cost including applicable CM&O rate.	Rates will vary per terms of NASA's contract with KSC service provider.	Estimated when TOR is processed (Recurring Service)
Discharge approval (nondomestic waste water)	KSC will provide services to review, coordinate and obtain approval from the US Air Force/45th Space Wing for SPFL's request to discharge non-domestic wastewater into the KSC/CCAFS sewer system. This service will be provided on a reimbursable basis.	Full Cost including applicable CM&O rate.	Rates will vary per terms of NASA's contract with KSC service provider.	Estimated when TOR is processed (Recurring Service)
Spill Clean Up - Pervious Surfaces	Clean up of spills on pervious surfaces will be supplied by the KSC Spill Team on a reimbursable basis.	Full Cost including applicable CM&O rate.	Rates will vary per terms of NASA's contract with KSC service provider.	Estimated when TOR is processed (Recurring Service)

KCA-4412 Rev. Basic

Commodity/Service	Service Level	Charges/Pricing	Comments	Year 1 Estimate Incl. CM&O

Spill Clean Up - Impervious Surfaces	Clean up of spills on impervious surfaces is the responsibility of the SPFL and can be procured by an outside provider or requested from KSC on a reimbursable basis. When provided by KSC, service will be priced on a case- by-case basis.	Full Cost including, applicable CM&O rate.	Rates will vary per terms of NASA's contract with KSC service provider.	Estimated when TOR is processed (Recurring Service)
Ordnance Storage and Transport	Ordnance storage and transport will be provided by KSC on a reimbursable basis.	Full Cost including applicable CM&O rate.	Rates will vary per terms of NASA's contract with KSC service provider.	Estimated when TOR is processed (Recurring Service)
Recyclable Services	Recyclable services and material containers are provided to meet KSC requirements at no cost to SPFL.	Included in applicable CM&O rate.	Baseline level of support.	N/A
Site Planning	Services provided by KSC to support SPPL's planning, implementation and integration with KSC of construction and facility improvement projects.	Full Cost including applicable CM&O rate.	Rates will vary per terms of NASA's contract with KSC service provider.	$5,745 (Recurring Service)
Meter Installation	Revenue grade meter installation is mandatory at unmetered facilities turned over to SPFL. Services for revenue grade meter installation (e.g. water, electrical, gas, commodities) can be procured by SPFL from an outside source or requested by KSC on a reimbursable basis.	Full Cost including applicable CM&O rate.	Rates will vary per terms of NASA's contract with KSC service provider.	Estimated when TOR is processed (Recurring Service)

KCA-4412 Rev. Basic

Commodity/Service	Service Level	Charges/Pricing	Comments	Year 1 Estimate Incl. CM&O

Spaceport Services	Services above KSC's baseline to facilitate integrated operations (e.g. schedule integration, coordination for hazard clears, off-shift support, dedicated facility interface to SPFL, configuration management & data packaging, system validation & testing) when provided by KSC will be on a reimbursable basis.	Full Cost including applicable CM&O rate.	Rates will vary per terms of NASA's contract with KSC service provider.	$179,181 (Recurring Service)
Facility Maintenance	KSC will provide facility maintenance on real property assigned to SPFL under this agreement during the transition period.	Full Cost including applicable CM&O rate.	Rates will vary per terms of NASA's contract with KSC service provider.	$289,775 (Transition Service)
Airfield Operations	KSC will provide airfield operations at the SLF during the transition period to include air traffic control and aircraft servicers.	Full Cost including applicable CM&O rate.	Rates will vary per terms of NASA's contract with KSC service provider.	$323,377 (Transition Service)
Propellant and Life Support Services	KSC will provide commodities such as LOX, He and GN2 as well as SCAPE support for hazardous operations.	Full Cost including applicable CM&O rate.	Rates will vary per terms of NASA's contract with KSC service provider.	Estimated when TOR is processed (Recurring Service)

KCA-4412 Rev. Basic

Commodity/Service	Service Level	Charges/Pricing	Comments	Year 1 Estimate Incl. CM&O

Grounds Maintenance, Pest Control, Custodial & Refuse Management	These services will be procured by SPFL from outside sources during transition and subsequent years.	N/A	N/A	$0
Reserve Account for Miscellaneous Services	Other services within the scope of this agreement may be requested via a Task Order Request (TOR) and cost estimate will be withdrawn from this reserve account maintained with KSC.	Pull Cost including applicable CM&O rate.	Rates will vary per terms of NASA's contract with KSC service provider.	$28,725 (Recurring Service)
Total Recurring Services Estimate (based on 1 yr.) Total Transition Services Estimate (based on 5 mths.) Grand Total Year 1 Initial Deposit				$476,397 $632,378 $1,108,775 $776,623

Note 1:  Task Order Request (TOR) is a standardized form used by Partners to request reimbursable KSC services (KSC Form 50-202).

Note 2:  Support Services arc those necessary to occupy anti operate real property on NASA KSC. Other services outside the scope of this SLF Agreement may be available on demand (priced on a case by case basis) from NASA KSC to SPFL through a separate reimbursable agreement (e.g. engineering, propellants, laboratory services).

Note 3:  Center Management and Operations (CM&O) rates are expressed as "full" or "pass through". Definition and applicability of these rates are available upon request.

KCA-4412 Rev. Basic

EXHIBIT F
COMMERCIAL AEROSPACE 1509 TEMPLATE

Information Template for Proposed Facility Modifications Requiring NASA Approval

Date: ___________

Location:_Kennedy Space Center, Florida

Agreement #: _KCA-4412________________________

Facility Number / Name: _____________________

Project Title: ___________________________

Scope / Description

Provide full description of any proposed construction, alteration, or repair work. Include full description of any proposed demolition work, including specific facilities, structures, facility systems, or collateral equipment to be removed.

Are any salvage/scrap value offsets proposed?

___Yes SPFL hereby requests to enter into a separate no cost contract for demolition as described in Facility Improvements Article, Paragraph 5.5. Estimated salvage/scrap values are attached.

___No

Justification:

NASA Technical Point of Contact:

Schedule Dates:

 Design Phase:

Construction Phase:

Summary of Estimated Costs:

Design:

Construction:

Demolition:

Offsetting salvage or scrap value:

KCA-4412 Rev. Basic

Commercial Aerospace 1509 Template

Attachment 1

Estimated Salvage/Scrap Value Offsets

Description of Material/Equipment	Unit of Measure	Quantity	Unit Cost	Total Cost

Grand Total:

KCA-4412 Rev. Basic

EXHIBIT G
U.S. AIR FORCE EASTERN RANGE SPECIAL USE AIRSPACE

Restricted Areas

◾ R-2932 - Active by Notice to Airmen (NOT AM), currently active 24/7, entry by Prior Permission Required (PPR)

◾ R-2933 - Active by NOTAM, currently activated for launch activity, entry by PPR

◾ R-2934 - Active by NOTAM, currently activated for special activities at the SLF, entry by PPR

◾ R-2935 - Active by NOTAM, activated when necessary for landing at the SLF by vehicles from space or near space

All of the Special Use Airspace contained in R-2932, R-2933, R-2934, and R-2935 confines or segregates activities considered hazardous to nonparticipating aircraft; its activation and use or entry into these areas is controlled by the U.S. Air Force Eastern Range (45th Space Wing).

KCA-4412 Rev. Basic

EXHIBIT H - REQUIREMENTS FOR SLF AIRFIELD OPERATIONS

SLF Aviation Operational Requirements

Title	Requirement
Navigable airspace	Maintain the SLF and surrounding area in a manner to ensure safe and efficient use of airspace IAW 14 CFR Part 77
Deviations	SPFL has the authority to deviate from the requirements of this Exhibit in the event of an emergency. Notification of deviation shall be provided to NASA within a reasonable time period after the emergency.
Airport Operations Manual	Develop and maintain an Airport Operations Manual IAW 14 CFR § 139.201 (a)(3)(4)(b)(c) and 14 CFR § 139.203 for a Class IV airport certificate class
Airport Records	Maintain airport records IAW 14 CFR § 139.301 (a)(b)(1)(3-8)
Paved Areas	Maintain SLF runway areas IAW 14 CFR § 139.305 and FAC 14-60.007 Table 4 "Very Good" condition
Pedestrians and Ground Vehicles	Limit pedestrians and ground vehicles IAW 14 CFR § 139.329
Protection of NAVAIDS	Protect NAVAIDS IAW 14 CFR § 139.333
Airport Personnel	Provide airport personnel training and equipment IAW 14 CFR § 139.303 (a)(b)(c)
Aircraft rescue and firefighting: Index determination	Identify the ARFF Index of the SLF IAW 14 CFR. § 139.315
Aircraft Rescue and Firefighting: Equipment and Agents	Provide ARFP equipment and agents JAW 14 CFR § 139.317
Aircraft Rescue and Firefighting: Operations	Operate ARFF equipment IAW 14 CFR § 139.319
SLF Emergency Plan	Develop and maintain an SLF emergency plan

KCA-4412 Rev. Basic

Title	Requirement
Wildlife hazard management	Develop and implement a wildlife hazard management plan
Airport condition reporting	Develop and implement an airport condition reporting system
SLF Operations	Operate the SLF pursuant to Florida Administrative Code Chapter 14-60.006
Airfield Services	Provide airfield services to include airfield management, control tower operations, flight operations, and ground operations
Operational Hours

1. Ensure airfield services are available during published operating hours.

2. Provide off-shift support as schedules require
Ensure services are available during all requested periods for aircraft operations

Control Tower Operations	3. Operate Air Traffic Control Tower in accordance with FAAO JO 7110,65, and FAAO JO 7210.3, Facility Operations and Administration.
Control Tower Personnel Certifications	Maintain controller FAA certifications for operations at the SLF (KTTS)
Ground Handling Personnel	Provide trained and certified ground handling personnel to support scheduled aircraft operations, not limited to but to include refueling/defueling, LOX loading, marshalling and safing, and ground equipment operations.
Ground Support Equipment	Operate and maintain AGE identified in property agreement KCA-44I2
Commodity support	Provide fuel, liquid oxygen, and other commodities as may be necessary for aircraft support
NASA Intercenter Aircraft Operations Panel Review (IAOP)	Support the NASA IAOP review and process as identified in NPR 7900.3C et seq.

KCA-4412 Rev. Basic

⁼ Operational Approval Matrix

hicles	Aircraft	Unmanned Aerial Systems	Amateur Rockets (CFR Part 101)	Balloons (CFR Part 101)	Rock Vehicles/
Class A – NASA Notification is not required					
alysis is not ting a hazard LF perimeter	- Aircraft operating with civil airworthiness certificate under 14 CFR Part 91 or a public aircraft operating IAW 49 USC 40125(b), and 40125(a)(1)	- Based on SF analysis is not capable of creating a hazard outside of the SLF perimeter - Meets published SF safety requirements - OR operating within approved FAA COA	- Meets 14 CFR 101 (C) Class 1 or 2 rocket definition - AND Based on SF analysis, not capable of creating a hazard outside of SLF perimeter - AND Operated IAW 14 CFR 101 (C) and applicable NFPA code	**Tethered Balloon** - Based on SF analysis, not capable of creating hazard outside SLF perimeter - AND operated IAW 14 CFR 101 (B) and includes a FTS (rapid deflation) **Free Flight Balloon** - Will exit SLF perimeter on planned trajectory - AND Operated IAW 14 CFR Part 101 (D) - AND Not planned to drop on NASA property	- N/A
Class B – NASA Notification Required					

	- Uncertificated Aircraft
	- OR Aircraft flight requiring Special Use Airspace
		- Meets Class A
		  - AND may be a high visibility project with some media attention
		- OR Operating within Special Use Airspace without FAA COA
			- Meets Class A
			  - AND May be a high visibility project with some media attention
				Tethered/Free Flight Balloon
				- Meets Class A
				  - AND May be a high visibility project with some media attention
				- OR planned trajectory over NASA personnel/property
					- SF analysis d vehicle/operatic creating a hazar perimeter. SF p Safety analysis f Differences in a jointly resolved

Class C – NASA Notification and Coordination Required – NASA Safety & Flight Ops Acceptance of Airframe/Ops Required					
alysis, is ting a hazard LF perimeter	- Aircraft Carrying Ordnance - OR Based on SF analysis, is capable of creating a hazard outside of the SLF perimeter	- Based on SF analysis, is capable of creating a hazard outside of the SLF perimeter - OR Requires an alternate air field outside of SLF perimeter	- Meets 14 CFR 101 (C) definition for Class 3 rocket - OR based on SF analysis is capable of creating a hazard outside SLF perimeter - OR SF analysis shows dropped booster/payload will land outside of SLF perimeter	**Tethered/Free Flight Balloon** - Exceeds 14 CFR 101 requirements **Free Flight Balloon** - Based on SF analysis, is capable of creating a hazard outside SLF perimeter beyond 14 CFR 101 accepted hazards - OR SF analysis shows a dropped object over or on NASA property	-Based on SF an of creating a haz perimeter
Class D – NASA Notification and Coordination Required – NASA Safety & Flight Ops Detailed Independent Analysis Required					

	-N/A	- Meets Class C
		  - AND meets the criteria of Cat 3 UAS (MGTOW>330lbs, OR V_{max} > 200KIAS)
		- OR requires NASA assets/personnel
			- Meets Class C
			  - OR requires FTS for public safety
			  - OR Other than amateur rocket
			  - OR requires NASA assets/personnel
				Free Flight Balloon
				- Meets Class C
				  - AND requires NASA assets
				- OR requires FTS for public safety
					- Meets Class
					  - A
					  p
					- Or Requires

KCA-4412 Rev. Basic

Space Operations Requirements

Title	Requirement
License to Operate a Launch Site	Obtain and maintain certification from FAA per 14 CFR § 420 to operate the SLF as a launch site
License to Operate a Reentry Site	Obtain and maintain certification from FAA per 14 CFR § 433 to operate the SLF as a reentry site
45th Space Wing Launch and Reentry requirements	Comply with 45th Space Wing required launch and reentry /landing regulations as specified by 45th Space Wing
Compliance with NASA·KSC Requirements	Comply with NASA-KSC Range Safety requirements for operations as Class B-D as indicated in the SLF Operational Approval Matrix
Operational Deviations	Non-emergency deviations to airfield requirements (e.g., making, lighting, obstruction) specified in Section XXXII or this Exhibit H shall be provided to NASA prior to implementation and published in the appropriate FAA/DoD publications

KCA-4412 Rev. Basic

EXHIBIT I: SLF AGREEMENT POINTS OF CONTACT

Business Points of Contact:

NASA Mr. Robert Hubbard Partnership Development Manager Robert.J.Hubbard@nasa.gov Phone: 321-867 5415 Fax: 321-867-1670 NASA Kennedy Space Center Mail Code: AD-C John F. Kennedy Space Center, FL 32899	Space Florida Mr. Jim Kuzma Chief Operating Officer jkuzma@SpaceFlorida.gov Phone: 321-730-5301 x243 Fax: 321-730-5307 Space Florida 505 Odyssey Way, Suite 300 Exploration Park, FL 32953

Technical Points of Contact:

NASA Mr. John A. Graves Operations Officer John.A.Grnves@nasa.gov Phone: 321-867-5124 Fax:321-867-1817 NASA Kennedy Space Center Mail Code: UB-C John F. Kennedy Space Center, FL 32899	Space Florida Mr. Steve Szabo Spaceport Development Program Manager sszabo@SpaceFlorida.gov Phone: 321-730-5301 x.107 Fax: 321-730-5307 Space Florida 505 Odyssey Way, Suite 300 Exploration Pork, FL 32953

Public Affairs Points of Contact:

NASA Ms. Tracy Young Public Affairs Officer Tracy.G.Young@nasa.gov Phone: 321-867-9284 Fax: 321-867-2525 NASA Kennedy Space Center Mail Code: PA John F. Kennedy Space Center, FL 32899	Space Florida Mr. Dale Ketcham Director, Strategic Alliances dketcham@spaccFlorida.gov Phone: 321-730-5301 x225 Fax: 321-730-5307 Space Florida 505 Odyssey Way, Suite 300 Exploration Park, FL 32953

KCA-4412 Rev. Basic

EXHIBIT J
SPFL PLANNED OPERATIONS AND ASSOCIATED INSURANCE
REQUIREMENTS

A. List of SPFL Planned activities for the time period of June 22, 2015 to June 21, 2016 includes those activities shown in the "Space Florida Shuttle Landing Facility Operations Forecast for 2015-2016, incorporated herein.

B. Required Insurance Amounts for Damage to U.S. Government Property:

SPFL will maintain insurance in the amount of $100,000,000 for damage to U.S. Government facilities at the SLF, and $26,123,163 for the SLF Runway 15/33.

C. Required Insurance Amounts for Protection of Third Parties

SPFL will maintain Aviation Liability Insurance in the amount of $50,000,000, and a Comprehensive General Liability Policy (General liability, Automobile, Property, Workers' Compensation) in the amount of $3,000,000.

D. Required Insurance Amounts for Damage to SPPL Improvements

SPFL is not planning to make any Improvements to the SLF property during this insurance period. The parties will determine what insurance is required when SPFL determines a schedule for Improvements in future Annual Strategic Reviews.

Signed:

/s/ Robert D. Cabana	/s/ Frank A. DiBello
For NASA	For SPFL

6-22-15	6/22/15
Date	Date

KCA-4412 Rev. Basic

Space Florida Shuttle Landing facility Operations Forecast for 2015 - 2016

Aviation Platforms (operations in 2015)
Inventory Platform			Oos Summary	Fuel	Comments
0	Starfighters	F-104 Supersonic Jet Interceptor	3 flights monthly	JP A
3	KSC Helicopters	UH-1 Huey	3 - 4 flights weekly	JP B
Approx 85% less that 125 lbs with 65% less than 25 lbs
	Unmanned Aerial Systems	Estimated at SO Various Platforms	400 flights annually	Gas, Battery
1	Northrop T-38 Talon		30 flights annually	JP B
1	Antonov	An-123, An-225	1 flight monthly	Jet A
1	Lockheed C-5	Lockheed Galaxy1	1 flight monthly	JP B
1	Commercial Logistics Flights	Logistics aircraft	1 -2 flights monthly	Jet A	Commercial launch rate increase
1	Swiss Space Systems	Air Bus A350 & A380; SOAR Spacecraft	3 - 6 flights, maintenance Nov 2015	Jet A
	Commercial Aircraft	Various	35 flights annually	JP A
Space Platforms
1	NASA Program	Prototype planetary lander serving as a vertical test bed	10 - 20 days of testing annually	Methane & Oxygen pressurised helium	New test program 2015
1	Commercial Space Company	Lunar lander spacecraft	10 - 20 days of testing annually	Hydrogen Peroxide	Test Program 2016
1	X-37 (USAF)	X 37 Spacecraft	2 landing annually	Glider on return	2015
1	Commanded Space Company	Lunar spacecraft	10 - 30 days of testing	Isopropyl Alcohol and LOX	New test program 2016 - 2017
1	Dab Program	XS-1 Spacecraft	10 events over 6 month period	Rp -1 & LOX; LOX and Methane	2018
1	Suborbital Program	RLV	21 landings annually	Glider on return	2017
Aviation and Space Platforms
1	Swiss Space Systems	Air Bus A350 & A380; SOAR Spacecraft	3 - 6 flights, maintenance Nov 2015	Jet A	2015

Inventory Platform			Oos Summary	Fuel	Comments
1	Commercial Space Company	Carrier Aircraft		Carrier - Jet A & LOX & RP1	2015
Other Activity
	Straight line Performance Rach	NASCAR cars	35 days		2014
Fuel Assets
10,000 gallon tank (Jet A Starfighters)
Two (2) fuel trucks (8,000) gallon capacity)
		GSA Contract			Projected for 2016
Special Events
	Fire Ball Run Event		October 3rd		Promotional & photo event

MODIFICATION TO EXHIBIT A TO KCA-4412 REV. BASIC DATED, JUNE 22, 2015

This Modification updates Exhibit A to The Property Agreement Between The National Aeronautics And Space Administration John P. Kennedy Space Center And SpFlorida For The Transfer Of Opera lions And Management Of The Shuttle Landing Facility (hereinafter "Agreement"), As Amended, KCA-4412, Rev. Basic- 1, Dated June 22, 2015, to add additional items to SLF Facility Listings exhibit section of the agreement ("Modification"). It is accomplished pursuant to Article XIX of the Agreement which allows for exhibits to be ''added to, updated or removed after written approval by both the NASA KSC and SPFL's respective Business POCs.

This Modification is effective upon the date of the last signature below and shall remain in effect for the Term of Agreement.

Exhibit A is modified to add the following facilities:

EXHIBIT A:  DESCRIPTION OF THE PROPERTIES

A.2.A SLF FACILITY LISTINGS

K6-0016 T-SHELTER (added)

J6-2362A AIRCRAFT SERVICING SHED (ASS) (added)

24432 LACB BATTERY BANK A (added)

24431 LACB BATTERY BANK B (added)

22860 ATCT GENERATOR (added)

24370 TJ TRANSFORMER (added)

24371 SWITCHBOARD MOP (added)

*Facility operated and managed by Space Florida, per KCA-4412

A.2.C NASA MOTHBALLED/ABANDONED FACILITIES (added section #)

SIGNATORY AUTHORITY

The terms and conditions of this Modification are hereby incorporated into Exhibit A to KCA-4412.  The signatories to this Modification covenant and warrant that they have authority to execute this Modification.

JOHN F KENNEDY SPACE CENTER NATIONAL AERONAUTICS AND SPACE ADMINISTRATION, an Agency of the United States		Space Florida 505 Odyssey Way, Suite 300 Exploration Park, FL 32935

By	/s/ Robert J. Hubbard	By	/s/ Jim Kuzma
	Robert J. Hubbard		Jim Kuzma
	Partnership Development Manager		Chief Operating Officer

Date:	3-24-17	Date:	23-March 2017

ATTACHMENTC
Real Property Use Permit KCA-1487

32

USE PERMIT
FOR
DESIGN, CONSTRUCTION AND ACTIVATION OF A
FLIGHT VEHICLE FACILITY
AND RELATED FACILITY REQUIREMENTS
TO BE LOCATED AT THE
NASA TOWWAY SITE

1. Authority. This agreement is entered into by Spaceport Florida Authority (hereinafter referred to as SFA), with a place of business at 150 Cocoa Isles Blvd. Suite 401, Cocoa Beach, Florida 32931 and the National Aeronautics and Space Administration, John F. Kennedy Space Center (hereinafter referred to as NASA KSC or NASA) located at Kennedy Space Center, Florida 32899. This agreement is entered into pursuant to Sections 203(c)(5) and (c)(6) of the National Aeronautics and Space Act of 1958 (42 U.S.C. S2473(c)), as implemented by 14CFR1204.504 and NASA Management Instruction (NMI) 1050.1 and NMI 1050.9A. This permit is written in response to and for the implementation of a Memorandum of Understanding (MOU) between NASA KSC, NASA Space Shuttle Program and SFA dated December 11, 1997.

2. Primary Purpose of Permit:  The purpose for this use permit is to authorize SFA to design, construct and activate a Flight Vehicle Facility and related site work for the purpose of providing a vehicle staging and operations site for flight vehicles developed by the Reusable Launch Vehicle (RLV)Programs. Upon activation NASA will maintain overall operational control of the entire site. It is understood that the intended primary use of the Flight Vehicle Facility (FVF) is for Reusable Launch Vehicle (RLV) Programs. NASA will in good faith approve users of the Flight Vehicle Facility based on the original intent and based on efficient use of facilities at KSC.

3. Background: The NASA Towway site layout is identified in Exhibit "A". The site eventually will consist of three main areas:

(a) Flight Vehicle Facility
(b) Support Facility
(c) Convoy Staging Facility.

The design of the site will be comprised of five components:

Phase IA:  Flight Vehicle Facility slab and stubups/Apron/Utilities for whole site/Required Site Work

Phase IB:  Flight Vehicle Facility Hangar/Outfitting

Phase II:  Support Facility/Outfitting/Required Site Work

Phase III:  Convoy Staging Facility/Required Site Work.

Phase IV:  Paved Road Access from the LACB parking lot to the site and Towway.

NOTE:  Phase III and IV are mentioned here for background information only.

This Permit does not approve or address any use of the Shuttle Landing Facility (SLF) or any facility constructed as part of this Permit. Any use of any facility or capability at KSC by anyone other than current approved users, requires a separate Memorandum of Agreement (MOA) or "Use Plan" to be written and submitted for NASA approval prior to use.

Spaceport Florida Authority (SFA) is a political subdivision of the government of the state of Florida and, subject to availability of appropriations, has the authority to enter into this Permit. As used herein, the term "State" or ''Spaceport Florida Authority" (SFA) includes any third party SF A may involve in the implementation of this Permit. It is SFA's responsibility to ensure third parties it may involve comply with all the provisions, requirements and intent of this Permit.

02/13/98
w/HQ&SFA changes of 4-30-98

Projected schedule for design, construction and activation of each Phase is identified in Exhibit "B" of this Permit.

4. Permitted Activities. NASA hereby permits SFA to engage in the following activities at the Towway Site:

(a) Design and construct the Flight Vehicle Facility (Hangar, apron, and required site work) on the Dedicated Property described in Exhibit "A'' attached hereto (the "Dedicated Property").

(b) Additional new construction and landscaping, at the Dedicated Property, as necessary and appropriate, subject to advance approval by NASA.

(c) Involve third parties as necessary, with the approval of NASA, to design and construct Phase IA and IB in compliance with the conditions and obligations of this Permit and applicable federal, state and local laws, rules, ordinances and regulations.

(d) Provide funds in the amount of $500,000 to NASA KSC for contribution toward additional facility and site work adjacent to the Dedicated Property prior to NASA's released advertisement for construction of this additional facility and site work on or adjacent to the Dedicated Property. NASA agrees to provide to SFA, in writing, the date SFA funds are required with the understanding that SFA requires 60 days advance notice. NASA will return the unobligated portion of the aforementioned $500,000 to SPA within 90 days if NASA terminates this Permit prior to Phase II construction completion.

NOTE:  Permitted activities are subject to SFA compliance with all NASA KSC operational requirements (e.g., outage coordination, burn permits, dig permits, scheduling/access permits/approval, safety requirements, badging approval, labor requirements).

5. Disclaimer of NASA Financial Liabilities.

(a) Unless otherwise specifically agreed to in this Permit, NASA shall have no obligation to:

(1)  Make any payment to defray any SFA costs

(2)  Defray any losses sustained by SFA

(3)  Assume any indebtedness of SFA

(4)  Provide any funds, utilities, facilities, maintenance, personnel, exhibits, training or other services unless specifically set forth to the contrary in this Permit.

(b) SFA shall defend, pay, indemnify and hold NASA and the United States Government harmless from and against any and all claims, demands, judgments or actions by any person or entity, which may be made against NASA or the United States Government arising from or related to the activities of SFA.

(c) SFA shall fund and be responsible for any and all costs caused by any change orders, cost overruns, or budget revisions during the implementation of Phase IA and IB.

(d) NASA shall fund and be responsible for any and all costs caused by any change orders, cost overruns, budget revisions during the implementation of Phase II.

(e) All activation costs required for Phase IA and IB will be the responsibility of SFA.

(f) All activation costs required for Phase II will be the responsibility of NASA.

02/13/98
w/HQ&SFA changes of 4-30-98

6. Design, Construction Planning, Activation, Turnover, Administration and Schedules. SFA is responsible for a design that meets the requirements for the Flight Vehicle Facility (Phase IA and IB). infrastructure inside U1at facility and utilities for the entire site. The facility and infrastructure must, as a minimum, meet the X-34 Program facility requirements (e.g. size, clearance, security, environmental control, cleanliness, purge) (Exhibit C). SFA agrees to comply with all applicable NASA design standards (including, but not limited to, paging/area warning, communications, fire protection and detection and hurricane wind loading).

(a) All construction work under this Permit must conform to design and specification criteria established by NASA. NASA shall also provide to SFA drawings showing existing conditions at the Dedicated Property. Design calculations, drawings and specifications for Phase IA and IB shall be submitted to NASA and SFA for review and approval (e.g., 30% completion. 60% completion, 90% completion and at completion). Each review will be accomplished within two (2) weeks by NASA, Time and location for each review will be mutually agreed to by SFA and NASA. The review and approval of design by NASA shall not relieve SFA from the responsibility for design and construction of Phase IA and IB.

(b) Any change to the plans and specifications must be approved by NASA and SFA prior to implementation, The Department of Management Services (DMS) will provide to NASA two (2) sets of all changes to plans and specifications (e.g., change orders, deviations, waivers). NASA will send nil review comments back to DMS within 2 weeks of receipt. Any non-concurrence by NASA must be resolved prior to disposition/approval of change orders, deviations or waivers.

(c) SFA agrees to ensure all required drawings and documentation, including signature and seal by a registered professional engineer as required, for environmental permit application are supplied to NASA in a timely manner.

(d) Initial environmental permit applications will be completed by NASA. All environmental permit applications must be submitted through NASA for signature and/or transmittal to outside agencies. Copies of all such license and permit renewals will be made available to SFA as needed for construction of Phase IA and IB. If it is determined to be advantageous to the Government, SFA will sponsor NASA's Environmental Permit Application utilizing the Stale of Florida's ''Fast Track" permitting procedures. NASA will 1101 be held accountable for any delay in permit approval that may delay SFA 's construction start.

(e) NASA/KSC will provide all required mitigation of the entire sire for Phases IA and IB.

(f) Two (2) sets of all Shop Drawings shall be submitted to NASA for review and approval. Each review will be accomplished within two (2) weeks by NASA. Any non-concurrence by NASA must be resolved prior to disposition/approval of shop drawings. It is SFA's intent that Shop Drawings will be reviewed for SFA by the design A&E under contract to the DMS. DMS will ensure NASA is informed of the place and time of the review for NASA participation in these reviews as NASA deems appropriate. The review and approval of Shop Drawings by NASA shall not relieve SFA from the responsibility for design and construction (specifically shop drawing review mid approval) of Phase IA and IB.

(g) NASA shall have the right lo review all construction bid responses prior to SFA 's award of any construction contract. NASA and SFA shall ensure that all necessary funding for construction of the Phase IA and IB including reasonable contingency fund, is in place prior to the award by SFA of any construction contract. No construction, including site work. shall commence on the Phase IA and IB until NASA has consented thereto in writing, which written consent shall not be unreasonably withheld. Upon completion of all construction agreed to herein, SFA shall submit to NASA a complete set of as-built drawings prior lo any dedication event.

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(h) NASA monitoring of all design and construc1lon shall be in accordance with procedures prescribed by NASA, and will include NASA reviews and approvals at specific major milestones, including but not limited to the following:

(l)  Design and cost estimate reviews upon designated completion stages;

(2)  Selection of architects and engineers for inspection services during the construction phase;

(3)  Selection of construction contractors;

(4)  Submission of copies of shop drawings to NASA;

(5)  Final inspection and acceptance; and

(6)  Submissions of copies of as-built drawings to NASA.

(i) All costs incurred by NASA to review design and design related documents will be paid for by NASA. All costs for architectural and engineering services required for monitoring of construction for Phase IA and IB shall be paid for by SFA.

(j) SFA will provide day-to-day oversight of construction activities for Phase IA and IB, and will have the responsibility for assuring that construction conforms wi1h the design plans and specifications for Phase IA and IB.

(k) Unless otherwise approved by NASA, during construction. provisions shall be made by SFA to ensure that the, Towway, SLF parking, area facilities and roads are not impacted by the construction contractor and that construction does not interfere with ongoing SLF operations. The Towway shall not be used routinely as a means to access the construction site. Any use of the Towway by construction vehicles must be approved by the NASA Project Integration Manager after coordination with the NASA SLF Manager.

(l) All construction must cease at least 24 hours prior to any Shuttle Launch and shall not resume until at least 12 hours after successful completion of each Shuttle Launch. All construction must cease at least 24 hours prior to any planned shuttle landing and shall not resume until al least 12 hours after successful Shuttle tow down the Towway to the OPF area. All construction must cease at least 12 hours prior to the arrival at KSC of any Shuttle Carrier Aircraft (SCA) with an Orbiter ferry or carrier aircraft leaving KSC and shall not resume until successful de-inate from MDD and successful Orbiter tow to OPF area, or until successful flight out of the SLF. Otherwise, construction work is allowed between 7 a.m. and 6 p.m. Monday through Friday. Any deviations must be approved by the NASA Project Integration Manager after coordination with the NASA SLF Manager. SFA shall comply with all KSC construction constraints (e.g., dig permits. welding permits, KICS scheduling.)

(m) SFA must submit a request to NASA for site ,1pproval of Phase IA and IB prior to design and construction.

(n) SFA will be responsible through the SFA construction contractor to address, fix, and resolve all punch list items identified by NASA and end users during final walkdowns of Phase IA and IB.

(o) NASA will be responsible for procuring and implementing the construction of Phase II.

(p) NASA will provide day-to-day oversight of construc1ion activities for Phase II and will have the responsibility for assuring that construction conforms with the design plans and specifications.

(q) SFA is responsible for obtaining from the SFA construction contractor all required documentation for activation and O&M of all facilities, systems and equipment procured and constructed by the SFA construction contractor. Required documentation includes, but is not limited to, all vendor data to include operations and maintenance manuals, catalog cuts, testing data, maintenance procedures, parts catalogs, vendor recommended spares, as-built drawings, for all facilities, systems and equipment constructed in Phase IA and IB. SFA will provide Certifications of Completion as required by environmental permits to NASA for submittal to the appropriate regulatory agencies. SFA will provide three (3) copies of such data lo NASA and the NASA O&M Contractor.

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(r) SFA is responsible to provide all required documentation, testing and training required by the NASA O&M Contractor for operations and maintenance of the Phase IA and 1B facilities, systems and equipment.

7. Performance and Payment Bonds.

(a) Prior to the beginning of performance of work under the contract or contracts for construction entered into pursuant to this Permit, involving work on the Kennedy Space Center, SPA shall cause the construction contractor to provide, in a form acceptable to SFA and NASA, two bonds for each contract; specifically, a performance bond and a payment bond, each with a good and sufficient surety or sureties acceptable to NASA. SFA and NASA shall be named on such bonds as co-payees.

(1) The penal amount for each performance bond shall be 100% of the contract value at the time of the award. Performance bonds shall be submitted following the procedures in Federal Acquisition Regulation (FAR) 52.228-15.

(2) Payment bonds shall be submitted following the procedures in Federal Acquisition Regulation (FAR) 52.228-1 5. In addition:

(i)  When the contract value is $1 million or less, the penal sum will be 50% of the contract value.

(ii) When the contract value is in excess of $1 million but not in excess of $5 million, the penal sum shall be 40% of the contract value.

(iii) When the contract value is more than $5 million, the penal sum shall be $2.5 million.

(b) SFA shall promptly furnish additional bond security required 10 protect NASA and persons supplying labor and materials under any contract for construction entered into pursuant to this Permit if:

(1)  Any surety upon any bond furnished under paragraph 4(a) above becomes reasonably unacceptable to the government;

(2)  Any surety fails to furnish reports on its financial condition as required by the government; or

(3)  The contract value of any contract for construction entered into pursuant 10 this Permit is increased so that the penal sum of any bond becomes inadequate in the opinion of NASA.

8. Insurance

(a) SFA shall require that any contractor, subcontractor, or operator performing work on NASA properly under this Permit shall provide and maintain during the duration of such contract, subcontract or operating arrangement at least the kinds and minimum amounts of insurance required in paragraph 8(d) below.

(b) Before the commencement of any work pursuant to this Permit, SFA shall require each contractor. subcontractor or operator under this Permit to certify to NASA in writing that the required insurance has been obtained. The policies evidencing required insurance shall contain an endorsement to the effect that any cancellation or any material change adversely affecting NASA's interest shall not be effective (i) for such period as the laws of the State of Florida prescribe or (ii) until JO days after the insurer or the contractor gives written notice to NASA whichever period is longer.

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(c) SFA shall require the inclusion of language in any and all contracts or operating arrangements with contractors or subcontractors under this Permit that substantially conforms with the requirements of this Permit including, without limitation, the requirement that contractors or operators provide the insurance set forth herein below in paragraph 8(d).

(d) SFA shall require each contractor, subcontractor, or operator to produce and maintain during the entire period of its performance under this Permit the following minimum amounts and types of insurance:

(1)  Worker's compensation and employers' liability insurance in compliance with applicable worker's compensation and occupational disease statutes, including employers' liability; worker's compensation for occupational disease; and employers' liability for occupational disease insurance. In jurisdictions where all occupational diseases are not compensable under applicable law, insurance for occupational diseases is required under the employers' liability section of the policy. A minimum limit of $100,000 per incident for employer's liability and occupational disease is required.

(2)  General comprehensive liability insurance which shall include bodily injury and property damage covering all owned, non-owned, hired and government-furnished vehicles used in connection with this Permit. Minimum limits of $200,000 per person and $500,000 per occurrence for bodily injury and $20,000 per occurrence for property damage are required.

(e) During the period of any construction of the Flight Vehicle Facility hereunder, SFA shall cause each contractor, subcontractor or operator to carry similar insurance for the value of the portion of the Flight Vehicle Facility for which such contractor, subcontractor or operator is responsible.

9. Operations

(a) After construction completion, activation and turnover to SFA of Phase IA and IB real property accountability will become NASA's responsibility.

(b) NASA may direct SFA to take corrective action regarding any portion of SFA's operations in which SFA is failing to comply with the terms and conditions of this Permit, written or implied. SFA will cease and desist from any such noncompliance in its operations and as directed by NASA until such time as SFA demonstrates to NASA's satisfaction that corrective action has been taken and that the deficiencies which have caused the noncompliance have been corrected. NASA shall in no way be liable for any loss of revenue or incurrence of expense otherwise resulting from the cessation, as directed by NASA, of any SFA operations.

(c) SFA shall ensure that all necessary permits are obtained and all necessary notices given, all license fees paid, and that it is in compliance with all applicable local, state and federal laws, rules, ordinances and regulations pertaining to the construction, operation and maintenance of Phase IA and IB prior to turnover of the site to NASA. Environmental permits shall be obtained through or in coordination with NASA.

(d) SFA shall, subject to approval by NASA, replace, repair, or refurbish any existing facilities, grounds or utilities which are damaged or destroyed by the activities of SFA.

(e) SFA agrees that all permanent and/or substantial future modifications to the flight Vehicle Facility must be approved by NASA and will require revision to this Use Permit if it is in the best interest of NASA KSC for SFA to implement the modification, otherwise all future modifications to the Flight Vehicle Facility will be implemented by NASA. Modifications funded by NASA or NASA contractors with planned implementation costs less than $100,000 will require notification of SFA only. NASA will control and coordinate future modifications including their design, construction and associated drawings. NASA will approve all engineering and new construction and, at NASA's option, will schedule, plan, and contract all modifications, additions, or deletions to the extent NASA deems necessary to protect ongoing operations.

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(f) SFA shall provide all maintenance and operations manuals for the maintenance and operation of the Flight Vehicle Facility and apron upon completion of the construction contract. Said maintenance and operations manuals shall be updated from time to time as the need arises (e.g., equipment and system replacements, facility modification) and such changes shall be subject to NASA's approval.

(g) SFA shall be responsible for the identification of requirements, developed in consultation with NASA, for KSC support services and all arrangements for provision of such services (e.g., medical, fire. security) required during the implementation of this Permit. In accordance with paragraph 5 of this Permit, SFA shall be responsible for any reimbursements related to the provision of such services.

(h) To the best of NASA's knowledge and belief, all utilities necessary for the construction of the Flight Vehicle Facility are not available. All utilities necessary for the operation and maintenance of the Flight Vehicle Facility must be constructed as part of Phase IA and IB and be made available to NASA for tie in to Phase II construction. SFA shall be responsible for installing separate meters for electrical and water use. SFA will be allowed to connect to the existing sewer treatment facilities at the SLF without cost, provided that adequate capacity is available to meet the site requirements. If NASA and SFA determine that additional wastewater treatment facilities must be constructed in order to provide sufficient capacity to operate the site, SFA will be responsible for paying the cost of construction of such additional facilities. SFA and NASA in such event will in good faith negotiate the amount to be paid by SFA with respect to such construction costs.

(i) NASA has user approval authority for the entire site, including the State of Florida funded Flight Vehicle Facility.

(j) NASA is responsible for all operations, maintenance and utility costs associated with NASA's use of the facility. If NASA approves another user (which includes SFA) for any facility on KSC then NASA will make provisions with that user for all required cost reimbursement.

(k) The NASA O&M Contractor will be responsible for the maintenance of the entire site (including the Flight Vehicle Facility).

(l) NASA will provide one year's notice to SFA of intent to permanently vacate or abandon the Flight Vehicle Facility. Such notice will be provided in writing to SFA. Upon written notice of NASA's intent, SFA has the option to remove the hangar from the site or consent to the dismantling and removal of the hangar by NASA at SFA expense at the expiration of the one year period. After hangar removal this Permit will expire.

10. Applicable to SFA Activities

SFA shall comply with all NASA/KSC coordination, permitting and approval requirements for outages, burn permits, dig permits, scheduling/access permits, safety requirements, badging and labor requirements. NASA/KSC will provide the SFA with points of contact for coordination.

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Mechanics and laborers, including apprentices and trainees, who may be employed or work directly on construction of Phase IA and IB shall be paid labor rates in accordance with the provisions of the Davis-Bacon Act, 40 USC 276a and 40 USC 276c.

SFA activities under this Permit shall be subject to the technical surveillance of NASA. As used herein, the term "technical surveillance" means written and/or oral advice on policy mailers, technical advice, procedural guidance and general management. Additionally, the below listed Kennedy Space Center Management Instructions (KMI) and Kennedy Space Center Handbooks (KHB) and subsequent revisions thereof are applicable to this Permit and are incorporated herein by reference. These issuances set forth regulatory and procedural criteria which are applicable to SFA for the purposes of this Permit. NASA approval for any proposed deviations to these issuances must be obtained in writing prior to implementation of the deviation. SFA will provide to NASA two (2) copies of all requests for deviations. NASA will approve or disapprove the request for deviation within 2 weeks of receipt. Upon receipt of notice from NASA of noncompliance with any provisions of the below listed KMIs or KHBs, SFA shall promptly take corrective action. The applicable KMIs and KHBs are:

(a)  KHB 1040.1F  "KSC Comprehensive Emergency Preparedness Plan"

(b)  KMI 1610.2E  "Photography and Photographer Identification."

(c)  KHB 1610.IA  "KSC Security Handbook" (Section 13-Badges and Passes)

(d)  KMI 1610.6G  "Access by Official Visitors to Space Shuttle Operational Areas."

(e)  KHB 1610.2A  ''Personnel Security Handbook"

(l)  KHB 1200.1C  "Facilities, Systems & Equipment Management Handbook"

(g)  KHB 17I0.2C  "Kennedy Space Center Safety Practices Handbook"

(h)  KMI l800.2B  "KSC Hazard Communication Program"

(i)  KMI 24l0.2E  "Information Resources Management"

(j)  KHB 4000.lC  "Supply Support System Manual, Part 5, Equipment Management"

(k)  KMI 8800.8A "KSC Environmental Management"

(l)  KMI 8800.7A "Management of Hazardous Waste for Compliance, Handling, Treatment and Disposal/Reclamation"

(m) KHB 8810.1C "Processing and Approving Excavation Permits"

11. Prohibitions. Except with the written consent of NASA, SFA shall not:

(a) Represent itself or permit itself to be represented to the public as an agent of, or part of, the United States Government or NASA by the use of words or symbols implying identification with the United States Government, Kennedy Space Center, or NASA (e.g., on any letterhead or bill head or on any signs, displays or in any other manner whatsoever).

(b) Permit another contractor or organization to use the premises made available for use to SFA or assign to another all or any part of the SFA operations without first obtaining the written consent of NASA. No assignment, transfer or use pem1it no matter how entered into shall be effective, nor shall any assignee, transferee or user acquire any rights to or under this Permit, unless prior consent to any such assignment, transfer or use is obtained from NASA. This consent shall be evidenced only by written instrument executed by the parties hereto and in the same manner and dignity as required for the execution of this Permit.

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(c) Use the premises for funds solicitations of any kind unless specifically approved in writing by NASA.

(d) Construct, erect or distribute any sign (including road signs) advertising, presentations or similar materials to be displayed, presented or otherwise made available to the public unless previously approved by NASA.

12. Dispute Resolution. The provisions of this section shall be used to resolve disputes between the parties which have not, after reasonable effort, been resolved informally. Any party to this Permit may invoke this section to resolve a dispute. The procedures under this section may be modified through mutual consent of the parties.

(a) NASA Project Integration Manager and SFA Project Engineer shall be the principal points of contact for resolution of disputes arising under this Permit.

(b) If a dispute cannot be resolved informally within ten (10) working days after the specific written notice that a disagreement exists to which this clause applies, the matter shall be submitted, in writing, to the principal points of contact identified above. The principal points of contact will then have ten (10) working days within which to resolve the dispute.

(c) If the principal points of contact are unable to resolve a dispute within ten (10) working days, the dispute shall be referred to the Center Director of Kennedy Space Center on behalf of NASA, and SFA Technical Director on behalf of SFA, for resolution. If these two parties are unable to resolve the dispute, the Director, KSC will issue an agency decision which will be final as to all issues raised by the dispute.

(d) It is the intent of the Parties that all reasonable efforts be made to resolve disputes informally prior to invoking the provisions of this section.

13. Termination.

(a) This permit may be terminated, in whole or in part, and without cost to the Government if there has been:

(1) A failure by SFA to comply with any term or condition of the Permit: or

(2) A determination by the Director, KSC, that the interests of the national space program, the national defense, or the public welfare require the termination of the Permit, and

A 60-day notice, in writing, to SFA, that such determination has been made. Such written notice of termination shall be given to SFA, or its successors or assigns, by the Di rector, KSC, and that de1enninatio11 shall be effective as of the date specified by such notice.

A meeting of representatives from all parties must take place at least 30 days prior to termination to address and attempt to resolve issues, if any exist.

(b) If this Permit is terminated, and if so directed by NASA, SFA will proceed immediately to dismantle and remove the Flight Vehicle Facility hangar from the Towway site in accordance with NASA approved instructions, and restore the Towway site to NASA requirements. SFA shall be responsible for any and all costs of removal and restoration.

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(c) This permit may be terminated by SFA if NASA discontinues use of the Flight Vehicle Facility for Reusable Launch Vehicle Programs for a period of 90 consecutive days and SFA will remove the FVF hangar as set forth in paragraph (b) above. If NASA has given notice of intent to permanently vacate or abandon the FVF under paragraph 9(1) then the provisions of this subparagraph (c) may not be invoked during the one-year notice period specified in paragraph 9(1).

(d) However, if this permit is terminated by either party and NASA determines it has a continuing need for the hanger, NASA may enter into negotiations with SFA for purchase of the hanger in lieu of hanger removal as set forth in paragraph 13(b) above.

14. NASA Right of Entry. Designated representatives of NASA shall have the right at any time to enter upon any property constructed or being constructed by SFA pursuant to this Permit, for any purpose connected with the administration of the NASA Kennedy Space Center 11nd connected services, or NASA use of the property, but not so as to destroy or unreasonably interfere with SFA's use of such property.

15.  Real Property. NASA shall retain all title and rights to the real property governed by this Permit with the exception of the Flight Vehicle Facility (FVF) (Phase 1A and 1B). The FVF will be considered real property owned by SFA. The FVF will be carried on the NASA Real Property Database for accountability purposes only.

16. Assignment. SFA shall not sell or assign 1his Permit, in whole or in part, or any right hereunder, without the prior written consent of NASA.

17. Amendment. This Permit may be amended upon the mutual agreement of NASA and SFA. A request for amendment to this Permit by either party shall be in writing, agreed to by the other party prior to the commencement of negotiation of the proposed changes thereto, and signed in the same manner and dignity as this Permit.

18. NASA Liaison. SFA acknowledges that the Director, Kennedy Space Center, or his designee shall have the ultimate authority to mn.ke decisions permitted or required to be made by NASA pursuant to this Use Permit. The Director, Kennedy Space Center, or his designee shall act as NASA's liaison with the SFA for all purposes pertinent to this Use Permit.

19. Term. Unless this Use Permit is terminated pursuant to the provisions of paragraph 13 hereinabove, this Use Permit will expire upon the completion of the requirements of this Permit by SFA and NASA.

20. Reasonableness Standard. No consents or approvals, whether required or permitted to be given pursuant to this Use Permit, by either NASA or SFA shall be unreasonably withheld.

21. Effective Date. For contractual purposes, the effective date on this Permit will be the date of the latest authorized signature on the signature page.

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DEFINITIONS

l. Activation --- includes testing, training, spare parts analysis, compilation of system drawings, writing of Operations and Maintenance lnstn1ction 's, Preventative Maintenance Instruction's and Operations and Maintenance Documentation (including required safety analysis, i.e., system assurance analysis and hazard analysis) and any NASA O&M Contractor support during final testing of systems by the construction contractor. Activation also includes communication equipment (e.g., phones, paging/area warning), installation and all final termination. (NOTE: OMI's, PMI's and OMD will include all maintenance associated with facilities, systems. equipment, roads and grounds for site.)

2 KICS --- KSC Integrated Control Schedule, schedule of approved activities in and around the LC-39 area including the SLF.

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EXHIBIT A

DEDICATED SITE

Site is located at the southern end of the Shu tile Landing Facility. This aerial photograph shows the project area and the adjacent tow-way to the south. (North is towards the top of the page.)

Site location is that portion of land within the Kennedy Space Center lying in Sections 1 and 12, Township 22 South, Range J6 East, Brevard County, Florida containing approx. 23 acres more or less and subject to any easements and/or rights of way of record.

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EXHIBIT B

SCHEDULE

(Page 1)

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EXHIBIT B

SCHEDULE

(Page 2)

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EXHIBIT B

SCHEDULE

(Page 3)

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EXHIBIT C

FLIGHT VEHICLE FACILITY

MINIMUM REQUIREMENTS

(to accommodate X-34 only)

Minimum size requirements:  Length: 165'

Width: 130'

Height: 45'

Lighting requirements: 100FC, 30' spacing (requirement is 100FC at floor level)

Environmental Control:  Temperature Range  80°F - 60°F

Humidity Range  60% - 40%

Preference  Humidity

Power Requirements: 110VAC, 220VAC (one and three phase), 440VAC (three phase)

Vehicle Access Doors: 2 Total each with: Width 40' Height 30'

Special Requirements:

l 2" thick. 3000 psi concrete needed for L-1011 jacking operations

Ramp wide enough to turn around an L-101 1

Jacking height for Mate/Dernate: Ground to top of rudder 62' • Ground to belly 13 '5"

Plumbed for 1.5" pneumatic lines with connectors for high volume air (compressor greater than 150 h.p.)

Compressed shop air distribution system

GN2 / He piping distribution system (pressures as required)

GN2 / He outside pad for truck operation (pressures as required)

Paging and Area Warning System

Communication (telephone and computer outlets and cable distribution system as required)

Operational Intercom System Digital cable distribution system as required

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IN WITNESS WHEREOF, THE PARTIES HA VE EXECUTED THIS USE PERMIT'AS OF THE DATE LAST SET FORTH BELOW.

APPROVAL:

/s/ F.D. Bachel		/s/ Roy D. Bridges Jr.
F.D. Bachel Manager Space Transportation Programs Office, NASA		Roy D. Bridges, Jr. Director Kennedy Space Center NASA
DATE:	6/5/98	DATE:	5-29-98

/s/ Tommy W. Holloway		/s/ Edward O'Connor Jr.
Tommy W. Holloway Space Shuttle Program Manager NASA		Edward O'Connor Jr. Executive Director Spaceport Florida Authority
DATE:	5/26/98	DATE:

REVIEWED BY SPACEPORT LEGAL

/s/ Jim Leary /s/ Gray Robinson 05/20/98

Office Of Primary Responsibility (OPR) of this document is NASA KSC Installation Operations Directorate.

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The following NASA Center and Program officials have reviewed the Use Permit for the Flight Vehicle Facility at the Towway sire between the SPACEPORT FLORIDA AUTHORITY and NASA for cooperation in the design, construction, activation, turnover, operations, maintenance, and extended asset use of the Flight Vehicle Facility at KSC, located on the Towway, and have indicated their concurrence by their signature below. This sheet is at111ched to the subject Permit and is incorporated as a part thereof.

NASA KSC CONCURRENCE:

/s/ Loren Shiver		/s/ Donald McMonagle
Loren Shiver Deputy Directory for Launch & Payload Processing, KSC		Donald McMonagle Manager, Launch Integration Space Shuttle Program
DATE:	2-25-98	DATE:	2-13-98

/s/ Warren Wiley		/s/ Marvin Jones
Warren Wiley Deputy Directory of Engineering Development		Marvin Jones Director of Installation Operations
DATE:	2/26/98	DATE:	2/19/98

/s/ Robert Sieck		/s/ Irene Long
Robert Sieck Director of Shuttle Processing		Irene Long Director, Biomedical Office
DATE:	2/23/98	DATE:	2 20 98

/s/ Douglas Hendriksen		/s James Jennings
Douglas Hendriksen Chief Counsel (Acting)		James Jennings Chief Financial Officer (Acting)
DATE:	17 FEB 98	DATE:	2-25-98

/s/ Tom Breakfield		/s/ James Hattaway
Tom Breakfield Director, Safety and Mission Assistance		James Hattaway Director, Procurment
DATE:	2.20.98	DATE:	2/19/98

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The following NASA Headquarters officials have reviewed the Use Permit for the Flight Vehicle facility at the Towway site between the SPACEPORT FLORIDA AUTHORITY and NASA for cooperation in the design, construction, activation, turnover, operations, maintenance, and extended asset use of the Flight Vehicle Facility at KSC, located on the Towway, and have indicated their concurrence and approval by their signature below. This sheet is attached to the subject Permit and is incorporated as a part thereof.

NASA HEADQUARTERS CONCURRENCE:

/s/ Joseph H. Rothenberg		/s/ Richard S. Christiansen
Joseph H. Rothenberg. AA for Office of Space Flight		Richard S. Christiansen AA for Aeronautics and Space Transportation Technology (Acting)
DATE:	4-3-98	DATE:	4/29/98

/s/ Arnold G. Holz		/s/ Edward A. Frankle
Arnold G. Holz NASA Chief Financial Officer		Edward A. Frankle General Counsel
DATE:	4/20/98	DATE:	4/30/98

/s/ Jeffery E. Sutton		/s/ John D. Schumacher
Jeffery E. Sutton AA for Management Systems And Facilities (Acting)		John D. Schumacher AA External Relations
DATE:	4/24/98	DATE:	4/27/98

NASA HEADQUARTERS APPROVAL:

/s/ Malcolm L. Peterson		/s/ W.W Brubaker
Malcolm L. Peterson NASA Comptroller		W.W. Brubaker Director, Facilities Engineering
DATE:	4/30/98	DATE:	4/30/98

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ATTACHMENT D

Tenant Environmental, Safety and Hazardous Materials (HAZMAT) Requirements

These requirements apply to Tenant, and Tenant understands that this may not be a comprehensive list and is solely responsible for compliance with all applicable federal, state, and local regulations or requirements.

Tenant will comply with the following:

  KCA-4412 (special emphasis on sections XXVIII and XXX, Safety and Environmental Condition, Management and Compliance)
  Prior to commencing operations, KSC Environmental Checklist (KSC Form 21-

608) will be filled out and submitted to Space Florida, who will approve and forward to the KSC Environmental Management Branch for evaluation.

  29 CFR Subpart H - Hazardous Materials
  29 CFR 1910.1200- Hazard Communication
  40 CFR 112, SPCC rules and regulations, if capacity is greater than 1320 gallons
  40 CFR Part 260, Hazardous Waste
  Emergency Planning and Community Right to Know Act (EPCRA)
  40 CFR 301-303, Emergency Planning
  40 CFR 304, Emergency release notification
  40 CFR 311-312, Hazardous chemical storage and reporting
  40 CFR 313, Toxic chemical release inventory
  49 CFR Subchapter C, Parts 171-180, Hazardous Materials regulations
  Florida Administrative Code (FAC), 62-730, Hazardous Waste
  gallons
  NFPA 30, Flammable and Combustible Liquids Code (Current Edition)
  NFPA 407, Standard for Aircraft Fueling (current Edition)

Tenant Aboveground Storage Tank (AST) requirements:

  Tank must be Double walled
  Tank must have Anti-siphon
  Tank must have Leak detection
  Tank must have Overfill protection
  Tank must have a level gauge
  Tenant must have Fueling plan/Operating procedures
  Tenant must have SPCC plan if storage capacity is greater than 1320 gallons
  Emergency and spill procedures
  List of and training records for all oil handling personnel
  FDEP tank registration if greater than 550 gallons
  Last two FDEP/BCNRMO inspections

Tenant Hazardous Materials (HAZMAT) requirements:

  HAZMAT Inventory - including type, amount/quantity and storage capacity of chemicals and HAZMAT

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  Emergency/Contingency Plan and/or mitigation procedures
  Copy of written Hazard Communication Plan
  Applicable training records (DOT requirement)
  Hazmat/Emergency Coordinator Point of Contact
  Annual EPCR/\ report

Spills

  Specific mandatory spill requirements are in KCA-4412, 40 CFR 112, FAC 62-7762, plus any applicable additional state and federal regulations.

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ATTACHMENT E

SPACE FLORIDA POLLUTION INCIDENT REPORTING

AND NOTIFICATION REPORT

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ATTACHMENT F
SPACE FLORIDA NON-COMMERCIAL SELF FUELING REQUIREMENTS

NON-COMMERCIAL AIRCRAFT SELF-FUELING

1.  Introduction

a. Non-Commercial Self-Fueling is defined as fueling of an Aircraft by the Aircraft Owner or the Owner's Employee(s) using the Aircraft Owner's Vehicles, Equipment, and resources.

b. Self-Fueling Entity shall comply with Florida Department of Revenue regulations pertaining to aviation use fuel tax. and Internal Revenue Service Publication 510 (Excise Taxes - Including Fuel Tax. Credits and Refunds) when remitting payment in compliance with Publication 510. Self-Fueling Entity shall maintain written records of compliance with all Regulatory Measures (including tax or fee payments) for the use of Fuel utilized in Aircraft and provide records upon request by Space Florida

3. General

(a) Regulatory Measures

a. Fuel Handling, Refueling Vehicles, and Fuel storage facilities at the Airfield shall conform to the current applicable Regulatory Measures including without limitation, those prescribed by the State of Florida and Authority and provisions of 14 CFR; NFPA recommendations; Applicable ACs including AC 150/5230-4C "Aircraft Fuel Storage, Handling, and Dispensing on Airports'\ AC 00-34 "Aircraft Ground Handling and Servicing", and AC 150/5210-5 "Painting, Marking and Lighting of Vehicles Used on an Airport"; the Space Florida's SWPPP and SPCC Plan; Regulatory Measures established by the Environmental Protection Agency, Florida Department of Environmental Protection, State Water Resources Control Board, and any other Agency having jurisdiction.

(b) Fuel Quality Control

a. Fuel shall fully comply with the quality specifications outlined in American Society for Testing and Materials (ASTM) D 1655 (Jet A), ASTM D 1910 (Avgas), or ASTM D4814 without ethanol. Ensuring the quality of the Fuel is the sole responsibility of Entity engaged in Fuel Handling.

(c) Training

a. Standard Operating Procedure (SOP) shall be developed and maintained for Fuel Handling to include compliance with standards set forth in AC 00-34A "Aircraft Ground Handling and Servicing." The SOP shall include a training plan, Fuel quality assurance procedures, record keeping, and emergency response procedures to Fuel spills and fires.

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The SOP shall also address regular safety and security inspections, bonding and fire protection, public protection, marking and labeling of (and controlling access to) Refueling Vehicles and Fuel storage facilities. The SOP shall be made available to Space Florida for review upon request no later than 30 calendar days before the activities are scheduled to commence and it shall be made available for review upon request any time changes are planned.

b. Employees conducting Fuel Handling must receive fire prevention training and instruction by the Fire Department (or in accordance with an FAA Approved Part 139 Fuel Handling Training course, if applicable) immediately upon employment and that employees receive such fire prevention training and instruction annually thereafter.

i. Fire prevention training and instruction shall include the use of fire extinguishers, responding to Fuel and oil spills, handling flammable materials, and any other items deemed necessary and/or appropriate (for the Activity) by the Fire Department and the training and instruction provided to each employee shall be documented and kept on file.

c. No person shall engage in Fuel Handling until that person is properly trained.

d. Training records documenting the qualifications of (and the training provided to) each person shall be maintained and kept on file.

e. Records shall indicate the initial and recurrent training provided (and the date such training was provided and by whom).

f. Recurrent training shall be provided on a regularly scheduled basis, but not less than every year.

g. Records shall be subject to review of and/or inspection by Space Florida or other designated representative(s).

h. Training shall be performed in accordance with NATA Safety First and FAA best management practices.

(d) Fuel Handling

a. Aircraft shall not be engaged in Fuel Handling in an area where Aircraft engines are operating, Aircraft or engines are being warmed by application of heat, or while the Aircraft is located in a congested area.

b. Prior to engaging in Fuel Handling, Entity shall provide Space Florida with a written SPCC Plan that meets all applicable Regulatory Measures. An updated copy of the SPCC Plan shall be filed with Space Florida at least 30 calendar days prior to any planned change in operations.

c. Refueling Vehicle and fuel storage facilities shall be capable of bottom loading.

d. A properly trained person shall be present and responsive while Fuel is being transferred into or out of any Fuel storage facility (from or into Refueling Vehicle).

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i.  The person shall remain within the immediate vicinity, in close proximity to, and in direct view of all operating controls and Refueling Vehicles.

ii. The person shall not leave the discharge end of any hose(s) unattended at any time while the transfer of Fuel is in progress.

iii. The person shall not block open, disengage, or deactivate the deadman or any related controls while Fuel Handling.

e. All Fuel Handling shall be treated with due caution and circumspection with regard to the rights, safety, and security of others so as not to endanger, or be likely to endanger, persons or Property.

f. Persons engaged in Fuel Handling shall exercise care and extreme caution to prevent overflow or spills of Fuel or oils.

i. Should a Fuel or oil spill occur at the Airport, the party responsible shall fully comply with Article XXX of Attachment B (KCA-4412).

g. Refueling Vehicles shall be positioned so the Vehicle can be directly driven away from the loading or refueling position in the event of spill or fire.

h. Fuel Handling shall be conducted outdoors and at least 25 feet from any Hangar or building and 50 feet from any combustion and ventilation airintake to any boiler, heater, or incinerator room or as approved by Space Florida and the Fire Department.

i. Vehicles shall be refueled only at refueling stations and from dispensing devices approved by Space Florida and the Fire Department.

j. In the absence of suitable ground support equipment, a turbine powered auxiliary power unit mounted at the rear of the Aircraft or on the wing on the side opposite from the fueling point may be operated during Fuel Handling.

i. A turbine-powered auxiliary power unit may be operated during Fuel Handling provided its design, installation, location, and combustion air source do not constitute a Fuel vapor ignition source.

ii. Fuel Handling shall be conducted in accordance with the procedures stipulated in the Aircraft Operator's Manual.

k. Fuel Handling shall not occur if an electrical storm is in progress in the immediate vicinity of the Airport.

i. Fuel Handling may resume 15 minutes following any reported Phase 2 lightning warning.

l. The Refueling Vehicle shall be bonded to the Aircraft or Fuel storage facility to equalize the voltage potential.

i. All hoses, nozzles, spouts, funnels, and appurtenances used in Fuel Handling shall be FM or UL approved and shall be equipped with a bonding device to prevent ignition of volatile liquids.

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m. Refueling Vehicles shall not be operated in reverse unless another trained person is present to safely monitor and direct the movement of the Refueling Vehicle.

n. Fuel Handling shall not occur while passengers are on board the Aircraft unless a passenger-loading ramp is in place at the Aircraft's cabin door, the door is in the open position, and a qualified attendant is present at the door.

o. No person shall operate any radio transmitter or receiver or switch it on or off during Fuel Handling unless said radio transmitter or receiver is designed specifically for such environment.

p. No person shall operate Aircraft electrical systems or switch Aircraft electrical appliances on or off during Fuel Handling.

q. Hold down or hold open devices on Refueling Vehicle nozzles are prohibited

r. For single point Fueling, deadman controls or mechanisms shall be utilized and shall remain in safe operating condition and good working order.

i. No person shall deactivate or bypass a deadman control or mechanism at any time.

s. During Fuel Handling, no person shall use any material or equipment which is likely to cause a spark or ignition within 50 feet. a. Smoking, matches, lighters, and open flames (e.g., candles, fixtures, or fires) are prohibited within 50 feet of any Aircraft, Refueling Vehicle, Fuel storage facility.

t. Refueling Vehicles (including Fuel tankers) shall only use the entrance, exit, and route designated by Space Florida during the transportation and delivery of Fuel.

u. Refueling Vehicles (including Fuel tankers) shall be subject to inspection at any time to determine compliance with these Rules and Regulations.

v. Space Florida assumes no liability or responsibility for any violation of any Aircraft, Refueling Vehicle or refueling requirement or procedure, any error, omission, negligence, or any violation of any Regulatory Measure relating to Fuel Handling.

i. Entities engaged in Fuel Handling shall be solely, fully, and completely responsible for any such violation, error, omission, or negligence incident to or in connection with the entities Fuel storage facilities, Refueling Vehicles, Fuel Handling, and training.

ii. Entities engaged in Fuel Handling shall reimburse Space Florida for any fines, legal or court costs, incurred by Space Florida for any such violation, error, omission, or negligence.

(e) Refueling Vehicles (if applicable)

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a. (Refueling Vehicles shall be equipped and maintained to comply with all applicable Regulatory Measures including, without limitation, those prescribed by:

ii. National Fire Protection Association (NFPA) Codes;

iii. 14 CFR Part 139, Airport Certification, Section 139.321 "Handling/Storing of Hazardous Substances and Materials"; and

iv. Applicable ACs including AC 00-34 "Aircraft Ground Handling and Servicing" and AC 150/5210-5 "Painting, Marking and Lighting of Vehicles Used on an Airport".

b. Refueling Vehicles shall be equipped with metering devices that meet all applicable Regulatory Measures.

c. All Refueling Vehicles shall be bottom loaded.

d. Only those Fuel storage facilities and Refueling Vehicles which are approved by Space Florida and the Fire Department shall be used for Fuel Handling.

e. Refueling Vehicles, pumps, meters, hoses, nozzles, funnels, fire extinguishers, and bonding devices used during Fuel Handling shall be maintained in a safe operating condition. All hoses, funnels, and appurtenances used in Fuel Handling shall be equipped with a bonding device to prevent ignition of volatile liquids

i. When Refueling Vehicles are found in a state of disrepair, malfunction, or there use constitutes an undue fire or safety hazard, or the operation of Refueling Vehicles would violate these Rules and Regulations, the Entity shall immediately discontinue the use of such Refueling Vehicles until repairs, replacements, or changes are made to render the same safe for continued use.

ii. Hoses or piping connections shall be secured and capable of holding under the pump's rated PSI discharge.

iii. Hoses or nozzles shall be FM or UL approved with selfclosing valve and no hold-down or hold-open devices. All pumps shall be UL or FM approved.

iv. All storage tanks shall be rated in accordance with UFC Article 24, Division II and Article 79, Division XII.

f. If any malfunction or irregularity is detected on or within the Aircraft, Fuel Handling shall cease immediately and the malfunction or irregularity shall be brought to the attention of the Aircraft Operator immediately.

g. Refueling Vehicles and Fuel storage facilities shall be placarded, marked, or color coded in accordance with NFPA Publication 407 and applicable FAA ACs.

i. A copy of all applicable permits, registrations, certificates, and insurance documents shall be maintained in each Refueling Vehicle.

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KCA-4412 Rev. Basic

h. Appropriate and proper fire extinguishers shall be immediately available during Fuel Handling.

(f) Storage of Refueling Vehicles

a. Refueling Vehicles shall be stored outdoors and not less than 50 feet from a building or at the distance approved by the Fire Department unless the building is designed, constructed, and used exclusively, and approved by the Fire Department specifically for this purpose.

b. Refueling Vehicles shall be parked in a manner that provides a minimum of 10 feet of separation between Vehicles and any other Vehicle or Aircraft and a minimum of 20 feet from a storm water inlet.

(g) Maintenance of Refueling Vehicles

a. Maintenance of Refueling Vehicles shall be performed outdoors or in a building which is approved by the Fire Department specifically for this purpose.

b. Entities engaged in Fuel Handling shall document and maintain and keep on file Refueling Vehicle maintenance records. These records shall be made available to Space Florida upon request.

(h) Fuel Storage Facilities

a. Entities shall be liable and shall defend, indemnify, save, protect, and hold harmless Space Florida for all leaks, spills, or other damage that may result from Fuel Handling.

b. Fuel storage facilities shall be operated and maintained in accordance with practices recommended by the NFPA (Pamphlet No. 30 and NFPA 407) and in full compliance with Regulatory Measures and shall be approved by all Agencies having jurisdiction. Fuel storage facilities shall be constructed and/or tanks shall be installed in accordance with the practices recommended by the NFPA (Pamphlet No. 30) and in full compliance with Regulatory Measures.

c. Plans for installation and operation of Fuel storage facilities shall be submitted to the Space Florida and the Fire Department and approval shall be received from Space Florida and the Fire Department prior to installation and operation.

d. All security gates leading into Fuel storage facilities shall remain (be kept) closed, locked, and secured except when actually in use.

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